SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                            (Amendment No. 1)

Filed by the Registrant    [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement (Revised)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Section 240.14a-11(c) or Section 240.14a-12



                           LATSHAW ENTERPRISES, INC.
            (Name of Registrant as Specified in its Charter)

                           James S. Swenson
                         2420 Pershing, Suite 400
                           Kansas City, MO 64108
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14-a(6)(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4)  Proposed maximum aggregate value of transaction:

    *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

Notes:  The Registrant is filing a Revised Rule 13e-3
        Transaction Statement concurrently with the
        Revised Preliminary Proxy Statement. The filing fee of $125.00 will be paid with the filing of the Definitive Proxy Statement.




                           LATSHAW ENTERPRISES, INC.
                            2533 South West Street
                            Wichita, Kansas  67217
                               (316) 942-7266

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               December 14, 1996

       The annual meeting of the stockholders of Latshaw Enterprises, Inc., a Delaware corporation, will be held at the 1st Floor Conference Room, Air World's Ambassador II Building, 11020 Ambassador Drive, Kansas City, Missouri, on Saturday, December 14, 1996, at 11:00 A.M., C.S.T., for the following purposes:

      1. To consider and act upon a proposal to approve an amendment to Article FOURTH of the corporation's Certificate of Incorporation which would effect a 1-for-50 reverse stock split of the corporation's common stock, $2.00 par value per share (the "Common Stock"), and in connection therewith, would reduce the number of authorized shares of Common Stock from 1,500,000 shares to 30,000 shares and increase the par value of the Common Stock from $2.00 per share to $100.00 per share.

           No fractional shares of new Common Stock will be issued in connection with the proposed reverse stock split. Each holder of shares of Common Stock not divisible by 50 as of the effective date of the proposed reverse stock split will, in lieu of receiving fractional shares, have the option to either
           (a) purchase from other stockholders otherwise entitled to fractional shares a sufficient fractional share interest to "round-up" to a full share of Common Stock, to the extent such fractions of shares are available from other stockholders, at a price of $7.50 per share of Common Stock or (b) sell such holder's fractional share interest to other stockholders or to the corporation at the same price.

      2. To consider and act upon a proposal to elect two directors of the corporation as set forth in the accompanying Proxy Statement.

      3. To consider and act upon a proposal to ratify the selection of Ernst & Young as independent auditors for the corporation and its subsidiaries for the present fiscal year.

      4. To consider and transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on November 5, 1996 are entitled to vote at the meeting.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO DATE,
SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. Sending in your Proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

      All stockholders are cordially invited to attend the meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                                      Michael E. Bukaty
                                      President and
                                      Chief Operating Officer

DATE: November 8, 1996
      Wichita, Kansas


                           LATSHAW ENTERPRISES, INC.
                            2533 South West Street
                            Wichita, Kansas  67217

                                                        November 8, 1996
                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Latshaw Enterprises, Inc. (the "Company"), for the annual meeting of stockholders on December 14, 1996.

      If the accompanying Proxy is signed and returned the shares represented by the Proxy will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, they will be voted for (a) the approval of Proposal 1 to amend Article FOURTH of the Company's Certificate of Incorporation to effect a 1-for-50 reverse stock split of the Company's common stock, $2.00 par value per share (the "Common Stock"), and in connection therewith, to reduce the number of authorized shares of Common Stock from 1,500,000 shares to 30,000 shares and increase the par value of the Common Stock from $2.00 per share to $100.00 per share,
(b) the nominees for directors named herein and (c) the ratification of the selection of the independent auditors for the Company.

      A stockholder may revoke his or her Proxy at any time before it is voted by giving to the Secretary of the Company written notice of revocation bearing a later date than the Proxy, by submission of a later-dated Proxy, or by revoking the Proxy and voting in person at the annual meeting of stockholders. Attendance at the annual meeting of stockholders will not in and of itself constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to Mr. David G. Carr, Secretary, Latshaw Enterprises, Inc., 2533 South West Street, Wichita, Kansas 67217.

      A copy of the Company's annual report for the fiscal year ended October 28, 1995 is enclosed herewith. Such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material, except as expressly provided herein.

                                   VOTING

      Stockholders of record at the close of business on November 5, 1996, are entitled to notice of and to vote at the meeting. There were ________ shares of common stock outstanding at the close of business on that date.

      Stockholders are entitled to vote cumulatively for the election of directors, which means that each stockholder is entitled to cast as many votes as shall equal the number of shares held by him times the number of directors to be elected, and such votes may all be cast for a single director or may be distributed among the directors to be elected as the stockholder wishes. Unless otherwise indicated on the Proxy, authority will be granted to the persons named in the Proxy to vote the shares represented by the Proxy cumulatively for the election of directors in accordance with their discretion. Stockholders are entitled to one vote per share on all other matters.

      Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In tabulating the votes cast on proposals presented to stockholders, abstentions are counted and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                             TABLE OF CONTENTS


PROXY STATEMENT                                                            1
VOTING                                                                     1
SUMMARY                                                                    3
       ANNUAL STOCKHOLDERS' MEETING                                        3
       REVERSE STOCK SPLIT                                                 3
                    Proposed Amendment to Certificate of Incorporation     3
                    Exchange of Certificates                               3
                    Fractional Share Program                               4
                    Purposes of the Reverse Stock Split                    4
                    Reasons for the Reverse Stock Split                    4
                    Effects of the Reverse Stock Split                     5
                    Fairness of the Reverse Stock Split                    6
                    Federal Income Tax Consequences                        7
                    Conduct of the Company's Business After
                     the Reverse Stock Split                               7
                    Appraisal Rights                                       7
                    Costs and Financing of the Reverse Stock Split         7
                    Vote Required                                          8
PROPOSED AMENDMENT OF ARTICLE FOURTH OF CERTIFICATE OF
INCORPORATION TO EFFECT REVERSE STOCK SPLIT                                8
SPECIAL FACTORS                                                            9
       Purposes of the Reverse Stock Split                                 9
       Reasons for the Reverse Stock Split                                 9
       Effects of the Reverse Stock Split                                 11
       Fairness of the Reverse Stock Split                                13
       Federal Income Tax Consequences                                    17
       Conduct of the Company's Business After the Reverse Stock Split    18
       Appraisal Rights                                                   19
EXCHANGE OF CERTIFICATES                                                  19
FRACTIONAL SHARE PROGRAM                                                  20
COSTS AND FINANCING OF THE REVERSE STOCK SPLIT                            21
FINANCIAL INFORMATION                                                     21
BOARD OF DIRECTORS DISCRETION                                             22
MARKET FOR COMMON STOCK, DIVIDENDS AND STOCK PURCHASES                    23
VOTE REQUIRED                                                             24
ELECTION OF DIRECTORS                                                     25
SELECTION OF AUDITORS                                                     30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT            30
MANAGEMENT OF THE COMPANY                                                 33
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS                          34
CERTAIN TRANSACTIONS AND RELATIONSHIPS                                    43
STOCKHOLDER PROPOSALS                                                     43
GENERAL                                                                   43
ADDITIONAL INFORMATION                                                    43
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           44
ANNEXES                                                                   45
APPENDICES:
       A. Article FOURTH of the Certificate of Incorporation,
          as currently in effect                                          A-1
       B. Article FOURTH of the Certificate of Incorporation,
          as proposed to be amended                                       B-1




                                 SUMMARY


       The following is a summary of certain information contained in this Proxy Statement. This summary is provided to assist the stockholders in their review of this Proxy Statement. This summary should not be considered complete and is qualified in its entirety by the more detailed information appearing elsewhere herein, incorporated by reference herein and appearing in the Appendices attached hereto.


                       ANNUAL STOCKHOLDERS' MEETING

       The annual meeting of the stockholders of Latshaw Enterprises, Inc., a Delaware corporation, will be held at the First Floor Conference Room, Air World's Ambassador II Building, 11020 Ambassador Drive, Kansas City, Missouri, on December 14, 1996, at 11:00 A.M., C.S.T. The matters to be considered and voted upon at the meeting are (1) an amendment to Article FOURTH of the Company's Certificate of Incorporation which would effect a 1-for-50 reverse stock split ("Reverse Stock Split") of the Company's Common Stock, (2) the election of two directors, (3) the ratification of the selection of Ernst & Young as independent auditors for the Company and
(4) such other business as may properly come before the meeting.


                            REVERSE STOCK SPLIT

Proposed Amendment to Certificate of Incorporation

       The Board of Directors of the Company has unanimously adopted, declared advisable and directed to be submitted to a vote of the stockholders a proposed amendment to Article FOURTH of the Company's Certificate of Incorporation to effect a 1-for-50 reverse stock split of the Company's Common Stock, and in connection therewith, to reduce the authorized shares of Common Stock from 1,500,000 shares to 30,000 shares and to increase the par value of the Common Stock from $2.00 per share to $100.00 per share. The amendment provides that upon its effective date, the number of outstanding shares of Common Stock of the Company shall be reduced so that each fifty (50) shares of Common Stock issued and outstanding ("Existing Common Stock") will be automatically reclassified, combined and converted into one (1) share of Common Stock of the par value of One Hundred Dollars ($100.00) per share ("New Common Stock").

Exchange of Certificates

       Following the Reverse Stock Split, if approved, stockholders who own 50 shares of Existing Common Stock or a multiple thereof, will receive one share of New Common Stock for each 50 shares of Existing Common Stock, and stockholders who do not own a multiple of 50 shares of Existing Common Stock will be entitled to participate in the Fractional Share Program described below in lieu of receiving certificates for fractional shares of New Common Stock. After the Reverse Stock Split is effected, transmittal instructions will be mailed to stockholders with respect to the exchange of certificates and participation in the Fractional Share Program. See "Exchange of Certificates."

Fractional Share Program

       No fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Each holder of shares of Existing Common Stock not divisible by 50 as of the effective date of the Reverse Stock Split will, in lieu of receiving fractional shares, have the option for 60 days after such effective date to either (a) purchase from other stockholders otherwise entitled to fractional shares a sufficient fractional share interest to "round-up" to a full share of New Common
Stock, to the extent such fractions of shares are available from other stockholders, at a price of $7.50 per share of Existing Common Stock or
(b) sell such holder's fractional share interest to other stockholders or to the Company at the same price (the "Fractional Share Program"). Unless and until a stockholder purchases a fractional share interest to round up to a full share of New Common Stock, such holder shall have no further interest as a stockholder in respect of such fractional shares.

       If stockholders wish to purchase more fractional share interests than those which have been offered for sale and not rounded up by other stockholders, the desire of some stockholders to purchase additional fractional share interests will not be met. The Exchange Agent (as defined hereinbelow) will, on a first-come, first-served basis, in order of receipt, match the transmittal forms of stockholders wishing to purchase fractional share interests with those of stockholders wishing to sell their fractional share interests. It is in the interests of stockholders who wish to purchase fractional interests to execute and return the transmittal form to the Exchange Agent at the earliest practicable date after receipt of such form by the stockholders after the effective date of the Reverse Stock Split. See "Fractional Share
Program."

Purposes of the Reverse Stock Split

       The purposes of the Reverse Stock Split are (a) to reduce the number of stockholders of record of the Company to less than 300 persons in order to terminate the registration of the Company's Common Stock under the Securities Exchange Act of 1934 (the "1934 Act"), (b) to reduce the number of small stockholder accounts administered by the Company and (c) to allow holders of fewer than 50 shares a means of selling their shares without incurring disproportionately high brokerage and other costs. See "Special Factors - Purposes of the Reverse Stock Split".

Reasons for the Reverse Stock Split

       The Board of Directors decided to propose the Reverse Stock Split in order to (a) reduce administrative costs incurred by the Company in connection with the continued registration of the Company's Common Stock under the 1934 Act, (b) reduce administrative costs incurred by the Company in connection with the maintenance of small stockholder accounts and
(c) allow small stockholders to liquidate their shares easily.

       The Board of Directors first considered the appropriateness and desirability of various courses of action to reduce the administrative costs of the Company in 1994. At that time, for the reasons set forth above, the Board of Directors approved an amendment to Article FOURTH which is substantially the same as the current proposed amendment to Article FOURTH. Before the Board submitted the proposed amendment to the stockholders at the 1994 annual meeting of stockholders of the Company, a large institutional investor which had been a long-term stockholder of the Company informed the Board that it objected to the proposed amendment to Article FOURTH and the termination of the registration of the Common Stock under the 1934 Act. The Board of Directors decided to table the proposed amendment of Article FOURTH for reconsideration at a later time.

       In a series of transactions in June and July, 1996, John Latshaw acquired all of the shares of Common Stock held by the stockholder. The transactions were effected on the open market through an independent broker, and were unsolicited by Mr. Latshaw. The Board of Directors decided that because the objecting stockholder had sold all of its shares, it was an appropriate time to again consider a reverse stock split and other possible courses of action to reduce the administrative costs of the Company. The Board of Directors again determined that a 1-for-50 reverse stock split was in the best interests of the Company and its stockholders, for the reasons set forth above. See "Special Factors - Reasons for the Reverse Stock Split."

Effects of the Reverse Stock Split

       The Company expects that as a result of the Reverse Stock Split, the number of stockholders of record of the Company will be reduced from approximately 429 stockholders to approximately 155 - 241 stockholders, depending upon the number of stockholders otherwise entitled to fractional shares in the Reverse Stock Split who elect and are able to "round-up" to a full share of New Common Stock.

       Shares of Common Stock are currently registered under the 1934 Act. Such registration may be terminated upon application by the Company to the Securities and Exchange Commission if there are fewer than 300 holders of record of Common Stock. After the Reverse Stock Split is effected, the Company intends to terminate registration of the Common Stock under the 1934 Act. Termination of registration would substantially reduce the information required to be furnished by the Company to its stockholders and to the Securities and Exchange Commission and would make certain provisions of the 1934 Act no longer applicable to the Company and officers and directors of the Company.

       The Company's Common Stock is currently traded in the over-the-counter market. There are presently two market makers in the Company's Common Stock. There is no assurance that the market makers in the Common Stock will continue to act in that capacity now or in the future, including after the Reverse Stock Split or after the Company terminates the registration of its Common Stock. Upon termination of the registration of the Common Stock under the 1934 Act, the reduction in public information concerning the Company and the termination of the Company's status as a reporting company may adversely affect the liquidity and market value of the Common Stock. In addition, the increase in the per share price of the Common Stock and the decrease in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split may also adversely affect the liquidity and market value of the Common Stock.

       Following the Reverse Stock Split, holders of fewer than 50 shares of Existing Common Stock will cease to be stockholders or have any interest in the equity or future prospects of the Company, unless such stockholders "round-up" to a full share of New Common Stock.

       The Company estimates that the Reverse Stock Split will reduce the number of shares of Existing Common Stock of the Company by up to 4,320 shares (less than 1% of outstanding shares) at a cost to the Company (including expenses) of $35,000 - $67,400, depending upon the number of stockholders otherwise entitled to fractions of shares who elect to round-up to a whole share of New Common Stock. The Company estimates that termination of the registration of the Common Stock under the 1934 Act will save the Company approximately $75,000 per year in legal, accounting and other expenses.

       With respect to unaffiliated stockholders of the Company, upon termination of the registration of the Common Stock under the 1934 Act, the information required to be furnished by the Company to its stockholders and to the Securities and Exchange Commission will be substantially reduced and certain provisions of the 1934 Act will no longer be applicable to the Company, which may adversely affect such unaffiliated stockholders. The liquidity and market value of the shares of Common Stock held by unaffiliated stockholders may be adversely affected by the Reverse Stock Split and by the termination of the registration of the Common Stock under the 1934 Act.

       With respect to executive officers, directors and other affiliates of the Company, in the event the registration of the Common Stock is terminated under the 1934 Act: (a) executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the 1934 Act, including without limitation the short-swing profit provisions of the Section 16, (b) executive officers, directors and other affiliates of the Company may be deprived of the ability to dispose of shares of Common Stock pursuant to Rule 144, as amended and (c) executive officers exercising stock options under the 1987 Employee Stock Benefit Plan would no longer receive shares registered under the Securities Act of 1933.

       The amendment to Article FOURTH will reduce the number of authorized shares of Common Stock from 1,500,000 shares to 30,000 shares and increase the par value thereof from $2.00 to $100.00 per share. With the exception of the number of authorized shares and the par value thereof, the terms of the Common Stock before and after the Reverse Stock Split will remain the same. The number of authorized shares of Class C Common Stock and authorized shares of Preferred Stock will not be reduced by the amendment of Article FOURTH. Consequently, the Reverse Stock Split will increase the potential dilution of the voting rights and equity interests of holders of Common Stock upon any future issuance of Class C Common Stock or Preferred Stock. See "Special Factors - Effects of the Reverse Stock Split."

Fairness of the Reverse Stock Split.

       The Board of Directors of the Company believes that the Reverse Stock Split, including the price per share of Existing Common Stock to be paid to stockholders otherwise entitled to fractional shares of New Common
Stock, is fair to such stockholders and to the remaining stockholders of the Company.

       The Company did not obtain an independent fairness opinion in connection with the proposed Reverse Stock Split. The Company's book value per share exceeds by a substantial amount the price per share at which stockholders otherwise entitled to fractional shares of New Common Stock may "round-up" to a full share of New Common Stock or sell such holders' fractional share interests to other stockholders or to the Company. As discussed below, the Board decided that a market-based valuation was appropriate in setting the price because stockholders would have the right to sell shares or to buy shares, to the extent fractions of shares were available, and that net book value, liquidation value and going concern value were not relevant to such a valuation. See "Special Factors - Fairness of the Reverse Stock Split" and "Financial Information."

Federal Income Tax Consequences

       THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS BASED ON CURRENT LAW AND IS INCLUDED FOR GENERAL
INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

       The receipt of New Common Stock in exchange for Existing Common Stock will not result in recognition of gain or loss to the stockholder. The receipt of cash by a stockholder in lieu of fractions of shares pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. Any cash paid to round-up a fractional share interest will generally be treated as a purchase and such amount will be added to the basis of the fractional share. See "Special Factors - Federal Income Tax Consequences."

Conduct of the Company's Business After the Reverse Stock Split

       The Company expects its business and operations to continue as they are currently being conducted and the Reverse Stock Split as such is not anticipated to have any effect upon the conduct of such business. See "Special Factors - Conduct of the Company's Business After the Reverse Stock Split".

Appraisal Rights

       Pursuant to the Delaware General Corporation Law, there will be no appraisal rights for dissenting stockholders if the Reverse Stock Split is approved. See "Special Factors - Appraisal Rights."

Costs and Financing of the Reverse Stock Split

       The Company will pay total consideration of up to $32,400 for the purchase of fractional share interests in the Reverse Stock Split, depending upon the number of stockholders otherwise entitled to fractions of shares who elect to round-up to a full share of New Common Stock. In addition, the Company will incur additional transactional expenses of approximately $35,000, which includes the normal costs of preparing and mailing proxy materials and conducting the annual meeting of stockholders. The Company intends to finance this transaction from current working capital. See "Costs and Financing of the Reverse Stock Split."

Vote Required

       Approval of the Reverse Stock Split requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon. The officers and directors of the Company currently own and have the right to vote in the aggregate 180,450 shares of Common Stock which are entitled to be voted on the proposed Reverse Stock Split and which constitute approximately 36.3% of the outstanding Common Stock, and have indicated to the Board that they recommend and intend to vote such shares in favor of the proposed Reverse Stock Split. Con-Lib Holding Company owns 88,000 shares of Common Stock, or approximately 17.7% of the outstanding Common Stock, and Gerard J.
Mos III, the General Manager of Con-Lib Holding Company, has informed the Board that he intends to vote such shares in favor of the Reverse Stock Split. Under the terms of the Company's Employee Stock Ownership Plan and Trust, the ESOT Administrative Committee of the Board of Directors has the sole power to instruct the Trustee of the Trust with respect to the voting of approximately 40,400 shares held by the Trust, or 8.1% of the outstanding shares of the Common Stock. The members of the ESOT Administrative Committee are David M. Pangrac, Chairman and L. Chandler Smith, both of whom are directors of the Company. The ESOT Administrative Committee and the Trustee have informed the Board that they intend to abstain from voting such shares, with the result that participants in the ESOT will be able to instruct the Trustee as to how to vote such shares. Participants in the ESOT currently have the right to instruct the Trustee as to how to vote the remaining 58,201 shares held by the ESOT. See "Security Ownership of Certain Beneficial Owners and Management" and "Vote Required."


                               PROPOSAL 1

                 PROPOSED AMENDMENT OF ARTICLE FOURTH OF
       CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

       The Board of Directors of the Company has unanimously adopted, declared advisable and directed to be submitted to a vote of the stockholders a proposed amendment to Article FOURTH of the Company's Certificate of Incorporation to effect a 1-for-50 reverse split of the Company's Common Stock, and in connection therewith, to reduce the authorized shares of Common Stock from 1,500,000 shares to 30,000 shares and to increase the par value of the Common Stock from $2.00 per share to $100.00 per share. The amendment provides that upon its effective date, the number of outstanding shares of Common Stock of the Company shall be reduced so that each fifty (50) shares of Existing Common Stock issued and outstanding will be automatically reclassified, combined, and converted into one (1) share of New Common Stock of the par value of One Hundred Dollars ($100.00) per share. Article FOURTH of the Certificate of Incorporation as it currently exists, and the proposed new Article FOURTH of the Certificate of Incorporation, are attached to this Proxy Statement as Appendix A and Appendix B, respectively, and are incorporated herein by reference. The proposed amendment to Article FOURTH also changes all references to "Common Stock" in Article FOURTH to "Class A Common Stock". This amendment is intended to eliminate any possible confusion between the Common Stock and "Class C Common Stock", which is the other class of common stock currently authorized in Article FOURTH. In connection with the proposed Reverse Stock Split, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the Securities and Exchange Commission.

       If it is approved by the stockholders, the Reverse Stock Split, including the reduction in the number of shares of authorized Common Stock, will be accomplished by the filing of an amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board of Directors reserves the right to abandon the Reverse Stock Split if it determines that it is in the best interests of the Company and the stockholders to do so. See "Board of Directors Discretion". The Company plans to file the amendment as soon as practicable if the amendment is approved at the annual meeting of stockholders or at any adjournment. Under the Delaware General Corporation Law, the amendment to the Certificate will become effective on the date of filing, unless the Company specifies otherwise (such date of filing being referred to hereinafter as the "Effective Date").

       Following the Reverse Stock Split, if approved, stockholders who own 50 shares of Existing Common Stock or a multiple thereof, will receive one share of New Common Stock for each 50 shares of Existing Common Stock when sent in for exchange, and stockholders who do not own a multiple of 50 shares of Existing Common Stock will be entitled to participate in the Fractional Share Program described hereinbelow in lieu of receiving certificates for fractional shares of New Common Stock. See "Exchange of Certificates" and "Fractional Share Program."


                            SPECIAL FACTORS

Purposes of the Reverse Stock Split

       The purposes of the Reverse Stock Split are (a) to reduce the number of stockholders of record of the Company to less than 300 persons in order to terminate the registration of the Company's Common Stock under the 1934 Act, (b) to reduce the number of small stockholder accounts administered by the Company and (c) to allow holders of fewer than 50 shares a means of selling their shares without incurring disproportionately high brokerage and other costs.

Reasons for the Reverse Stock Split

       The Board of Directors decided to propose the Reverse Stock Split in order to (a) reduce administrative costs incurred by the Company in connection with the continued registration of the Company's Common Stock under the 1934 Act, (b) reduce administrative costs incurred by the Company in connection with the maintenance of small stockholder accounts and
(c) allow small stockholders to liquidate their shares easily.

       As of June 28, 1996, there were 429 stockholders of record of the Company. On such date, 274 of such stockholders owned fewer than 50 shares of Common Stock. Although holders of fewer than 50 shares constitute 63.9% of the stockholders of record of the Company, such stockholders own less than 1% of the outstanding shares of Common Stock. Of these, there are 173 stockholders of record who own ten or fewer shares. These stockholders have little economic interest in the Company.

       The Company must incur significant general and administrative costs related to its status as a public reporting company under the federal securities laws. These costs include legal and accounting expenses involved in the preparation of the annual report and other periodic reports filed with the Securities and Exchange Commission and the costs of printing and mailing proxy materials and annual and quarterly reports to stockholders. In addition, the Company incurs indirect costs as a result of, among other things, the executive time expended to prepare and review such filings. The Board of Directors believes that the Company will save approximately $75,000 per year in reduced administrative costs as a result of the termination of the registration of the Common Stock under the 1934 Act and the reduction in the number of small stockholder accounts.

       The Company also believes that holders of fewer than 50 shares may be deterred from selling their shares in the public market because of disproportionately high brokerage and other costs which such stockholders would incur in selling such shares. The Reverse Stock Split offers stockholders owning less than 50 shares an economical way of disposing of their shares.

       The Board of Directors first considered the appropriateness and desirability of various courses of action to reduce the administrative costs of the Company in 1994. At that time, for the reasons set forth above, the Board of Directors approved an amendment to Article FOURTH of the Certificate of Incorporation in order to effect a 1-for-50 reverse stock split of the Common Stock. The proposed amendment was substantially the same as the current proposed amendment to Article FOURTH. The other provisions of that proposed reverse stock split, including the fractional share program, were substantially the same as the provisions of the currently proposed Reverse Stock Split, except that price at which holders of fractions of shares could buy or sell fractions of shares in that fractional share program was $7.00 per share. Before the Board submitted the proposed amendment to the stockholders at the 1994 annual meeting of stockholders of the Company, a large institutional investor which had been a long-term stockholder of the Company informed the Board that it objected to the proposed amendment to Article FOURTH and the termination of the registration of the Common Stock under the 1934 Act. The Board of Directors decided to table the proposed amendment of Article FOURTH for reconsideration at a later time.

       In a series of transactions in June and July, 1996, John Latshaw acquired all of the shares of Common Stock held by the stockholder. The transactions were effected on the open market through an independent broker, and were unsolicited by Mr. Latshaw. The Board of Directors decided that because the objecting stockholder had sold all of its shares, it was an appropriate time to again consider a reverse stock split and other possible courses of action to reduce the administrative costs of the Company. The Board of Directors again determined that a 1-for-50 reverse stock split was in the best interests of the Company and its stockholders, for the reasons set forth above.

Effects of the Reverse Stock Split

       (1) Reduction in Number of Stockholders. The Company expects that as a result of the Reverse Stock Split, the number of stockholders of record of the Company will be reduced from approximately 429 stockholders to approximately 155 - 241 stockholders, depending upon the number of stockholders otherwise entitled to fractional shares in the Reverse Stock Split who elect to "round-up" to a full share of New Common Stock.

       (2) Termination of Exchange Act Registration. Shares of Existing Common Stock are currently registered under the 1934 Act. Such registration may be terminated upon application by the Company to the Securities and Exchange Commission if there are fewer than 300 holders of record of Common Stock. The Board of Directors intends to terminate the registration of the Common Stock under the 1934 Act as soon as practicable after the Reverse Stock Split is effected. Termination of registration of shares of Common Stock would substantially reduce the information required to be furnished by the Company to its stockholders and to the Securities and Exchange Commission and would make certain provisions of the 1934 Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with stockholders' meetings pursuant to Section 14(a), and the requirements of Rule 13e-3 with respect to "going private" transactions, no longer applicable to the Company. Furthermore, affiliates of the Company may be deprived of the ability to dispose of shares of Common Stock pursuant to Rule 144, as amended.

       (3) Effects on Market for Shares. The Company's Common Stock is currently traded in the over-the-counter market. There are presently two market makers in the Company's Common Stock. Neither of the market makers is bound by any agreement to continue as a market maker for the Company's Common Stock under any circumstances, and each market maker may discontinue acting as a market maker at any time at its pleasure. Thus, there can be no assurance that the market makers will continue to act in that capacity now or in the future, including after the Reverse Stock Split or after the Company terminates the registration of its Common Stock. Even if the market makers in the Common Stock continue to act as such after the Reverse Stock Split or after the Company terminates the registration of its Common Stock, the reduction in public information concerning the Company and the termination of the Company's status as a reporting company may adversely affect the liquidity and market value of the Common Stock. In addition, the increase in the per share price of the Common Stock and the decrease in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split may also adversely affect the liquidity and market value of the Common Stock.

       (4) Effect on Holders of Less than 50 Shares of Existing Common Stock. Following the Reverse Stock Split, holders of fewer than 50 shares of Existing Common Stock will receive payment for their shares and will cease to be stockholders or have any further interest in the equity or future prospects of the Company unless and until such stockholders "round-up" to a full share of New Common Stock. Such stockholders who do not or cannot round-up to a full share of New Common Stock will not participate in the possible future growth and prosperity of the Company.

       (5) Effects on the Company. The Company estimates that the Reverse Stock Split will reduce the number of shares of Existing Common Stock of the Company by up to 4,320 shares (less than 1% of outstanding shares) at a cost to the Company (including expenses) of $35,000 - $67,400, depending upon the number of stockholders otherwise entitled to fractions of shares who elect to round-up to a whole share of New Common Stock. The Reverse Stock Split will also reduce the number of stockholders of the Company.
See "Effects of the Reverse Stock Split -- Reduction in Number of Stockholders." Termination of registration of shares of Common Stock would substantially reduce the information required to be furnished by the Company to its stockholders and to the Securities and Exchange Commission and would make certain provisions of the 1934 Act no longer applicable to the Company. See "Effects of the Reverse Stock Split -- Termination of Exchange Act Registration." The liquidity and market value of the shares of Common Stock of the Company may be adversely affected by the Reverse Stock Split and by termination of the registration of the Common Stock under the 1934 Act. See "Effects of the Reverse Stock Split -- Effects on Market for Shares." The Reverse Stock Split will also change the capital structure of the Company. See "Effects of the Reverse Stock Split --
Effect on the Authorized Stock and Outstanding Common Stock."  The
Company estimates that termination of the registration of the Common Stock under the 1934 Act will save the Company approximately $75,000 per year in legal, accounting and other expenses.

       (6) Effect on Unaffiliated Stockholders. Termination of registration of shares of Common Stock would substantially reduce the information required to be furnished by the Company to its stockholders and to the Securities and Exchange Commission and would make certain provisions of the 1934 Act no longer applicable to the Company, which may adversely affect unaffiliated stockholders. See "Effects of the Reverse Stock Split -- Termination of Exchange Act Registration." The liquidity and market value of the shares of Common Stock held by unaffiliated stockholders may be adversely affected by the Reverse Stock Split and by termination of the registration of the Common Stock under the 1934 Act. See "Effects of the Reverse Stock Split -- Effect on Market for Shares." The Reverse Stock Split will also change the capital structure of the Company. See "Effects of the Reverse Stock Split -- Effect on the Authorized Stock and Outstanding Common Stock."

       (7) Effect on Affiliates of the Company. Following the Reverse Stock Split, executive officers, directors and other affiliates of the Company holding fewer than 50 shares of Existing Common Stock will participate in the Fractional Share Program on the same basis as other holders of fewer than 50 shares. Executive officers, directors and other affiliates holding 50 or more shares will receive shares of New Common Stock and, if applicable, participate in the Fractional Share Program on the same basis as unaffiliated stockholders. In the event the registration of the Common Stock is terminated under the 1934 Act:
(a) executive officers, directors and other affiliates would no longer be subject to any of the reporting requirements and restrictions of the 1934 Act, including without limitation the short-swing profit provisions of the
Section 16, (b) executive officers, directors and other affiliates of the Company may be deprived of the ability to dispose of shares of Common Stock pursuant to Rule 144, as amended and (c) executive officers exercising stock options under the 1987 Employee Stock Benefit Plan would no longer receive shares registered under the Securities Act of 1933. See "Effects of the Reverse Stock Split -- Termination of Exchange Act Registration."

       (8) Effect on Authorized Stock and Outstanding Common Stock. The amendment to Article FOURTH will reduce the number of authorized shares of Common Stock from 1,500,000 shares to 30,000 shares and increase the par value thereof from $2.00 to $100.00 per share. The number of authorized shares of Class C Common Stock (1,000,000) and authorized shares of Preferred Stock (500,000) will not be reduced by the amendment of Article FOURTH. There are no shares of Class C Common Stock or Preferred Stock currently issued or outstanding. Because the number of authorized shares of Class C Common Stock and Preferred Stock will not be reduced in the Reverse Stock Split, the Reverse Stock Split will increase the potential dilution of the voting rights and equity interests of holders of Common Stock upon any future issuance of Class C Common Stock or Preferred Stock. The voting power of authorized Common Stock will be reduced in the Reverse Stock Split to 30,000 shares with one vote per share, while the authorized Class C Common Stock will remain at 1,000,000 shares with 50 votes per share and the authorized Preferred Stock will remain at 500,000 shares.
The Reverse Stock Split is not intended to change the proportionate equity interests of the Company's existing stockholders; however, some incidental change can be expected to occur in connection with the elimination of fractional shares. Any increase which does occur in any stockholder's proportionate equity interest as a result of the Reverse Stock Split is not expected to exceed 1% of outstanding shares. The Company's stated capital, which is calculated by multiplying the par value per share of Common Stock by the number of shares of Common Stock outstanding, will remain the same except for a less than 1% decrease that may result from the repurchase by the Company of fractional shares. With the exception of the number of authorized shares and the par value thereof, the terms of the Common Stock before and after the Reverse Stock Split will remain the same.

       (9) Adjustment of Debentures and Employee Stock Options. If the Reverse Stock Split is effected, the conversion price of the Variable Interest Rate Convertible Subordinated Debentures due 2022 will be appropriately adjusted, and the Pension and Compensation Committee of the Board of Directors will take such action as it deems necessary to make equitable adjustments to any outstanding employee stock options.

Fairness of the Reverse Stock Split.

       The Board of Directors of the Company believes that the Reverse Stock Split, including the price per share of Existing Common Stock to be paid to stockholders otherwise entitled to fractional shares of New Common
Stock, is fair to such stockholders and to the remaining stockholders of the Company. In deciding upon the fairness of the Reverse Stock Split, the Board of Directors of the Company gave consideration to numerous factors, including those described below and the reasons for the Reverse Stock Split set forth in "Reasons for the Reverse Stock Split" above.

       The Board considered a number of factors in determining whether it was in the best interests of the Company and its stockholders to undertake a transaction to reduce the number of stockholders to less than 300 persons in order to terminate the registration of its Common Stock under the 1934 Act. The Board of Directors reviewed and discussed with management of the Company materials which had been prepared by management and previously distributed to the Board relating to cost savings to be achieved by terminating the registration of the Common Stock. The Board of Directors determined that cost savings of approximately $75,000 per year could be achieved if the Company terminated the registration. The Board of Directors also considered the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the Common Stock under the 1934 Act. The Board of Directors considered the effect that terminating the registration of the Common Stock might have on the market for the Common Stock and the ability of stockholders to buy and sell shares. The Board of Directors determined that the cost savings and reduced burden on management to be achieved by terminating registration of the Common Stock under the 1934 Act outweighed any potential detriment from termination of registration.

       The Board of Directors considered several different transactions to accomplish the reduction in the number of stockholders to less than 300 persons. The Board of Directors considered a tender offer to all stockholders other than management and members of the Board of Directors. The Board of Directors determined that the Company would have to incur an unacceptably high amount of additional debt in order to effect a tender offer to all stockholders other than management and members of the Board of Directors. The Board discussed the relative merits of an odd-lot tender offer and the Reverse Stock Split. The Board of Directors considered with respect to the Reverse Stock Split whether stockholders otherwise entitled to fractions of shares should be given the opportunity to round-up to a full share of New Common Stock, to the extent fractions of shares were available, so that such stockholders could remain stockholders of the Company if they so desired. The Board of Directors decided that the Reverse Stock Split would be preferable to an odd-lot tender offer because it was certain to significantly reduce the number of small stockholder accounts and was certain to reduce the number of stockholders of record to less than 300 persons. The Board of Directors also decided that the Reverse Stock Split should include a round-up feature to permit stockholders to remain stockholders of the Company if they so desired, to the extent fractions of shares were available.

       In considering the price to be paid to stockholders otherwise entitled to fractional shares of New Common Stock in the Reverse Stock Split, the Board reviewed and discussed with management materials which management had prepared and previously distributed to the Board regarding the valuation of shares of Existing Common Stock. The materials prepared by management included (i) the Company's audited financial statements for fiscal year 1995, (ii) the Company's Form 10-Q for the second quarter of fiscal year 1996, (iii) a listing of bid prices for the Common Stock for fiscal years 1994 and 1995 and the first three quarters of 1996, (iv) a summary of stock repurchases by the Company for fiscal years 1990 - 1995 and the first two quarters of fiscal year 1996, and (v) an internal forecast of operating results for fiscal year 1996.

       The internal forecast of operating results for fiscal year 1996 prepared by management contained the following projections for the Company and its subsidiaries on a consolidated basis for fiscal year 1996: operating revenues of $43,764,000, net profit of $1,326,000, earnings per share (primary) of $2.57 per share and earnings per share (fully diluted) of $1.45 per share. The number of shares used in the calculation of the forecast of earnings per share (primary) was 515,000 shares and the number of shares used in the calculation of earnings per share (fully diluted) was 1,015,000 shares. For a description of the calculation of per share results on a primary versus a fully diluted basis, see Exhibit 11, "Primary and Fully Diluted Net Income per Common Share Computation," contained on page 23 of the Company's 1995 Annual Report to Stockholders included as an Annex to this Proxy Statement, Exhibit 11 to the Company's Quarterly Report on Form 10-Q for the quarter ended February 3, 1996 included as an Annex to this Proxy Statement, Exhibit 11 to the Company's Quarterly Report on Form 10-Q for the quarter ended May 4, 1996 included as an Annex to this Proxy Statement and Exhibit 11 to the Company's Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended August 3, 1996 included as an Annex to this Proxy Statement. The internal forecast as disclosed herein is a forward-looking statement. The internal forecast was based upon assumptions that are inherently subject to significant economic, competitive, legislative, and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. There can be no assurance that the forecast will be realized, and actual results may be higher or lower than those shown.

       The Board of Directors decided that the most appropriate valuation methods for valuing the shares of Existing Common Stock for purposes of the Reverse Stock Split were (a) current market prices, (b) recent historical market prices, (c) prices paid in recent stock repurchases by the Company and (d) the prices at which shares had recently been purchased by a member of the Board of Directors from a large institutional investor which had been a long-term stockholder of the Company. The Board of Directors decided that a market-based valuation of the Common Stock was appropriate because stockholders would have the right to sell shares or to buy shares, to the extent fractions of shares were available. The Board of Directors determined that net book value, liquidation value and going concern value were not relevant to such a valuation, because only a market-based valuation would be appropriate in connection with the Fractional Share Program. The Board of Directors decided that holders of fractions of shares wishing to round-up and remain stockholders of the Company would be discouraged from doing so if a valuation other than a market-based valuation was used. In addition, the Board determined that the cost of determining liquidation value and going concern value with any degree of accuracy would be prohibitively high given the small number of shares involved in the transaction. See "Financial Information".

       The Board of Directors considered recent historical market prices and current market prices of the Common Stock. The Board reviewed high and low bid prices for the Common Stock for the first three quarters of fiscal year 1996, which ranged from $6.00 to $7.50 per share. See "Market for Common Stock, Repurchases and Dividends". The current market price of the Common Stock as quoted by the primary market maker for the Company was $7.50 bid and $8.50 asked. The Board considered recent repurchases made by the Company. The Company purchased 3,635 shares during the first two quarters of fiscal year 1996 at an average price of $6.60 per share. The Board of Directors also considered the prices at which a member of the Board of Directors, John Latshaw, had recently purchased shares on the open market from a large institutional investor which had been a long-term stockholder of the Company. Mr. Latshaw purchased 56,100 shares of Common Stock at an average price of $7.38 per share from the stockholder in a series of unsolicited transactions on the open market. After consideration of all of this information, the Board of Directors determined that a fair price per share of Existing Common Stock to be paid for fractions of shares was $7.50 per share, and that stockholders otherwise entitled to fractional shares of New Common Stock would be given the right to round-up to a full share of New Common Stock, to the extent fractional shares are available, at the same price.

       The Board of Directors believes that the proposed Reverse Stock Split is in the best interests of the Company and its stockholders because it will reduce administrative costs and provide small stockholders with an economical way to dispose of their shares. The Board believes that the price to be paid for fractional shares is fair, based upon the following factors: (a) the price equals the current bid price of $7.50 per share,
(b) the price exceeds the average purchase price per share of $7.38 at which John Latshaw acquired 56,100 shares from a large institutional investor which had been a long-term stockholder of the Company, (c) the price equals the highest bid price of the Common Stock during the first three quarters of 1996 and is well within the range of high and low bid prices of $7.00 to $8.50 per share for fiscal year 1995 and $6.00 to $8.50 per share for fiscal year 1994, (d) the price exceeds the average price of $6.60 per share at which the Company repurchased 3,635 shares during the first two quarters of 1996, is slightly less than the average price of $7.64 per share at which the Company repurchased 3,700 shares during fiscal year 1995 and exceeds the average price of $7.22 per share at which the Company repurchased 3,831 shares during fiscal year 1994,
(e) stockholders would be given an opportunity to round-up to a full share of New Common Stock at a price of $7.50 per share of Existing Common
Stock, to the extent fractions of shares are available and
(f) stockholders otherwise entitled to fractions of shares would save brokerage and other costs in disposing of their fractional share interests or in rounding up to a full share. Except as specifically stated above, the Board did not assign relative weights to the factors listed above which were considered in approving the transaction or in setting the price. At August 3, 1996, the net book value per common share (Primary) was $23.71 and the net book value per common share (Fully Diluted) was $12.33. For a description of the calculation of net book value per share on a primary versus fully diluted basis, see "Financial Information." Although the Board determined that net book value was not relevant in determining the price to be paid for fractional shares, and net book value per share exceeds such price by a substantial amount, the Board believes that the price to be paid for fractional shares is fair for the reasons set forth above. See "Financial Information."

       The transaction is not structured so that approval of at least a majority of unaffiliated stockholders is required. No independent committee of the Board of Directors has reviewed the fairness of the Reverse Stock Split. No unaffiliated representative acting solely on behalf of the stockholders for the purpose of negotiating the terms of the Reverse Stock Split or preparing a report covering the fairness of the Reverse Stock Split was retained by the Company or by a majority of directors who are not employees of the Company. The Company did not obtain any report, opinion or appraisal from an outside party relating to the consideration or the fairness of the consideration to be offered to stockholders or the fairness of the Reverse Stock Split to the Company and its unaffiliated stockholders. The Board determined that the cost of obtaining a fairness opinion would be prohibitively high given the small number of shares involved in the transaction. The Reverse Stock Split involves the purchase and sale of approximately 4,320 shares of Common Stock at $7.50 per share, for a total purchase price of $32,400. The Board obtained a cost estimate from an investment banking firm for a fairness opinion in connection with the Reverse Stock Split of $80,000 to $100,000, plus expenses. The Board of Directors believes that the transaction is fair notwithstanding the absence of such a committee, representative or appraisal. The Board believes that the transaction is procedurally fair because after consideration of all aspects of the proposed transaction as described above, all of the directors, including the directors who are not employees of the Company, approved the Reverse Stock Split.

Federal Income Tax Consequences

       THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES. THIS DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY.
NO OPINION OF COUNSEL OR RULING FROM THE INTERNAL REVENUE SERVICE HAS
BEEN SOUGHT OR OBTAINED WITH RESPECT TO THE FEDERAL, STATE OR LOCAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. BECAUSE OF THE COMPLEXITY OF THE INTERNAL REVENUE CODE AND BECAUSE TAX CONSEQUENCES MAY VARY DEPENDING ON THE PARTICULAR FACTS RELATING TO EACH STOCKHOLDER, STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

       The proposed Reverse Stock Split will not be a taxable transaction to the Company as the transaction qualifies for nonrecognition treatment under the Internal Revenue Code of 1986, as amended (the "Code").

       The receipt of New Common Stock in exchange for Existing Common Stock will not result in the recognition of gain or loss by a stockholder in the New Common Stock, and the stockholder's adjusted tax basis will be the same as the stockholder's adjusted tax basis in the Existing Common Stock. The receipt of cash by a stockholder in exchange for Existing Common
Stock, however, will be a taxable transaction for federal income tax purposes.

       A stockholder owning fewer than 50 shares who does not "round-up" to a full share of New Common Stock will receive only cash in the transaction. This receipt of cash will generally result in the recognition of gain or loss equal to the difference between the cash received and the stockholder's adjusted tax basis in the surrendered
Common Stock. Assuming the Existing Common Stock is held as a capital asset, the gain or loss recognized will be capital gain or loss, which will be long-term capital gain or loss if the stockholder's holding period for the Common Stock exceeds one year.

       A stockholder who owns 50 or more shares of Existing Common Stock, but who does not hold a number of shares of Existing Common Stock that is evenly divisible by 50 and does not "round-up" will receive both shares of New Common Stock and cash in lieu of fractional shares of New Common Stock. The federal income tax treatment of the cash received will be the same as described above, unless it is determined that the Reverse Stock Split has the "effect of the distribution of a dividend" under the Code (taking into account the constructive ownership rules). If it is determined that the Reverse Stock Split has such an effect, the cash received in lieu of fractional shares of New Common Stock will be treated as a dividend to the extent of the stockholder's ratable share of the Company's undistributed earnings and profits, and the balance of the cash will be treated as received in exchange for property. Taxable gain or loss will be realized on this exchange for property in an amount equal to the difference between the portion of the cash not treated as a dividend and the stockholder's adjusted tax basis in the Common Stock exchanged for cash. The Code provisions that dictate whether the cash received will have the "effect of the distribution of a dividend" are complex and are beyond the scope of this discussion.

       In the event a stockholder decides to "round-up" a fractional share interest, the amount paid to accomplish the "round-up" will generally be added to the stockholder's tax basis in the fractional shares.

       Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Exchange Agent (as defined below) in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. See "Exchange of Certificates" and "Fractional Share Program." The letter of transmittal will require each stockholder to deliver such information when the Existing Common Stock certificates are surrendered following the Effective Date. Failure to provide such information may result in backup withholding.

Conduct of the Company's Business After the Reverse Stock Split

       The Company expects its business and operations to continue as they are currently being conducted and the Reverse Stock Split is not anticipated to have any effect upon the conduct of such business. Upon termination of the registration of the Common Stock under the 1934 Act, the Company will thereafter cease the filing of periodic reports, proxy statements and other reports and documents otherwise required to be filed with the Securities and Exchange Commission.

       Other than as described in this Proxy Statement, neither the Company nor its management has any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its Board of Directors or management; to materially change its dividend policy or indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

Appraisal Rights

       No appraisal rights are available under the Delaware General Corporation Law to any stockholder who dissents from the proposal to approve the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.


                        EXCHANGE OF CERTIFICATES

       As soon as practicable after the Effective Date of the Reverse Stock Split, transmittal forms will be mailed to each holder of record of certificates formerly representing shares of Existing Common Stock. The transmittal forms are to be used in forwarding such certificates for surrender in exchange for (a) certificates representing the whole number of shares of New Common Stock to which such stockholder is entitled and
(b) any cash which may be payable in lieu of any fractional share interest to which such stockholder would otherwise be entitled. Stockholders may also use the same transmittal form to elect to "round-up" their fractional share interests. Such transmittal forms will be accompanied by instructions specifying other details of the exchange and the "round-up" feature. The Reverse Stock Split will occur at the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates formerly representing shares of Existing Common Stock are physically surrendered. On the Effective Date, each certificate formerly representing shares of Existing Common Stock, until surrendered and exchanged as described above, will be deemed for all corporate purposes to evidence ownership of the resulting number of shares of New Common Stock and the right to either receive an amount of cash for any fractional share interests or round-up to a full share of New Common Stock, as provided below. See "Fractional Share Program".

       Until stockholders have surrendered their stock certificates for reissuance of New Common Stock, such stockholders will not be entitled to receive (i) dividends, if any, declared or payable to holders of record of New Common Stock, (ii) certificates representing the shares of New Common Stock to which such stockholders are entitled, or (iii) cash payments in lieu of fractional share interests. Such amounts, if any, will be remitted to the stockholder entitled thereto, without interest, at the time such Existing Common Stock certificates are surrendered for exchange, subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Reverse Stock Split. HOLDERS SHOULD SUBMIT CERTIFICATES WHEN THEY RECEIVE TRANSMITTAL FORMS.


                        FRACTIONAL SHARE PROGRAM

       No fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split, and fractional share interests will not entitle the holder thereof to exercise any right of a stockholder with respect thereto. In lieu of issuing certificates evidencing fractional shares, each stockholder whose holdings on the Effective Date are not evenly divisible by 50 will be given the option, exercisable within 60 days after the Effective Date, of either (a) purchasing from other stockholders otherwise entitled to fractional shares a sufficient fractional share interest to "round-up" to a full share of New Common Stock, to the extent such fractions of shares are available from other stockholders, at a price based upon a price of $7.50 per share of Existing Common Stock or (b) selling such stockholder's fractional share interest to other stockholders or to the Company at the same price.

       UMB Bank, N.A., or such other person (including the Company) as shall be designated by the executive officers of the Company, will act as agent (the "Exchange Agent") for the stockholders in connection with the purchase and sale of fractional share interests for the purpose of combining such interests into whole shares. The transmittal form, which will be sent to stockholders after the Effective Date of the Reverse Stock Split, will ask each stockholder otherwise entitled to fractions of shares of New Common Stock to designate whether such stockholder wishes to (i) sell such stockholder's fractional share interest or (ii) purchase a sufficient fractional share interest from other stockholders to round-up such stockholder's fractional share interest to a whole share of New
Common Stock. The transmittal form will specify the form of payment which must accompany the transmittal form in order for an election to round-up to be effective.

       The Exchange Agent will, on a first-come, first-served basis, in order of receipt, match the transmittal forms of stockholders wishing to purchase fractional share interests with those of stockholders wishing to sell their fractional share interests. It is in the interests of stockholders who wish to purchase fractional interests to execute and return the transmittal form to the Exchange Agent at the earliest practicable date after receipt of such form by the stockholders. If stockholders wish to purchase more fractional share interests than those which have been offered for sale by other stockholders, the desire of some stockholders to purchase additional fractional share interests will not be met. Stockholders will not be permitted to purchase a larger fractional share interest than is necessary to round-up to the next highest whole number of shares of New Common Stock.

       If a holder of fractional shares submits a transmittal form electing to purchase a fractional share interest from other stockholders (together with the purchase price for such fractional share interest), and a sufficient number of such fractional share interests are available for purchase from other stockholders, such holder's fractional share interest shall be rounded-up to whole share of New Common Stock.

       If a holder of fractional shares submits a transmittal form electing to purchase a fractional share interest from other stockholders, and a sufficient number of such fractional share interests are not available for purchase from other stockholders, such holder's fractional interest shall be cashed out, through a matching transaction with another stockholder.

       If a holder of fractional shares submits a transmittal form electing to sell such stockholder's fractional share interest, such fractional interest shall be cashed out, either through a matching transaction with another stockholder or via purchase by the Company.

       The period during which stockholders will be able to make the aforementioned election will expire 60 days after the Effective Date. Any stockholder whose transmittal form is not received by the Exchange Agent within such period will be deemed to have elected to sell any fractional share interest held by such stockholder. Any fractional share interests not purchased by other stockholders will be purchased by the Company.


             COSTS AND FINANCING OF THE REVERSE STOCK SPLIT

       The total cost to be incurred by the Company in the Reverse Stock Split for purchase of fractional share interests depends upon the number of stockholders otherwise entitled to fractions of shares who elect to purchase fractional share interests to round-up to a full share of New Common Stock. If all shares under 50 shares denomination are so purchased by stockholders, the Company will incur no costs in purchasing such shares. If none of such shares are purchased by stockholders, the Company will pay approximately $32,400 to purchase such shares.

       The Company will pay all expenses in connection with the Reverse Stock Split. The following table sets forth the approximate amount of expenses expected to be incurred in connection with the effectuation of the Reverse Stock Split:
                                              Approximate
     Item                                        Amount

     Legal................................     $ 25,000
     Printing.............................        5,000
     Mailing..............................        2,500
     Transfer Agent.......................        2,000
     Filing Fees..........................          300
          TOTAL..........................      $ 34,800

       These expenses include the normal costs of preparing and mailing proxy material and conducting the annual meeting of stockholders. The Company intends to finance this transaction from current working capital.


                          FINANCIAL INFORMATION

       The Company hereby incorporates by reference (a) the Financial Statements and the notes thereto contained on pages 26 through 46 of the Company's 1995 Annual Report to Stockholders ("Annual Report") included as an Annex to this Proxy Statement, (b) the report of independent certified public accountants thereon contained on page 25 of the Annual Report,
(c) the Financial Statement Schedule contained on page 22 of the Annual Report, (d) Selected Financial Data contained on pages 47 and 48 of the Annual Report, (e) Management's Discussion and Analysis of Financial Condition and Results of Operations contained on pages 13 through 18 of the Annual Report, (f) the Financial Statements and notes thereto contained on pages 3 through 5 of the Company's Quarterly Report on Form 10-Q/A (Amendment No. 1) for the period ended August 3, 1996
("Quarterly Report") included as an Annex to this Proxy Statement and
(g) Management's Discussion and Analysis of Financial Condition and Other Information contained on pages 6 through 8 of the Quarterly Report.

       In addition, the following sets forth certain financial information for the Company and its subsidiaries for and as of the following periods and dates:

                            Nine Months Ended               Year Ended
                      August 3,      July 29,       October 28,  October 29,
                          1996       1995            1995         1994


Ratio of Earnings         4.79 to    5.17 to         4.08 to      5.72 to
      to Fixed Charges       1          1               1            1



                              August 3,            October 28,
                                1996                 1995

Book Value Per Share

Primary:                        $23.71                $21.19

Fully Diluted:                  $12.33                $11.07


      The number of common shares outstanding for purposes of calculation of net book value per common share (Primary) is based upon the sum of
(i) the number of outstanding common shares and (ii) additional shares assuming the exercise of dilutive stock options (determined using the "treasury stock method"). The number of common shares deemed outstanding for purposes of the calculation of book value per common share (Primary) at October 28, 1995 was 547,000 shares and at August 3, 1996 was 542,000 shares.

       The number of common shares deemed outstanding for purposes of computation of net book value per share (Fully Diluted) is based upon the sum of the following: (i) the number of outstanding common shares, (ii) additional shares assuming the exercise of dilutive stock options (determined using the "treasury stock method') and (iii) 500,000 additional shares assuming the conversion of the variable interest rate convertible debentures. The number of common shares deemed outstanding for purposes of computation of net book value per share (Fully Diluted) at October 28, 1995 was 1,047,000 shares and at August 3, 1996 was 1,042,000 shares. See Note 1 of the Notes to Consolidated Financial Statements on pages 33 through 35 of the Annual Report.


                      BOARD OF DIRECTORS DISCRETION

       Although the Board of Directors requests stockholder approval of the proposed amendment to Article FOURTH of the Certificate of Incorporation, the Board reserves the authority to decide, in its discretion, to withdraw the proposed amendment from the agenda of the annual stockholders' meeting prior to any stockholder vote thereon or to abandon the Reverse Stock
Split after such vote and before the Effective Date. Although the Board presently believes that the proposed amendment is in the best interests of the Company and its stockholders, and thus has recommended a vote for the proposed amendment, the Board nonetheless believes that it is prudent to recognize that, between the date of this Proxy Statement and the Effective Date, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse Stock Split at this time. If the Board decides to withdraw the proposed amendment from the agenda of the annual stockholders' meeting, the Board will notify the stockholders of such decision promptly by mail and by announcement at the meeting. If the Board decides to abandon the Reverse Stock Split after the meeting and before the Effective Date, the Board will notify the stockholders of such decision promptly by mail.

           MARKET FOR COMMON STOCK, DIVIDENDS AND STOCK PURCHASES

Market for Common Stock.

       The Company's Common Stock, $2.00 par value per share, is traded on the over-the-counter market. There are two market makers in the Company's stock. As of November 5, 1996, there were ________ shares outstanding held by approximately ___ stockholders of record. The high and low bid quotations of the stock for each quarter during the past two full fiscal years and the first three quarters of the current fiscal year were:

                                               High      Low
Fiscal 1994
November, 1993 - January, 1994............... $7.50      $6.00
February, 1994 - April, 1994.................  8.00       6.50
May, 1994 - July, 1994.......................  8.13       7.50
August, 1994 - October, 1994.................  8.50       7.50

Fiscal 1995
November, 1994 - January, 1995............... $8.50      $7.00
February, 1995 - April, 1995.................  7.00       7.00
May, 1995 - July, 1995.......................  8.00       7.00
August, 1995 - October, 1995.................  8.00       7.00


Fiscal 1996
November, 1995 - January, 1996............... $7.00      $6.00
February, 1996 - April, 1996.................  6.25       6.00
May, 1996 - July, 1996.......................  7.50       6.25

       The source of the high and low bid quotations provided above was Mesirow Capital, Inc., Chicago, Illinois.

Dividends.

       No cash dividends were declared during fiscal years 1994 or 1995 or during the first three quarters of fiscal year 1996. The Company does not currently expect to pay cash dividends in the immediate future. Under the existing agreement with their lender, the Company and Wescon Products Company, the Company's largest subsidiary, have agreed that Wescon Products Company may make only such payments to the Company as are provided in the Company's corporate budget, not to exceed $125,000 per month.

Stock Repurchases by Company.

       The Company made the following purchases of Common Stock during each quarter of the past two full fiscal years and the first three quarters of the 1996 fiscal year:
                                          Amount of      Range of    Average
                                          Securities     Prices      Purchase
                                          Purchased      Paid        Price


Fiscal 1994
November, 1993 - January, 1994........       899     $4.25-6.75     $6.00
February, 1994 - April, 1994..........       116      4.25-8.00      7.25
May, 1994 - July, 1994................     1,933      6.50-8.00      7.49
August, 1994 - October, 1994..........       883      7.50-8.00      7.87

Fiscal 1995
November, 1994 - January, 1995........       520      7.75-8.50      8.29
February, 1995 - April, 1995..........       391      7.00-8.50      7.02
May, 1995 - July, 1995................     2,104      7.00-8.50      7.48
August, 1995 - October, 1995..........       685      7.00-8.00      7.97

Fiscal 1996
November, 1995 - January, 1996........     1,395      6.00-8.00      6.99
February, 1996 - April, 1996..........     2,240      6.00-8.00      6.35
May, 1996 - July, 1996................     1,341      6.00-7.00      6.18



      During the sixty days prior to October 8, 1996, the Company made three purchases of Common Stock from former employees in Wichita, Kansas pursuant to the ESOT. The Company purchased 7 shares at $7.50 per share on August 19, 1996, 139 shares at $7.50 per share on August 19, 1996 and 329 shares at $7.50 per share on September 13, 1996.


                           VOTE REQUIRED

       Approval of the Reverse Stock Split requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon. The officers and directors of the Company currently own and have the right to vote in the aggregate 180,450 shares of Common Stock, or approximately 36.3% of the outstanding Common Stock, and have each indicated to the Board that they recommend and intend to vote such shares in favor of the proposed Reverse Stock Split. Con-Lib Holding Company owns 88,000 shares of Common Stock, or approximately 17.7% of the outstanding Common Stock, and Gerard J. Mos III, the General
Manager of Con-Lib Holding Company, has informed the Board that he intends to vote such shares in favor of the Reverse Stock Split. Under the terms of the Company's Employee Stock Ownership Plan and Trust, the ESOT Administrative Committee of the Board of Directors has the sole power to instruct the Trustee of the Trust with respect to the voting of approximately 40,400 shares held by the Trust, or 8.1% of the outstanding shares of the Common Stock. The members of the ESOT Administrative Committee are David M. Pangrac, Chairman and L. Chandler Smith, both of whom are directors of the Company. The ESOT Administrative Committee and the Trustee have informed the Board that they intend to abstain from voting such shares, with the result that participants in the ESOT will be able to instruct the Trustee as to how to vote such shares. Participants in the ESOT currently have the right to instruct the Trustee as to how to vote the remaining 58,201 shares held by the ESOT. See "Security
Ownership of Certain Beneficial Owners and Management."


       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 1 CONCERNING THE AMENDMENT OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-50 REVERSE STOCK SPLIT.


                               PROPOSAL 2

                          ELECTION OF DIRECTORS

       Two directors are to be elected at the meeting. The Board of Directors presently consists of seven directors divided into three classes, Class A consisting of three directors and Classes B and C consisting of two directors each. One class of directors is elected each year to hold office for a three-year term and until the successors of such class are duly elected and qualified, or until their earlier resignation or removal. The terms of office of the Class C directors will expire upon the election of their successors at the 1996 annual stockholders' meeting.

       The stockholders will be asked to elect each of the nominees listed below as a Class C director for a term of three years and until his successor is elected and qualified or until his earlier resignation or removal. Management expects both of such nominees to be available for election, but in the event that either of them should become unavailable, the persons named in the accompanying Proxy will vote for a substitute nominee or nominees if so designated by the Board of Directors. The two nominees receiving the greatest number of votes will be elected directors at the meeting.


                                                                Percentage of
                                                                 Outstanding
                                                   Shares of     Shares of
                                        A          Common Stock  Common Stock
                                        Director   Beneficially  Beneficially
                                        of the     Owned         Owned
                       Principal        Company    October 8,    October 8,
Name              Age  Occupation(1)    Since      1996(2)(3)    1996

NOMINEES FOR ELECTION AT ANNUAL MEETING

Michael E. Bukaty  59  President and      1984     23,420(5)     4.5%
(Class C)              Chief Operating
                       Officer of
                       the Company and
                       President and
                       Chief Executive
                       Officer of
                       Wescon Products
                       Company, Wichita,
                       Kansas, a
                       wholly-owned
                       subsidiary of
                       the Company.(4)

John Latshaw       74  Chairman of the    1987    454,834(7)     58.2%
(Class C)              Board of Directors,
                       Managing Director
                       and Chief
                       Executive Officer
                       of the Company,
                       and Chairman of
                       the Board of
                       Directors of Wescon
                       Products Company,
                       Wichita, Kansas,
                       a wholly-owned
                       subsidiary of
                       the Company.(6)

DIRECTORS WHOSE TERMS EXPIRE IN 1997

James C. Gale      46  Managing Director  1987      2,700(9)       (*)
(Class A)              of Gruntal & Co.,
                       Inc., New York,
                       investment
                       bankers.(8)

Elizabeth A.       36  Self-Employed/     1988        10(11)       (*)
   Reid-Scott          Private
(Class A)              Investor.(10)

L. Chandler Smith  76  Director of        1967       100           (*)
(Class A)              Corporate
                       Development of
                       the Company.(12)



                                                                Percentage of
                                                                 Outstanding
                                                   Shares of     Shares of
                                        A          Common Stock  Common Stock
                                        Director   Beneficially  Beneficially
                                        of the     Owned         Owned
                       Principal        Company    October 8     October 8,
Name              Age  Occupation(1)    Since      1996(2)(3)    1996

DIRECTORS WHOSE TERMS EXPIRE IN 1998

Constance H.       39  Private            1989         100(14)       (*)
   Latshaw             Investor.(13)
(Class B)

David M. Pangrac   54  Consultant         1989          10           (*)
(Class B)              employed by
                       Pangrac &
                       Associates
                       Consultants, Inc.,
                       Port Aransas,
                       Texas, network and
                       communications
                       consultants.(15)



(*)   Denotes beneficial ownership of less than 1% of outstanding common stock.

(1) Unless otherwise indicated, each of the directors has had the same principal occupation during the last five years. All directors are citizens of the United States of America.

(2) Unless otherwise indicated, each director has sole voting and investment power with respect to the shares listed.

(3) Shares owned by the Latshaw Enterprises, Inc. Employee Stock Ownership Plan and Trust, which is administered by the ESOT Administrative Committee of the Board of Directors of the Company, are not included in the shares owned by individual directors, except for shares allocated to the accounts of individual directors which
       may be voted by such directors under the terms of the Trust.   See
       footnote (8) on page 32 hereof.

(4) Mr. Bukaty has also served as President of Coast Wire & Plastic Tech, Inc., Gardena, California, a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since December 1993, and as President of I.H. Molding, Inc., Dallas, Texas, a wholly-owned subsidiary of Wescon Products Company and a manufacturer of plastic products, since September 1995. Mr. Bukaty's business address is 2533 South West Street, Wichita, Kansas 66217.

(5) Includes 12,400 shares which Mr. Bukaty has the present right to acquire upon conversion of Variable Interest Rate Convertible Subordinated Debentures due November 8, 2022 owned by him, 6,000 shares which Mr. Bukaty has the present right to acquire under the 1987 Employee Stock Benefit Plan and 1,760 shares allocated to
       Mr. Bukaty's account in the Company's Employee Stock Ownership Plan and Trust which Mr. Bukaty has the right to vote.

(6) Mr. Latshaw has also served as Chairman of the Board of Helton, Inc., McMinnville, Tennessee, an 80% owned subsidiary of the Company and a manufacturer of plastic products, since August 1993, as Chairman of the Board and Chief Executive Officer of Coast Wire & Plastic Tech, Inc., Gardena, California, a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since December 1993, and as Chairman of the Board and Chief Executive Officer of I.H. Molding, Inc., Dallas, Texas, a wholly-owned subsidiary of Wescon Products Company and a manufacturer of plastic products, since September 1995. Mr. Latshaw served as Chairman of the Board of Directors of Latshaw Garden & Leisure, Inc., a subsidiary of the Company and formerly a distributor of consumer products and garden tools, from July 1989 until it liquidated its inventory in 1992. Mr. Latshaw is the father of Constance H. Latshaw and Elizabeth A. Reid-Scott, directors of the Company. Mr. Latshaw's business address is 5049 Wornall, Apt. 3C, Kansas City, Missouri 64112.

(7) Includes 278,000 shares which Mr. Latshaw has the present right to acquire upon conversion of Variable Interest Rate Convertible Subordinated Debentures due November 8, 2022 owned by him, 6,000 shares which Mr. Latshaw has the present right to acquire pursuant to the 1987 Employee Stock Benefit Plan and 1,848 shares allocated to Mr. Latshaw's account in the Company's Employee Stock Ownership Plan and Trust which Mr. Latshaw has the right to vote. See footnote (7) on page 32 hereof.

(8) From 1989 until 1992, Mr. Gale also served as Managing Director of Maiden Lane Associates, Ltd., merchant bankers, New York, New York. Mr. Gale also serves as a director of Adage, Inc. Mr. Gale's business address is 717 5th Avenue, 13th Floor, New York, New York 10022.

(9) Includes 2,500 shares which are held by a trust for Mr. Gale's daughter. As trustee, Mr. Gale has sole voting power with respect to such shares.

(10) Ms. Reid-Scott has been self-employed as a motion picture screenwriter and private investor during the past five years. Ms. Reid-Scott is the sister of Constance H. Latshaw and the daughter of John Latshaw. Ms. Reid-Scott's business address is c/o John Latshaw, 5049 Wornall, Apt. 3C, Kansas City, Missouri 64112.

(11) The amount of shares shown in the table does not include 266,000 shares held by Con-Lib Holding Company. See footnote (6) on page 31 hereof.

(12) Mr. Smith's business address is 6405 Metcalf, Suite 308, Overland Park, Kansas 66202.

(13) Constance H. Latshaw has been self-employed as a private investor during the past five years, and is the sister of Elizabeth A. Reid-Scott and the daughter of John Latshaw. Ms. Latshaw's business address is c/o John Latshaw, 5049 Wornall, Apt. 3C, Kansas City, Missouri 64112.

(14) The amount of shares shown in the table does not include 266,000 shares held by Con-Lib Holding Company. See footnote (6) on page 31 hereof.

(15) Mr. Pangrac was employed by TimeWarner Cable, Englewood, Colorado, a cable television provider, as Vice President of Engineering from 1992 to 1994 and as Director of Engineering from 1990 to 1992. TimeWarner Cable was formerly known as American Television and Communications Corp. Mr. Pangrac's business address is 518 Marina Drive, Port Aransas, Texas 78373.

       There were two meetings of the Board of Directors during the last fiscal year. The Board of Directors has an Executive Committee and a Pension and Compensation Committee. The Executive Committee met eight times and the Pension and Compensation Committee met one time during the last fiscal year. All directors attended 75 percent or more of the total number of all meetings of the Board and of committees of which they are members during the last fiscal year.

       The Executive Committee consists of Messrs. Latshaw, Chairman, Bukaty and Smith. The Executive Committee has and exercises all of the powers of the Board of Directors in the management of the business of the Company in interim periods between meetings of the Board of Directors, except as specifically prohibited by the Bylaws of the Company. The Pension and Compensation Committee consists of Messrs. Smith, Chairman, Gale and Pangrac. The Pension and Compensation Committee is authorized to review the compensation policies of the Company and its subsidiaries and to make recommendations to the Board of Directors and management, and has the authority to grant stock options to employees and to interpret and administer the 1987 Employee Stock Benefit Plan. The Company does not have standing audit or nominating committees of the Board of Directors or committees performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance.

       During the 1995 fiscal year, Michael E. Bukaty, an executive officer and director of the Company, filed late one Form 4 reporting a single transaction.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 2.

                              PROPOSAL 3

                          SELECTION OF AUDITORS

       The Board of Directors has selected Ernst & Young to examine the accounts of the Company and its subsidiaries for the current fiscal year. Unless otherwise directed, the proxies will be voted to ratify such selection.

       Representatives of Ernst & Young are expected to be present at the stockholders' meeting to make any statement they may desire and to respond to appropriate questions concerning the audit report.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 3 CONCERNING THE RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT PUBLIC ACCOUNTANTS.

                      SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

       The following table shows as of October 8, 1996, unless otherwise indicated, the total number of shares of common stock of the Company beneficially owned by (i) persons known to be beneficial owners of more than 5% of the outstanding common stock, (ii) the executive officers listed in the Summary Compensation Table on page 35 hereof, and (iii) all
directors and executive officers of the Company as a group.    The
beneficial ownership of shares by individual directors is shown in the table in pages 26 and 27 hereof and is incorporated herein by reference.

                                                              Percentage of
                                                              Outstanding
                                            Percentage of     Shares Benefi-
                           Shares           Outstanding       cially Owned
                           Beneficially     Shares Benefi-    on a Fully-
Beneficial Owner           Owned(1)         cially Owned(2)   Diluted Basis(3)

Michael E. Bukaty          23,420(4)                4.5%                 2.3%
2533 South West Street
Wichita, KS. 67217

David G. Carr               7,076(5)                1.4%                 0.7%
2533 South West Street
Wichita, KS. 67217

Con-Lib Holding Company   266,000(6)               39.4%                26.1%
Gerard J. Mos III,
General Manager
No. 3 Dunford Circle
Kansas City, MO 64112

John Latshaw              454,834(7)               58.2%                44.5%
5049 Wornall, Apt. 3C
Kansas City, MO 64112

Latshaw Enterprises, Inc.  98,601(8)               19.8%                 9.7%
Employee Stock Ownership
 Plan and Trust
P. O. Box 419226
Kansas City, MO 64141

Boatmen's Bancshares, Inc. 25,725(9)               5.2%                 2.5%
Boatmen's Trust Company
One Boatmen's Plaza
St. Louis, MO 63101

All Directors and
   Executive Officers
   of the Company as
   a Group                582,267(10)             72.3%                57.0%



(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

(2) The calculation of the percentage of outstanding shares of common stock beneficially owned by a beneficial owner or group of beneficial owners, as the case may be, assumes that only the currently exercisable stock options or convertible securities held by that owner or group have been exercised or converted into common stock and that no other outstanding stock options or convertible securities have been exercised or converted.

(3) The calculation of the percentage of outstanding shares of common stock beneficially owned on a fully-diluted basis assumes that all currently exercisable outstanding stock options have been exercised and that all outstanding convertible securities have been converted into common stock.

(4) Includes 12,400 shares which Mr. Bukaty has the present right to acquire upon conversion of Variable Interest Rate Convertible Subordinated Debentures due November 8, 2022 owned by him, 6,000 shares which Mr. Bukaty has the present right to acquire under the 1987 Employee Stock Benefit Plan and 1,760 shares allocated to Mr. Bukaty's account in the Company's Employee Stock Ownership Plan and Trust which Mr. Bukaty has the right to vote.

(5) Includes 2,400 shares which Mr. Carr has the present right to acquire upon conversion of Variable Interest Rate Convertible Subordinated Debentures due November 8, 2022 owned by him, 3,000 shares which Mr. Carr has the present right to acquire under the 1987 Employee Stock Benefit Plan and 976 shares allocated to
       Mr. Carr's account in the Company's Employee Stock Ownership Plan and Trust which Mr. Carr has the right to vote.

(6) Con-Lib Holding Company is a Missouri general partnership (the "Partnership") whose partners are Elizabeth A. Reid-Scott, Constance H. Latshaw, a trust for the benefit of Elizabeth A. Reid-Scott and a trust for the benefit of Constance H. Latshaw. Gerard J. Mos III serves as the General Manager of the Partnership. As General Manager, Mr. Mos has the power to vote and dispose of the shares held by the Partnership except to the extent Mr. Mos is instructed otherwise by a majority in interest of the partners. Mr. Mos, as the trustee of the trust for the benefit of Elizabeth A. Reid-Scott and the trust for the benefit of Constance H. Latshaw, has the power to direct the voting and disposition of the shares held by the Partnership on behalf of the trusts. The trusts hold in the aggregate a 90% interest in the Partnership. Mr. Mos has no beneficial interest in the shares held by the Partnership. Elizabeth A. Reid-Scott and Constance H. Latshaw have no voting or investment power with respect to the shares held by the Partnership and disclaim beneficial ownership of such shares. The amount of shares shown in the table includes 178,000 shares of common stock which the Partnership has the present right to acquire upon conversion of Variable Interest Rate Convertible Subordinated Debentures due November 8, 2022 owned by it.

(7) Includes 278,000 shares which Mr. Latshaw has the present right to acquire upon conversion of Variable Interest Rate Convertible Subordinated Debentures due November 8, 2022 owned by him, 6,000 shares which Mr. Latshaw has the present right to acquire pursuant to the 1987 Employee Stock Benefit Plan and 1,848 shares allocated to Mr. Latshaw's account in the Company's Employee Stock Ownership Plan and Trust.

(8) Shares beneficially owned as of August 3, 1996. UMB Bank, N.A., 10th and Grand Avenue, Kansas City, Missouri, serves as Trustee of the Company's Employee Stock Ownership Plan and Trust. The Trust is administered by the ESOT Administrative Committee of the Board of Directors of the Company, which Committee has the sole power to instruct the Trustee with respect to the investment of the shares owned by the Trust and with respect to the voting of 40,400 of the shares. Participants have the right to instruct the Trustee as to how to vote the remaining 58,201 shares to the extent such stock is allocated to each such participant. Under the terms of the Trust, if the Committee fails to instruct the Trustee as to how to vote the 40,400 shares, the Trustee shall vote such stock and if the Trustee abstains from voting the 40,400 shares, the Trustee is required to vote such stock in accordance with instructions received from each participant to the extent such stock is allocated to each such participant. To the extent voting instructions are requested from participants and are not received by the Trustee by a stated deadline, the Trustee shall vote such stock as the Committee shall instruct and if the Committee fails to instruct the Trustee as to how to vote such stock, the Trustee shall vote such stock in the manner deemed appropriate by the Trustee. As of August 3, 1996, the members of the Committee were Mr. Pangrac, Chairman, and Mr. Smith, both of whom are directors of the Company.

(9) Shares beneficially owned as of December 31, 1995, as reported in a Schedule 13G dated February 7, 1995 filed with the Securities and Exchange Commission. In the Schedule 13G,
       Boatmen's Bancshares, Inc. and Boatmen's Trust Company disclosed that they had sole voting power with respect to 25,725 shares and sole dispositive power with respect to 25 shares.

(10) Includes 292,800 shares which executive officers and directors have the present right to acquire upon conversion of Variable Interest Rate Convertible Subordinated Debentures due November 8, 2022 owned by them, 15,000 shares which executive officers and directors have a present right to acquire under the 1987 Employee Stock Benefit Plan, 2,500 shares held by a director as trustee for a family member and 98,601 shares held by the Company's Employee Stock Ownership Plan and Trust. The amount shown does not include 266,000 shares held by Con-Lib Holding Company. See footnote (6) above.


                        MANAGEMENT OF THE COMPANY

       The following table provides the names of the executive officers of the Company, their ages and positions and the years in which they first became executive officers of the Company:


                           An Executive
                           Officer of the   Positions and Offices
Name                 Age   Company Since    Held with the Company (1)

John Latshaw          74      1987(2)       Chairman of the Board of
                                            Directors, Managing
                                            Director and Chief
                                            Executive Officer

Michael E. Bukaty     59      1984(3)       President and Chief
                                            Operating Officer

David G. Carr         51      1984(4)       Senior Vice-President,
                                            Chief Financial Officer
                                            and Secretary



(1) Unless otherwise indicated, each of the executive officers has held the same position with the Company during the last five years. Any other principal occupations or employment of such persons during the past five years is also indicated below. All of the executive officers of the Company are citizens of the United States of America.

(2) Mr. Latshaw also serves as Chairman of the Board of Directors of Wescon Products Company, Wichita, Kansas, a wholly-owned subsidiary of the Company and a manufacturer. In addition, Mr. Latshaw has served as Chairman of the Board of Helton, Inc., McMinnville, Tennessee, an 80% owned subsidiary of the Company and a manufacturer of plastic products, since August 1993, as Chairman of the Board and Chief Executive Officer of Coast Wire & Plastic Tech, Inc., Gardena, California, a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since December 1993, and as Chairman of the Board and Chief Executive Officer of I.H. Molding, Inc., Dallas, Texas, a wholly-owned subsidiary of Wescon Products Company and a manufacturer of plastic products, since September 1995. Mr. Latshaw served as Chairman of the Board of Directors of Latshaw Garden & Leisure, Inc., a subsidiary of the Company and formerly a distributor of consumer products and garden tools, from July 1989 until it liquidated its inventory in 1992. Mr. Latshaw is the father of Constance H. Latshaw and Elizabeth A. Reid-Scott, directors of the Company.

(3) Mr. Bukaty also serves as President and Chief Executive Officer of Wescon Products Company, Wichita, Kansas, a wholly-owned subsidiary of the Company and a manufacturer. In addition, Mr. Bukaty has served as President of Coast Wire & Plastic Tech, Inc., Gardena, California, a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since December 1993, and as President of I.H. Molding, Inc., Dallas, Texas, a wholly-owned subsidiary of Wescon Products Company and a manufacturer of plastic products, since September 1995.

(4) Mr. Carr also serves as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Wescon Products Company, Wichita, Kansas, a wholly-owned subsidiary of the Company and a manufacturer. Mr. Carr has also served as Secretary/Treasurer and a director of Coast Wire & Plastic Tech, Inc., Gardena, California, a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since December 1993, and as Secretary/Treasurer and a director of I.H. Molding, Inc., Dallas, Texas, a wholly-owned subsidiary of Wescon Products Company and a manufacturer of plastic products, since September 1995. Mr. Carr's business address is 2533 South West Street, Wichita, Kansas 67217.


              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

       Set forth below is information concerning the compensation of directors and executive officers of the Company for the fiscal year ended October 28, 1995. Compensation information for the fiscal year ended November 2, 1996 will be provided in the Annual Report on Form 10-K for such fiscal year and the proxy statement for the 1997 annual meeting of stockholders, to the extent the Company is then subject to the reporting requirements of the Securities Exchange Act of 1934.

                         SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of (i) the Company's Chief Executive Officer and (ii) each executive officer of the Company during the fiscal year ended October 28, 1995 who received compensation in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries during the fiscal year.


                              Annual Compensation     Long-Term
                                                     Compensation
 Name and            Fiscal
 Principal Position   Year                          No. of Shares     All
                                                     Underlying       Other
                                                    Stock Options    Compen-
                              Salary       Bonus      Granted        sation
                               ($)          ($)         (#)           ($)

 John Latshaw         1995   $174,000     $66,864         0        $5,280(1)
 Chairman of the      1994    166,000      56,000         0         5,824
 Board, Managing      1993    165,250      50,000       10,000      6,328
 Director and Chief
 Executive Officer

 Michael E. Bukaty    1995   $174,000     $66,864         0        $5,2141)
  President and       1994    166,000      56,000         0         6,098
  Chief Operating     1993    155,250      50,000       10,000      5,598
  Officer

 David G. Carr        1995   $100,860     $30,084         0        $3,934(1)
  Senior Vice Presi-  1994     92,500      24,000         0         3,699
  dent and Chief      1993     88,000      21,000        5,000      3,203
  Financial Officer

      (1) The amounts shown consist of (i) Company contributions under the Company's Employee Stock Ownership Plan and Trust allocated during fiscal year 1995 to Mr. Latshaw's account in the amount of 255 shares of common stock valued at $1,530, to Mr. Bukaty's account in the amount of 244 shares valued at $1,464 and to Mr. Carr's account in the amount of 132 shares valued at $792 and (ii) 50% matching contributions by the Company during fiscal year 1995 under the Company's 401(k) salary reduction plan in the amount of $3,750 to the account of Mr. Latshaw, $3,750 to the account of Mr. Bukaty and $3,142 to the account of Mr. Carr under the Plan.


                       AGGREGATE OPTION EXERCISES AND
                      FISCAL YEAR-END OPTION VALUE TABLE

      The following table shows the number and value of shares of Common Stock represented by outstanding stock options held by each of the named executive officers as of October 28, 1995. No options were exercised during the 1995 fiscal year.

                             Number of Shares of       Value of Unexercised
                           Common Stock Underlying        In-the-Money
                           Unexercised Options at          Options at
                             October 28, 1995(#)       October 28, 1995($)

                          Options       Options      Options    Options
     Name                Exercisable  Unexercisable Exercisable Unexercisable

     John Latshaw            3,000        7,000         3,000        7,000

     Michael E. Bukaty       3,000        7,000         3,000        7,000

     David G. Carr           1,500        3,500         1,500        3,500


                              PENSION PLAN TABLE

       The following table shows the estimated annual straight life annuity benefits payable upon retirement to participants in the Company's retirement income plan, based upon specified base salary and years of service classifications.

 Annual
 Base
 Salary                          Years of Service at age 65
                    5         10        15        20         25      30 & Over

$  75,000     $  4,041   $  8,082   $ 12,122   $ 16,163   $ 20,204    $ 24,245
  100,000        5,707     11,415     17,122     22,830     28,537      34,245
  125,000        7,374     14,748     22,122     29,497     36,871      44,245
  150,000        9,041     18,082     27,122     36,163     45,204      54,245
  175,000       10,707     21,415     32,122     42,830     53,537      64,245
  200,000       12,374     24,748     37,122     49,497     61,871      74,245
  225,000       14,041     28,082     42,122     56,163     70,204      84,245

      The retirement income plan is available to salaried employees of the Company and salaried employees of Wescon Products Company and Helton, Inc., two subsidiaries of the Company. The Company makes such contributions to the plan as are actuarially determined to be necessary to provide for plan funding. The plan provides for an annual straight life annuity payments after 30 years of service at age 65 equal to 40% of the employee's average base salary for the five highest consecutive years of salary during the last fifteen years of employment, reduced by 40% of the employee's annual primary social security benefit. The pension is reduced proportionately for less than 30 years of service and is reduced for retirement before age 65. The plan provides that covered compensation per year for purposes of the plan may not exceed $150,000. The amount of compensation of Messrs. Latshaw, Bukaty and Carr covered under the plan is their salary as set forth in the Summary Compensation Table, excluding for Messrs. Latshaw and Bukaty compensation received for service as directors of the Company, and subject to the $150,000 limit described above. The amount of covered compensation for fiscal year 1995 was $150,000 for Mr. Latshaw, $150,000 for Mr. Bukaty and $100,860 for
Mr. Carr. Mr. Latshaw has seven years of service, Mr. Bukaty has fifteen years of service and Mr. Carr has twelve years of service under the plan.


                   PENSION AND COMPENSATION COMMITTEE
                  INTERLOCKS AND INSIDER PARTICIPATION

       The members of the Company's Pension and Compensation Committee are
L. Chandler Smith, Chairman, James C. Gale and David M. Pangrac.

       L. Chandler Smith is a consultant to the Company, and holds the title of Director of Corporate Development of the Company. Mr. Smith served as Chairman of the Executive Committee of the Board of Directors of the Company from September, 1987 until November, 1989, was Chairman of the Board of Directors of the Company prior to September, 1987, and was Chief Executive Officer of the Company prior to March, 1984. Mr. Smith is a director of Helton, Inc., an 80% owned subsidiary of the Company, and served as Chairman of the Board of Helton, Inc. until August, 1993. Mr. Smith received no compensation for such service. David G. Carr, Senior Vice President, Chief Financial Officer and Secretary of the Company, serves as a director of Helton, Inc and a director of Coast Wire & Plastic Tech, Inc. During the last fiscal year, the Company made payments totalling $95,721 to Mr. Smith and a corporation wholly-owned by Mr. Smith. The amount paid includes $50,971 paid to Mr. Smith under a supplemental retirement agreement. Such agreement provides for payments to Mr. Smith during his lifetime of $4,248 per month, with $3,186 per month to be paid to his present wife during her lifetime in the event of his death. The agreement requires Mr. Smith to render consulting services to the Company and not to compete with the Company. An additional amount of $31,750 was paid under an agreement between the Company and a corporation wholly-owned by Mr. Smith pursuant to which the corporation is to be paid a specified amount per month, currently $2,750, plus incidental expenses, for exploring prospective acquisitions for the Company. The agreement may be terminated by either party as of the end of any calendar month by giving the other party notice prior to the end of the preceding calendar month. In addition, Mr. Smith was paid $6,000 as compensation for his services as a director and a member of the Executive Committee of the Board of Directors of the Company and a $7,000 bonus for services rendered to the Company.


                        COMPENSATION OF DIRECTORS

       Directors of the Company receive compensation of $4,000 per annum, plus $500 and out-of-pocket traveling expenses for attendance at each Board meeting. Directors who are members of the Executive Committee also receive $1,000 per annum.





                    PENSION AND COMPENSATION COMMITTEE
                    REPORT ON EXECUTIVE COMPENSATION

       The Company's executive compensation program is administered by the Pension and Compensation Committee, a Committee of the Board of Directors composed of the non-employee directors listed at the end of this report (the "Committee"). All issues pertaining to executive compensation are reviewed by the Committee and recommendations are submitted by the Committee to the full Board of Directors for approval.

Compensation Policy.

       The Company's executive compensation policy is designed to promote the short-term and long-term performance of the Company.

       In furtherance of this policy, three principal elements of executive compensation -- base salary, annual bonuses, and stock options -- are used to motivate and reward the accomplishment of annual corporate objectives, to provide variability in individual awards based on contributions to business results, and to maintain a competitive compensation package to attract, retain and motivate individuals of the highest professional quality.

Base Salary.

       The Committee generally reviews the base salary levels of executive officers at the end of each fiscal year. In determining its recommendations to the Board, the Committee examines the financial condition and the operating results over the last fiscal year of the Company and/or the subsidiary employing the executive, the level of fringe and other benefits currently provided to the executive by the Company and the individual performance of the executive. The Committee's recommendations are based upon its subjective review of these factors, and is not based upon any specific criteria or financial performance measure.

       In October 1994, the Committee recommended that the executive officers receive increases in base salary of 5% for fiscal year 1995, based upon the Committee's conclusions that the operating results for fiscal year 1994 and the Company's financial condition were very good and that the executive officers had performed well. The Board of Directors approved this recommendation.

Key Management Bonus System and Annual Bonuses.

       Upon the recommendation of the Committee, the Company adopted for the 1995 fiscal year a Key Management Bonus System relating to the performance of Wescon Products Company ("Wescon"), its principal subsidiary. Under the 1995 bonus plan, Michael E. Bukaty, President and Chief Operating Officer of the Company and President and Chief Executive Officer of Wescon, had the opportunity to receive a cash bonus award based upon the level of the "Corporate return on investment". The Corporate return on investment was defined as Wescon's consolidated pre-tax annual operating profit for fiscal year 1995 divided by the monthly average of total assets of Wescon less liabilities of Wescon to outside third parties. The 1995 Bonus System provided for no bonus up to a 12% return on investment and an increasing bonus for returns of 12-26% up to a maximum possible bonus of $72,300 for Mr. Bukaty. Under the plan, a cash bonus award equal to approximately 113% of Mr. Bukaty's bonus would also be allocated for discretionary distribution by Mr. Bukaty in amounts and to employees of the Company and Wescon of his choice. Payment was to be made based upon audited financial results. The Company has adopted a similar plan for the 1996 fiscal year.

       The bonus plan for the 1995 fiscal year was substantially the same as the 1994 bonus plan, except for the addition of an additional corporate return on investment target for 1995. The 1994 bonus plan had provided an increasing bonus for returns of 12-21% up to a maximum possible bonus of $56,000. The Committee determined that because of the excellent performance of the Company in 1994, the highest bonus target would be achieved for that year. The Committee decided that it would provide greater incentive for the executive officers of Wescon and be in the best interests of the Company to add to the Plan for 1995 an additional corporate return on investment target of 26%, with a higher possible payout to Mr. Bukaty of $72,300 at such level and a correspondingly higher possible amount for discretionary distribution by Mr. Bukaty to employees of the Company and Wescon.

       The Company also pays discretionary annual bonuses to executive officers and key employees of the Company and its subsidiaries on an irregular basis upon the recommendation of the Committee. In making determinations as to recommended bonuses, the Committee reviews the same factors considered in determining base salary, as described above. The Committee's recommendations are based upon its subjective review of these factors, and is not based upon any specific criteria or financial performance measure. As described below, the Committee recommended a bonus of $66,864 to John Latshaw in October 1995.

Stock Options.

       The Committee, as well as the Board of Directors, believes that stock ownership through stock options by key employees is a major incentive in aligning the interests of employees and stockholders, because value is only provided if the stock price increases and because stock options have an effective long-term reward and retention function.

       The Committee administers the Company's 1987 Employee Stock Benefit Plan. Under the Plan, the Committee may grant options for up to 60,000 shares of the common stock of the Company to key employees who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company or any subsidiary. Options granted under the Plan may be either Incentive Stock Options, which qualify for special tax treatment under the Internal Revenue Code, or Non-Qualified Stock Options, which do not so qualify. Under the Plan, the purchase price of the common stock subject to each option is determined by the Committee at the time that such option is granted and the price may not be less than 100 percent of the fair market value of the common stock on the date of grant. The Committee meets on an irregular basis to consider the granting of options under the Plan.

       No options were granted under the Plan during the 1995 fiscal year. Most executive officers and key employees have been granted options under the Plan. All of the options granted under the Plan have been five-year options vesting over a four-year period.

Compensation of Chief Executive Officer.

       John Latshaw is Chairman of the Board, Managing Director and Chief Executive Officer of the Company. In October 1994, the Committee recommended that Mr. Latshaw's base salary for fiscal year 1995 be increased by 5%, from $160,000 to $168,000, based upon the Committee's conclusions that the operating results for fiscal year 1994 and the Company's financial condition were very good and that the executive officers, including Mr. Latshaw, had performed well. The Board of Directors approved the Committee's recommendation.

       Mr. Latshaw does not participate in the Key Management Bonus System, and receives bonuses at the end of each fiscal year to the extent recommended by the Committee and approved by the Board of Directors. In determining whether to recommend a bonus for Mr. Latshaw for a fiscal year, the Committee considers the extent to which bonuses were paid out to other executive officers under the Key Management Bonus System, and reviews the factors considered in determining base salary of executive officers described above. Upon a review of the factors, the Committee recommended a bonus of $66,864 to John Latshaw in October 1995. The principal factors relied upon by the Committee in making its decision were the financial condition and recent operating results of the Company, the amount of the bonus earned by Mr. Bukaty and Mr. Latshaw's job performance and contribution to profits. The Board of Directors approved the Committee's recommendations.

Deductibility Cap on Compensation Exceeding $1,000,000

       The Committee does not believe that proposed Internal Revenue Service regulations regarding non-deductibility of annual compensation in excess of $1,000,000 will have any impact upon the Company, given the current salary and bonus levels of officers of the Company and given the proposed treatment in the regulations of compensation under the Company's stock option plan. However, the Committee will continue to consider the effect of the new regulations upon the Company's executive compensation policies.

                    L. Chandler Smith, Chairman
                    James C. Gale
                    David M. Pangrac


               FIVE-YEAR SHAREHOLDER RETURN COMPARISON

       Set forth below is a line graph comparing the Company's cumulative total shareholder return on its common stock with the cumulative total return of the Media General Composite Index and a peer group constructed by the Company. The table assumes the investment at the close of business on November 2, 1990 of $100 in the Company's common stock, the portfolio represented in the Media General Composite Index and the portfolio consisting of companies in the peer group, and assumes that all dividends were reinvested. The returns of each corporation in the peer group have been weighted according to the corporation's market capitalization.

       The peer group constructed by the Company consists of 40 companies in the database of Media General Financial Services, Inc. which are included within the following Standard Industrial Classifications: 3089
- Plastic Products, Not Elsewhere Classified, 3524 - Lawn and Garden Tractors and Lawn and Garden Equipment, and 3751 - Motorcycles, Bicycles and Parts. These companies are: Ag-Bag International Limited, American Biltrite, Inc., American Filtrona Corporation, Applied Extrusion Technologies, Inc., Aptar Group, Inc., Armstrong World Industries, Inc., Atlantis Plastics, Inc., Calnetics Corporation, Cimco, Inc., Consolidated Mercantile Corp., Decora Industries, Inc., Ek Chor China Motorcycle Co., Envirodyne Industries, Inc., Essef Corporation, Glassmaster Company, Harley-Davidson, Inc., Huffy Corporation, Illinois Tool Works Inc., Intek Diversified Corporation, Liqui-Box Corporation, Lunn Industries, Inc., Myers Industries, Inc., OnGard Systems, Inc., Premark International, Inc., PVC Container Corporation, Roadmaster Industries, Inc., Rotonics Manufacturing Inc., Rubbermaid Incorporated, Safety First, Inc., Sealed Air Corporation, Seda Specialty Packaging Corp., Selfix, Inc., Sun Coast Plastics, Inc., Synetic, Inc., Thermal Industries, Inc., The Toro Company, Tomkins PLC, Top Source Technologies, Inc., Tredegar Industries, Inc. and Triple S Plastics, Inc.

       The following four companies were included in the peer group for last year's proxy statement and are not included in this year's peer group, because they no longer appear in the database under the relevant Standard Industrial Classifications: Park-Ohio Industries, Inc., Portage Industries Corporation, Ropak Corporation and Wedco Technology, Inc. In addition, twelve companies which did not appear in last year's peer group are included in this year's peer group because each is now included in the relevant Standard Industrial Classifications. These companies are Ag-Bag International Limited, Applied Extrusion Technologies, Inc., Aptar Group, Inc., Ek Chor China Motorcycle Co., Envirodyne Industries, Inc., Glassmaster Company, Intek Diversified Corporation, Lunn Industries, Inc., OnGard Systems, Inc., Safety First, Inc., Seda Specialty Packaging Corp. and Triple S Plastics, Inc.

       Because of the number of different lines of business engaged in by the Company, the nature of its competitors and its relatively small size, the Company cannot construct a group of truly comparable companies for its peer group. To construct its peer group, the Company has selected all companies in the database of Media General Financial Services, Inc. which are included within certain Standard Industrial Classifications in which the Company does business. This database includes companies which are substantially larger than the Company and companies whose common stock is substantially more actively traded.

             Comparison of Five Year Cumulative Total Return Among Latshaw Enterprises, Inc., Media General Composite Index
                             and Peer Group Index

Note: The required performance graph is not included in this electronic filing. The graph has been provided to stockholders of the Company and a paper copy of the performance graph has been submitted supplementally to the Company's Branch Chief in the Division of Corporation Finance.





Name               11/02/90  11/01/91  10/30/92  10/29/93  10/28/94  10/27/95

Latshaw
 Enterprises, Inc.   100.0      57.14     57.14     85.71    121.43     85.71

Media General
 Composite Index (1) 100.0     130.84    137.19    165.85    172.64     202.96

Peer Group Index (2) 100.0     175.14    189.42    244.94    256.90     291.99

(1) Index of approximately 8,000 companies prepared by Media General Financial Services, Inc.

(2)   The companies in the peer group are listed above on page 41.


                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

       For a description of payments made by the Company to L. Chandler Smith, a director of the Company, during fiscal year 1995, see
"Pension and Compensation Committee Interlocks and Insider
Participation".


                         STOCKHOLDER PROPOSALS

       Any appropriate stockholder proposal intended to be presented for action at the 1997 annual stockholders' meeting must be received by the Company by July 11, 1997, for inclusion in the proxy material relating to such meeting.


                              GENERAL

       Management knows of no matters which will be presented for consideration at the meeting other than those stated in the Notice of Annual Meeting which is part of the Proxy Statement. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their judgment.

       In addition to the solicitation of proxies from stockholders by use of the mails, it is expected that a limited number of employees of the Company, without additional compensation except payment of out-of-pocket expenses, may solicit proxies from stockholders by telephone, telegraph and personal visits. It is expected that banks, brokerage houses and others will be requested to forward the soliciting material to their principals and obtain authorization for the execution of proxies. All costs of solicitation, including the costs of preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement the same, as well as the reasonable out-of-pocket expenses incurred by the above-mentioned banks, brokerage houses and others, will be borne by the Company.

                        ADDITIONAL INFORMATION

       The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed a Schedule 13E-3 with the Commission in connection with the proposed Reverse Stock Split. As permitted by the rules and regulations of the Commission, this Proxy Statement does not contain all of the information set forth in the
Schedule 13E-3. The Schedule 13E-3, including exhibits and other filings made by the Company as described above, may be inspected without charge, and copies may be obtained at prescribed rates, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.
20549; and at regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained upon payment of the Commission's prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site, which contains reports, proxy and information statements and other information regarding registrants that, like the Company, file electronically with the Commission, at the following address: http://www.sec.gov.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

       The following documents filed with the Securities and Exchange Commission by the Company are incorporated into this Proxy Statement by reference:

       The Company hereby incorporates by reference (a) the Financial Statements and the notes thereto contained on pages 26 through 46 of the Company's 1995 Annual Report to Stockholders ("Annual Report") included as an Annex to this Proxy Statement, (b) the report of independent certified public accountants thereon contained on page 25 of the Annual Report, (c) the Financial Statement Schedule contained on page 22 of the Annual Report, (d) Selected Financial Data contained on pages 47 and 48 of the Annual Report, (e) Management's Discussion and Analysis of Financial Condition and Results of
Operations contained on pages 13 through 18 of the Annual Report,
(f) the Financial Statements and notes thereto contained on pages 3 through 5 of the Company's Quarterly Report on Form 10-Q/A (Amendment No. 1) for the period ended August 3, 1996 ("Quarterly Report") included as an Annex to this Proxy Statement and (g) Management's Discussion and Analysis of Financial Condition and Other Information contained on pages 6 through 8 of the Quarterly Report.


                            ANNEXES

       The following documents are being delivered to the Company's shareholders together with this Proxy Statement.

       Annual Report to Stockholders for the year ended October 28, 1995. Amendment No. 1 to the Form 10-K of the Company for the year ended October 28, 1995.
       Quarterly Report on Form 10-Q for the quarter ended February 3, 1996. Quarterly Report on Form 10-Q for the quarter ended May 4, 1996. Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended August 3, 1996.


                                       BY ORDER OF THE BOARD OF DIRECTORS

DATE: November 8, 1996                 Michael E. Bukaty
                                       President and
                                       Chief Operating Officer

                                                                 APPENDIX A


                           ARTICLE FOURTH OF THE

                      CERTIFICATE OF INCORPORATION OF

                         LATSHAW ENTERPRISES, INC.

                           AS CURRENTLY IN EFFECT


       FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Million
(3,000,000) shares consisting of:

                1. 1,500,000 shares of Common Stock ("Common Stock") of the par value of Two Dollars ($2.00) per share;

                2. 1,000,000 shares of Class C Common Stock ("Class C Common Stock") of the par value of Two Dollars ($2.00) per share; and

                3.     500,000 shares of Preferred Stock without par value.

No holder of shares of any class of stock of the Corporation shall have any preemptive or other right to subscribe for or purchase any shares of any class of stock of the Corporation, or any securities convertible into shares of stock of any class which at any time may be issued or sold by the Corporation, other than such right, if any, as the Board of Directors in its discretion may determine.

                            Preferred Stock

       The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and for such consideration as may be fixed by the Board of Directors. The Preferred Stock of all series shall be in all respects entitled to the same preferences, rights and privileges and subject to the same qualifications, limitations and restrictions, except that different series of Preferred Stock may vary with respect to those provisions as shall be determined and fixed by the Board of Directors as hereinafter provided. Each share of Preferred Stock of any one series shall have the same rights as and be identical in all respects with all the other shares of Preferred Stock of that series.

       The Board of Directors is empowered, subject to the other provisions of this Article FOURTH, to determine and fix by resolution or resolutions providing for the issuance of any series:

               (a) The number of shares to constitute such series and the designation thereof;

               (b) The voting powers, full, limited or contingent, if any, to which holders of shares of such series shall be entitled;

                (c) The dividend rate or rates, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or noncumulative;

               (d) Whether or not the shares of such series shall be redeemable and, if redeemable, the redemption price and the other terms and conditions of redemption;

               (e) The amount, if any, which the shares of such series shall be entitled to receive before any distribution or payment shall be made to holders of the Common Stock and Class C Common Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or of any proceedings resulting in any distribution of all, or substantially all, of its assets to its stockholders;

               (f) Whether or not the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

               (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of stock of the Corporation and, if convertible or exchangeable, the conversion price or prices or rate or rates of conversion or exchange and all other terms and conditions of conversion or exchange; and

               (h) Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as the directors may deem advisable and as shall be stated in said resolution or resolutions.

                   Common Stock and Class C Common Stock

               (a) The powers, preferences and rights of the Common Stock and Class C Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

               (b) The Common Stock and Class C Common Stock may be issued from time to time for such consideration not less than the par value thereof as may be fixed by the Board of Directors.

               (c) (1) At each annual or special meeting of stockholders, each holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the Corporation and each holder of Class C Common Stock shall be entitled to fifty (50) votes in person or by proxy for each share of Class C Common Stock standing in his name on the stock transfer records of the Corporation except as otherwise provided herein or in Article Sixth.

               (2) Except as otherwise provided herein or required by law, the holders of Common Stock and Class C Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock. Notwithstanding the foregoing, the holders of Common Stock and Class C Common Stock shall each be entitled to vote separately as a class with respect to
       (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences or special rights of the shares of the respective classes of stock so as to affect them adversely,
       (ii) amendments to this Certificate of Incorporation changing the number of authorized shares of Class C Common Stock, but the holders of Common Stock and Class C Common Stock shall vote together as a single class in order to change the number of authorized shares of Common Stock, and (iii) such other matters as may require class votes under the General Corporation Law of the State of Delaware.

               (d) Subject to the rights of the holders of Preferred Stock and subject to any other provisions of this Certificate of Incorporation as amended from time to time, holders of Common Stock and Class C Common Stock shall be entitled to share equally, on a per share basis, in any dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that in the case of dividends or other distributions declared that are payable in shares of Common Stock or Class C Common Stock, the dividends payable in shares of Common Stock shall be payable to only holders of Common Stock and the dividends payable in shares of Class C
       Common Stock shall be payable only to holders of Class C Common
       Stock. The Common Stock may be subdivided or combined and stock dividends may be paid on the Common Stock without the subdivision or combination or payment of a stock dividend or stock split to the holders of Class C Common Stock. Similarly, the Class C Common
       Stock may be subdivided or combined and stock dividends may be paid on the Class C Common Stock without the subdivision or combination or payment of a stock dividend or stock split to the holders of Common Stock.

               (e) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set aside for the holders of the shares of Preferred Stock and any other class having preference over the Common Stock and Class C Common Stock in such event the full preferential amounts to which they are respectively entitled, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock and Class C Common Stock, in cash or in kind.

               (f) Each share of Common Stock shall have the same rights as, and be identical in all respects with, all the other shares of Common Stock. Each share of Class C Common Stock shall have the same rights as, and be identical in all respects with, all other shares of Class C Common Stock.


                                                                APPENDIX B



                             ARTICLE FOURTH OF THE

                        CERTIFICATE OF INCORPORATION OF

                            LATSHAW ENTERPRISES, INC.

                            AS PROPOSED TO BE AMENDED



       FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Million Five Hundred and Thirty Thousand (1,530,000) shares consisting of:

                1. 30,000 shares of Class A Common Stock ("Class A Common Stock") of the par value of One Hundred Dollars ($100.00) per share;

                2. 1,000,000 shares of Class C Common Stock ("Class C Common Stock") of the par value of Two Dollars ($2.00) per share; and

                3.     500,000 shares of Preferred Stock without par value.

No holder of shares of any class of stock of the Corporation shall have any preemptive or other right to subscribe for or purchase any shares of any class of stock of the Corporation, or any securities convertible into shares of stock of any class which at any time may be issued or sold by the Corporation, other than such right, if any, as the Board of Directors in its discretion may determine.

                             Preferred Stock

       The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and for such consideration as may be fixed by the Board of Directors. The Preferred Stock of all series shall be in all respects entitled to the same preferences, rights and privileges and subject to the same qualifications, limitations and restrictions, except that different series of Preferred Stock may vary with respect to those provisions as shall be determined and fixed by the Board of Directors as hereinafter provided. Each share of Preferred Stock of any one series shall have the same rights as and be identical in all respects with all the other shares of Preferred Stock of that series.

       The Board of Directors is empowered, subject to the other provisions of this Article FOURTH, to determine and fix by resolution or resolutions providing for the issuance of any series:

               (a) The number of shares to constitute such series and the designation thereof;

               (b) The voting powers, full, limited or contingent, if any, to which holders of shares of such series shall be entitled;

               (c) The dividend rate or rates, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or noncumulative;

               (d) Whether or not the shares of such series shall be redeemable and, if redeemable, the redemption price and the other terms and conditions of redemption;

               (e) The amount, if any, which the shares of such series shall be entitled to receive before any distribution or payment shall be made to holders of the Class A Common Stock and Class C Common Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or of any proceedings resulting in any distribution of all, or substantially all, of its assets to its stockholders;

               (f) Whether or not the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

               (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of stock of the Corporation and, if convertible or exchangeable, the conversion price or prices or rate or rates of conversion or exchange and all other terms and conditions of conversion or exchange; and

               (h) Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as the directors may deem advisable and as shall be stated in said resolution or resolutions.

                 Class A Common Stock and Class C Common Stock

               (a) The powers, preferences and rights of Class A Common Stock and Class C Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

               (b) Class A Common Stock and Class C Common Stock may be issued from time to time for such consideration not less than the par value thereof as may be fixed by the Board of Directors.

               (c) (1) At each annual or special meeting of stockholders, each holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his name on the stock transfer records of the Corporation and each holder of Class C Common Stock shall be entitled to fifty (50) votes in person or by proxy for each share of Class C Common Stock standing in his name on the stock transfer records of the Corporation except as otherwise provided herein or in Article Sixth.

                       (2) Except as otherwise provided herein or required by law, the holders of Class A Common Stock and Class C Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock. Notwithstanding the foregoing, the holders of Class A Common Stock and Class C Common Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences or special rights of the shares of the respective classes of stock so as to affect them adversely, (ii) amendments to this Certificate of Incorporation changing the number of authorized shares of Class C Common Stock, but the holders of Class A Common Stock and Class C Common Stock shall vote together as a single class in order to change the number of authorized shares of Class A Common Stock, and (iii) such other matters as may require class votes under the General Corporation Law of the State of Delaware.

               (d) Subject to the rights of the holders of Preferred Stock and subject to any other provisions of this Certificate of Incorporation as amended from time to time, holders of Class A
       Common Stock and Class C Common Stock shall be entitled to share equally, on a per share basis, in any dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that in the case of dividends or other distributions declared that are payable in shares of Class A Common Stock or Class C Common Stock, the dividends payable in shares of Class A
       Common Stock shall be payable to only holders of Class A Common
       Stock and the dividends payable in shares of Class C Common Stock shall be payable only to holders of Class C Common Stock. The Class
       A Common Stock may be subdivided or combined and stock dividends may be paid on the Class A Common Stock without the subdivision or combination or payment of a stock dividend or stock split to the holders of Class C Common Stock. Similarly, the Class C Common
       Stock may be subdivided or combined and stock dividends may be paid on the Class C Common Stock without the subdivision or combination or payment of a stock dividend or stock split to the holders of Class A Common Stock.

               (e) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set aside for the holders of the shares of Preferred Stock and any other class having preference over Class A Common Stock and Class C Common Stock in such event the full preferential amounts to which they are respectively entitled, the remaining net assets of the corporation shall be distributed pro rata to the holders of Class A Common Stock and Class C Common
       Stock, in cash or in kind.

              (f) Each share of Class A Common Stock shall have the same rights as, and be identical in all respects with, all the other shares of Class A Common Stock. Each share of Class C Common Stock shall have the same rights as, and be identical in all respects with, all other shares of Class C Common Stock.


                            Reverse Stock Split

       On the effective date of the amendment revising Article FOURTH and adding this paragraph to Article FOURTH ("Effective Date"), the number of outstanding shares of Common Stock of the Corporation shall be reduced so that each fifty (50) shares of Common Stock issued and outstanding will be automatically reclassified, combined, and converted into one (1) share of Class A Common Stock of the par value of One Hundred Dollars ($100.00) per share. No fractions of shares will be issued, and on the Effective Date, stockholders otherwise entitled to receive fractions of shares, unless and until such fractions of shares are combined with other fractions of shares resulting in full shares within a period of time to be set by the Corporation's Board of Directors, shall have no further interest as stockholders in respect of such fractions of shares and shall be entitled to receive from the Corporation in cash the fair value, as determined by the Board of Directors, of such fractions of shares.


                                  PROXY

The undersigned hereby appoints John Latshaw, Michael E. Bukaty and David G. Carr, and each of them, as proxies for the undersigned at the Annual Meeting of Stockholders of Latshaw Enterprises, Inc., at the First Floor Conference Room, Air World's Ambassador II Building, 11020 Ambassador Drive, Kansas City, Missouri on December 14, 1996, at 11:00 A.M., C.S.T., and at any adjournment, to vote the shares of stock the undersigned would be entitled to vote, if personally present, upon the election of directors, the proposals below, and any other matter brought before the meeting, all as set forth in the November 8, 1996 Proxy Statement.


THE DIRECTORS RECOMMEND A VOTE "FOR" APPROVAL OF THE FOLLOWING PROPOSAL:

Proposal 1. Approval of an amendment to Article FOURTH of the Company's
            Certificate of Incorporation which would effect a 1-for-50 reverse stock split of the Company's common stock . . . . .
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            . . . . . . . . ___ FOR  ___ AGAINST  ___ ABSTAIN


THE DIRECTORS RECOMMEND THAT THE FOLLOWING AUTHORITY BE "GRANTED":

Proposal 2. Authority granted to or withheld from proxies to vote for Michael
            E. Bukaty and John Latshaw (or a substitute nominee or nominees designated by the Board of Directors if any of them becomes unavailable) as directors . . . . . . . . . . . . . . . . .
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            . . . . . . . . ___ GRANTED  ___ WITHHELD


THE DIRECTORS RECOMMEND A VOTE "FOR" APPROVAL OF THE FOLLOWING PROPOSAL:

Proposal 3. Ratification of the appointment of Ernst & Young as independent auditors for the Company. . . . . . . . . . . . . . . . . .
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            . . . . . . . . ___ FOR  ___ AGAINST  ___ ABSTAIN


IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE OR NOMINEES, YOU MAY DO SO BY STRIKING OUT THE NAME OF SUCH NOMINEE(S) IN PROPOSAL 2 ABOVE.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE DEEMED MARKED "FOR" ON PROPOSALS 1 AND 3, MARKED "GRANTED" ON PROPOSAL 2, AND VOTED ACCORDINGLY.

Please mark your Proxy, date and sign it on the other side and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.


                                 PROXY


For Annual Meeting of Stockholders of Latshaw Enterprises, Inc., December 14, 1996, at 11:00 A.M., C.S.T., First Floor Conference Room, Air World's Ambassador II Building, 11020 Ambassador Drive, Kansas City, Missouri.


           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Please mark your Proxy on the other side. Date and sign your name below as it appears on the Proxy.

                             ________________________________
                                       Stockholder


                             Dated:__________________________, 1996


                             If shares are held jointly, every holder should sign. If executed by a corporation, an authorized officer should sign. Executors, administrators and trustees should so indicate when signing.

                           VOTING INSTRUCTIONS


TO:      ESOT PARTICIPANTS AND BENEFICIARIES

FROM: ESOT ADMINISTRATIVE COMMITTEE OF THE LATSHAW ENTERPRISES, INC. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

RE:      VOTING SHARES OF LATSHAW ENTERPRISES, INC.
         COMMON STOCK ALLOCATED TO ESOT ACCOUNTS

DATE:    NOVEMBER 8, 1996

-----------------------------------------------------------------

      Pursuant to Section 8.04 of the Company's Employee Stock Ownership Plan and Trust (the "Plan"), you are entitled to direct the Trustee of the Plan as to the manner in which certain shares of the Latshaw Enterprises, Inc. common stock allocated to your account in the Plan (or to the account with respect to which you are a beneficiary) shall be voted with respect to various matters described in the enclosed Proxy Statement.

      The enclosed Proxy Statement and Notice of the Annual meeting of the stockholders of the Company are identical to the ones being sent to all stockholders of the Company to solicit their vote with respect to various matters described in the enclosed Proxy Statement. Please review them carefully before you decide how to vote. Please indicate your vote on the enclosed card and return it in the enclosed pre-addressed, postage-paid envelope. The Trustee of the Plan will then vote the shares allocated to your account in accordance with your directions.

                          DIRECTIONS CONCERNING VOTE OF
                                ALLOCATED SHARES OF
                              LATSHAW ENTERPRISES, INC.
                                  PURSUANT TO THE
                              LATSHAW ENTERPRISES, INC.
                            EMPLOYEE STOCK OWNERSHIP PLAN
                                (THE "ESOP") AT THE
                          ANNUAL MEETING OF THE STOCKHOLDERS
                             TO BE HELD DECEMBER 14, 1996

      The undersigned hereby directs UMB Bank, N.A., Trustee of the ESOP (the "Trustee"), to vote all shares of stock of Latshaw Enterprises, Inc. (the "Company") which are allocated to the undersigned's account under the ESOP at the Annual Meeting of the Stockholders of the Company to be held at the First Floor Conference Room, Air World's Ambassador II Building, 11020 Ambassador Drive, Kansas City, Missouri, on December 14, 1996, commencing at 11:00 a.m. (Central Time) of that day and at any adjournment or adjournments thereof, with respect to the following and any other matter brought before the meeting, all as set forth in the November 8, 1996 Proxy Statement.

THE DIRECTORS RECOMMEND A VOTE "FOR" APPROVAL OF THE FOLLOWING PROPOSAL:

Proposal 1. Approval of an amendment to Article FOURTH of the Company's
            Certificate of Incorporation which would effect a 1-for-50 reverse stock split of the Company's common stock . . . . . .
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            . . . . . . . . ___ FOR  ___  AGAINST  ___ ABSTAIN

THE DIRECTORS RECOMMEND THAT THE FOLLOWING AUTHORITY BE "GRANTED":

Proposal 2. Authority granted to or withheld from proxies to vote for
            Michael E. Bukaty and John Latshaw (or a substitute nominee or nominees designated by the Board of Directors if any of them becomes unavailable) as directors  . . . . . . . . . . .
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            . . . . . . . .  ___ GRANTED  ___ WITHHELD

THE DIRECTORS RECOMMEND A VOTE "FOR" APPROVAL OF THE FOLLOWING PROPOSAL:

Proposal 3. Ratification of the appointment of Ernst & Young as independent auditors for the Company. . . . . . . . . . . . . . . . . . .
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            . . . . . . . . ___ FOR  ___ AGAINST  ___ ABSTAIN

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE OR NOMINEES, YOU MAY DO SO BY STRIKING OUT THE NAME OF SUCH NOMINEE(S) IN PROPOSAL 2 ABOVE.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE DEEMED MARKED "FOR" ON PROPOSALS 1 AND 3, MARKED "GRANTED" ON PROPOSAL 2, AND VOTED ACCORDINGLY.

Please mark your directions above, date and sign this card on the other side and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

If the undersigned fails to direct the Trustee, certain shares allocated to the undersigned's account under the ESOP will be voted by the Trustee in the manner directed by the ESOT Administrative Committee of the Board of Directors of the Company, and if the Committee fails to instruct the Trustee as to how to vote such shares, the Trustee will vote such shares in the manner deemed appropriate by the Trustee.


DATED: __________________________, 1996 ___________________________________
                                        Signature

                                        SSN:_______________________________

                                        NAME:______________________________
                                                  (Please Print)

                                        Please insert date of signing and
                                        sign your full and correct name and
                                        indicate your social security number.
                                        Please also print your name in the
                                        space provided below your signature.
                                        Executors, administrators and trustees
                                        should so indicate when signing.
                                        THE TRUSTEE MUST RECEIVE YOUR
                                        DIRECTIONS BY DECEMBER 9, 1996.




                                               ANNEX TO PROXY STATEMENT


     The Cover Page of the Report is titled "Latshaw Enterprises, Inc. 1995 Annual Report."

     Listed in the lower left hand corner of the Cover Page are the following:

     Wescon
     Latshaw Tools
     Helton
     Coast
     I.H. Molding

                            CORPORATE DIRECTORY

           DIRECTORS                               OFFICERS

         Michael E. Bukaty                         John Latshaw
         President and Chief Operating Officer     Chairman of the Board,
         LATSHAW ENTERPRISES, INC.                 Chief Executive Officer
                                                   and Managing Director

         James C. Gale                             Michael E. Bukaty
         Managing Director                         President and
         Gruntal & Co., Inc.                       Chief Operating Officer
         New York, New York
         Investment Banker                         David G. Carr
                                                   Senior Vice President,
         Constance H. Latshaw                      Chief Financial Officer
         Private Investor                          and Secretary

         John Latshaw                              GENERAL CORPORATE DATA
         Chairman of the Board,
         Chief Executive Officer and               General Counsel
         Managing Director                         Hillix, Brewer, Hoffhaus
         LATSHAW ENTERPRISES, INC.                 Whittaker & Wright
                                                   2420 Pershing Road
         David M. Pangrac                          Kansas City, Missouri 64108
         President
         Pangrac & Associates Consultants, Inc.    Auditors
         Port Aransas, Texas                       Ernst & Young
                                                   1200 Main Street
         Elizabeth A. Reid-Scott                   Kansas City, Missouri 64105
         Private Investor
                                                   Common Stock
         L. Chandler Smith                         Traded in
         Director of Corporate Development         over-the-counter market
         LATSHAW ENTERPRISES, INC.
                                                   Stock Transfer Agent,
                                                   Registrar and Dividend
         This Fiscal 1995 Annual Report on         Disbursing Agent
         Form 10-K includes the financial          United Missouri Bank, N.A.
         statements but excludes pages of          928 Grand Avenue
         routine exhibits contained in the         Kansas City, MO 64141
         Form 10-K filed with the Securities
         and Exchange Commission.  We will         Corporate Headquarters
         furnish the excluded exhibits to          and Wescon Products
         you upon request.                         2533 S. West Street
                                                   P.O. Box 7710
                David G. Carr                      Wichita, KS 67277
                  Secretary                        Telephone (316)942-7266

                             FORM 10-K

                   SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.
                                20549

[X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended October 28, 1995.

                                OR

[ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934

Commission file number 1-6072

                      LATSHAW ENTERPRISES, INC.
       (Exact name of registrant as specified in its charter)

        Delaware                             44-0427150
(State of incorporation)                 (I.R.S. Employer
                                         Identification No.)

2533 South West Street
Wichita, Kansas                                   67217
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:(316) 942-7266

Securities registered pursuant to Section 12(g) of the Act:

             Common Stock, $2.00 par value per share
                        (Title of Class)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  X                    No


     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [ ].

    The aggregate market value of the voting stock held by non-affiliates of the registrant (persons other than directors, officers and beneficial owners of more than 5% of the outstanding stock) as of December 31, 1995, computed by reference to the mean of the closing bid and asked prices on January 2, 1996 as quoted by Mesirow Capital, Inc., Chicago, Illinois was $821,873. The non-inclusion of shares held by directors, officers and beneficial owners of more than 5% of the outstanding stock shall not be deemed to constitute an admission that such persons are affiliates of the registrant within the meaning of the Securities Exchange Act of 1934.

     The number of outstanding shares of the registrant's common stock as of December 31, 1995 was 500,324 shares.


                   DOCUMENTS INCORPORATED BY REFERENCE

                                             Part of the Form 10-K
                                             Into Which the
                                             Document
Description of Document                      is Incorporated

The information included under the
captions entitled "Election of
Directors," "Security Ownership of
Certain Beneficial Owners and
Management," "Compensation of
Directors and Executive Officers,"
and "Certain Transactions and
Relationships" in the registrant's
definitive proxy statement to be
filed with the Commission pursuant
to Regulation 14A with respect to
its 1996 annual meeting of stockholders.          Part III

                                PART I

Item 1 - Business.

     Latshaw Enterprises, Inc., formerly known as Conchemco, Incorporated (the "Company"), is a holding company and through its affiliated subsidiaries, Wescon Products Company, Helton, Inc., Coast Wire & Plastic Tech, Inc. and I.H. Molding, Inc., produces and markets component parts for a wide range of original equipment manufacturers as well as consumer products. In addition to its holding company activities, the Company has also invested in the equity securities of other publicly traded corporations.

Wescon Products Company

     Wescon Products Company ("Wescon"), the Company's largest subsidiary, operates from two plants in Wichita, Kansas and consists of three divisions.

     The Controls Division serves principally manufacturers of equipment utilizing small gasoline powered engines. Light-duty controls are produced for regulating the operation of the engines, both for throttling and for the government mandated consumer products safety controls now required for lawn-mowing machines. While Wescon is one of the largest producers of controls for the outdoor power equipment industry, investments have been made over the past several years for expansion of the Controls Division into the medium-duty controls area of the market. These controls are designed for regulating hydraulically and mechanically powered truck and off-road equipment industries. Although these are mature markets, they represent a significant opportunity for expansion into related industries of higher technology.

     The Plastics Division produces custom injection molded products and provides related services for a wide range of customers. This Division has continued to expand its customer base by providing services in the areas of mold design, product design, material selection, mold manufacturing, and automated secondary assembly. These services are purchased by companies in the outdoor power equipment industry, the cosmetic industry, and a wide variety of companies in the industrial sector. Thick sectioned packages such as jars, powder cases, lids, and caps are presently manufactured on this Division's 33 injection molding machines. Secondary manufacturing processes further support Wescon's entry into this market by providing customers with services such as hot stamping, pad printing, hinge pin insertion, sonic welding, and engraving. In the industrial sector, parts are molded for equipment components such as handles for welding guns, hose couplings, battery cases, housings for electronic assemblies, and housings for telecommunications equipment.

     The Consumer Products Division was formed thirteen years ago. Hand tools have been designed and manufactured through this Division to further utilize Wescon's existing equipment now used for the manufacture of Controls and Plastics products. Products presently being manufactured and marketed under the name "Latshaw Tools" include a broad line of automotive oriented hand-held snow and ice removal tools under the "ICE BREAKER" trade name and a family of ratcheting tools under the "MR. RATCHET" trade name. The MR. RATCHET tools include a ratcheting nutdriver tool set, a ratcheting screwdriver with six interchangeable tips and a fixed shaft non-ratcheting screwdriver with twenty-eight tips. These new consumer and professional products are marketed through hardware chains, automotive parts stores, grocery chains, and a wide variety of mass merchandisers. They are designed to appeal to the more discriminating buyer.

     All of the products are distributed throughout the United States through direct salesmen and manufacturers' representatives. In fiscal 1995, Mary Kay Cosmetics, Inc. accounted for 12% of net sales. In fiscal 1994, Mary Kay Cosmetics, Inc. accounted for 14% of net sales and Toro Corp. accounted for 10%. Sales by the Company to Mary Kay Cosmetics, Inc. accounted for 15% and Toro Corp. accounted for 11% of net sales in fiscal 1993.

     Mechanical controls are produced by at least six manufacturers and the Company believes that Wescon is the major supplier of controls to the outdoor power equipment industry, which includes walk-behind and riding mowers, garden tractors, tillers, edgers and snow removal equipment. Plastic injection molding production is a highly competitive business, with many producers throughout the United States. Wescon's consumer product business is subject to extensive competition.

     Backlogs of Wescon are about the same as last year's levels.
Sales volume has little seasonal variation, with the exception of the third quarter (May-July), when volume is lower than the other quarters.

     Raw materials are readily available from both foreign and domestic sources.

Helton, Inc.

     Helton, Inc. ("Helton"), an 80% owned subsidiary acquired by the Company in 1990, is located in Morrison, Tennessee. It manufactures vacuum formed reusable plastic containers for original equipment manufacturers in the automotive and marine industries.
In 1992, Helton began production of plastic component parts for furniture manufacturers.

Coast Wire & Plastic Tech, Inc.

     Coast Wire & Plastic Tech, Inc. began operations in 1993 when the Company acquired the operating assets of Coast Wire Tech, Inc., Gardena, California. This subsidiary manufactures high performance specialty electrical wire and low noise cable for commercial electronic applications.

I.H. Molding, Inc.

     On September 1, 1995, the Company acquired the operating assets of I.H. Molding, Inc. in Dallas, Texas for $1,226,000. This wholly owned subsidiary of Wescon Products Company has seven injection molding machines which produce molded plastic products for a wide range of customers. Secondary manufacturing processes available to these customers include hot stamping, pad printing, hinge pin insertion, sonic welding and shrink wrap packaging.

Investment Activities

     In addition to its holding company activities, the Company has also invested in the common stock of Stifel Financial Corp., whose headquarters are located in St. Louis, Missouri. As of the end of 1995 fiscal year, the Company owned 75,014 shares, or approximately 1.8%, of the outstanding common stock of Stifel Financial Corp. Stifel Financial Corp. and its subsidiaries are engaged in general securities brokerage, public and corporate finance, and investment advisory businesses.

     The common stock of Stifel Financial Corp. is traded on the New York Stock Exchange. See Note 7 of the Notes to Consolidated
Financial Statements set forth in this Form 10-K which is included herein by reference.

Employees

     The Company has approximately 500 employees and considers relations with its employees to be good.

Industry Segment Information

     Industry segment information concerning the Company is not presented herein. Management of the Company has determined that none of the Company's subsidiaries or divisions thereof constitute reportable industry segments under applicable accounting standards.

Executive Officers of the Company

                       An Executive    Positions and Offices
                       Officer of the  Held with the Company
Name              Age  Company Since   as of December 31,1995(1)
John Latshaw       74     1987(2)      Chairman of the Board of
                                       Directors, Managing
                                       Director and Chief
                                       Executive Officer

Michael E. Bukaty  59     1984(3)      President and Chief
                                       Operating Officer

David G. Carr      50     1984(4)      Senior Vice-President,
                                       Chief Financial Officer
                                       and Secretary

(1) Unless otherwise indicated, each of the executive officers has held the same position with the Company during the last five years. Any other principal occupations or employment of such persons during the past five years is also indicated below.

(2) Mr. Latshaw also serves as Chairman of the Board of Directors of Wescon Products Company, a wholly-owned subsidiary of the Company and a manufacturer. In addition, Mr. Latshaw has served as Chairman of the Board of Helton, Inc., an 80% owned subsidiary of the Company and a manufacturer of plastic products, since August 1993, as Chairman of the Board and Chief Executive Officer of Coast Wire & Plastic Tech, Inc., a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since December 1993, and as Chairman of the Board and Chief Executive Officer of I.H. Molding, Inc., a wholly-owned subsidiary of Wescon Products Company and a manufacturer of plastic products, since September 1995. Mr.
               Latshaw served as Chairman of the Board of Directors of Latshaw Garden & Leisure, Inc., a subsidiary of the Company and formerly a distributor of consumer products and garden tools, from July 1989 until it liquidated its inventory in 1992. Mr. Latshaw is the father of Constance H. Latshaw and
               Elizabeth A. Reid-Scott, directors of the Company.

(3)            Mr. Bukaty also serves as President and Chief Executive
               Officer of Wescon Products Company, a wholly-owned subsidiary of the Company and a manufacturer. In addition, Mr. Bukaty has served as President of Coast Wire & Plastic Tech, Inc., a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since December 1993, and as President of I.H.
               Molding, Inc., a wholly-owned subsidiary of Wescon Products
               Company and a manufacturer of plastic products, since
               September 1995.

(4)            Mr. Carr also serves as Senior Vice President, Chief Financial
               Officer, Secretary and Treasurer of Wescon Products Company, a wholly-owned subsidiary of the Company and a manufacturer.
               Mr. Carr has also served as Secretary/Treasurer and a director of Coast Wire & Plastic Tech, Inc., a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since
               December 1993, and as Secretary/Treasurer and a director of I.H. Molding, Inc., a wholly-owned subsidiary of Wescon
               Products Company and a manufacturer of plastic products, since September 1995.


Item 2 - Properties.

     The Company operates the principal facilities listed below, all of which are considered well-maintained and suitable for the purpose for which they are being used:

                               Approximate
Location                       Floor Space        Leased or Owned

Wescon Products Company
Wichita, Kansas

1. Controls Division Plant    110,000 sq. ft.     Owned
2. Plastics Division Plant     75,000 sq. ft.     Owned

Helton, Inc.
Morrison, Tennessee

1. Plastics Vacuum Forming     40,000 sq. ft.     Owned
   Plant

I.H. Molding, Inc.
Dallas, Texas

1. Plastic Injection           20,000 sq. ft.     Leased
   Molding Plant

Coast Wire & Plastic Tech, Inc.
Gardena, California

1. Electrical Wire Forming     20,000 sq. ft.     Leased
   Plant

Item 3 - Legal Proceedings.

     Except as set forth below, there are no material pending legal proceedings other than ordinary routine litigation incidental to the business, to which either the Company or its subsidiaries are a party or of which any of the property of such entities is the subject.

     On August 13, 1993 the Company received an inquiry from the United States Environmental Protection Agency ("EPA") concerning the disposal of hazardous substances at the Doepke-Holliday Super Fund Site (the "Site") in Johnson County, Kansas. In the letter, the EPA stated that it had information indicating that wastes from the Company were disposed of at the Site. The Company has no records of any such disposal of wastes at the Site. However, the Company no longer has access to most of the records of two divisions which it operated during the relevant time period and subsequently sold, a paint and chemical coatings division and a manufactured housing division.

     The Company has agreed to participate in the Holliday Remediation Task Force (the Task Force), a group of potentially responsible parties for the Site. The Task Force currently has 40 active members and is negotiating participation by other potentially responsible parties. Parties who join the task force agree to participate at one of five specified levels of contribution based upon the Task Force's assessment of liability and to pay a portion of future response and remediation costs based upon their specified level of contribution. The Company will participate in the third contribution level and the Task Force's preliminary estimate of the amount of financial contribution which may be required from the Company at that level is $75,000 to $100,000. A consent decree between the Task Force and the EPA has not been executed; neither ultimate liability nor costs are ascertainable at this time. Based upon the information provided by the Task Force, the Company estimates the amount of the financial contribution by the Company, including legal and consulting costs associated with the contingency, that may be required will be $150,000.

     At October 29, 1994, the Company accrued a current liability of $150,000 relating to this contingency. The Company paid approximately $25,000 with respect to this matter during fiscal year 1995, and its accrued expenses at October 28, 1995 includes a current liability of $125,000 relating to this contingency. The Company does not expect final closure of this matter during fiscal year 1996. As a result of this matter, the Company has requested copies of insurance policies that were in effect during the period the contamination allegedly took place. The Company plans to evaluate the coverage that existed during this period and determine whether a claim should be filed with the carrier. The Company's ability to obtain contribution from the insurance carrier is not ascertainable at this time.

     In the event the Company ultimately pays certain costs as a potentially responsible party, it is the opinion of management, based upon currently available information, that any such costs or liability is not likely to materially vary from the amount accrued at October 28, 1995.

Item 4 - Submission of Matters to a Vote of Security Holders.

     The Annual Meeting of Stockholders was held on October 6,
1995.

     At the meeting, the stockholders (i) elected two directors for three-year terms and (ii) ratified the appointment of Ernst & Young as independent auditors of the corporation for the fiscal year ended October 28, 1995. The number of votes cast for, against and withheld, and the number of abstentions and broker nonvotes as to each such matter, including a separate tabulation with respect to each nominee for director, are set forth below:

1.  Election of Directors

Nominees                      Votes For         Votes Withheld

Constance H. Latshaw           376,246              8,711
David M. Pangrac               377,227              7,730

2.  Ratification of Independent Auditors

For:       376,944
Against:     5,630
Abstained:   2,383
Broker
  Nonvotes:      0

                               PART II

Item 5 - Market for Registrant's Common Equity and Related
         Stockholder Matters.

     The Company's common stock is traded on the over-the-counter market. There are two market makers in the Company's stock. The high and low bid quotations of the stock for each quarter during the past two fiscal years were:

                              1995                  1994
                          HIGH     LOW          HIGH     LOW

     Nov. - Jan.          8 1/2  -   7          7 1/2  -   6
     Feb. - Apr.          7      -   7          8      -   6 1/2
     May  - Jul.          8      -   7          8 1/8  -   7 1/2
     Aug. - Oct.          8      -   7          8 1/2  -   7 1/2

     The source of the high and low bid quotations provided above was Mesirow Capital, Inc., Chicago, Illinois.

     The Company had approximately 450 shareholders of record on December 31, 1995.

     No cash dividends were declared during fiscal years 1994 or 1995. The Company does not currently expect to pay cash dividends in the immediate future. Under the existing agreement of the Company and Wescon Products Company, the Company's largest subsidiary, with their primary lender, Wescon Products Company may make only such payments to the Company as are provided in the Company's corporate budget, not to exceed $125,000 per month.

Item 6 - Selected Financial Data.

     The information included in the schedule entitled "Five Year
Summary" contained in Exhibit 99 to this Form 10-K is incorporated herein by reference.

Item 7. - Management's Discussion and Analysis of Financial
          Condition and Results of Operations.

     In 1995, sales increased 6.1% to $41,102,000 from the 1994 level of $38,732,000. This compares to a 25.2% increase in 1994 from the 1993 level of $30,941,000. Included in the sales numbers for 1995 are revenues of $331,000 which were attributable to Latshaw's acquisition and operation of the assets of I. H. Molding, Inc. in Dallas, Texas. This acquisition was completed September 1, 1995. In 1995, all the Company's product groups experienced sales increases. In the first six months of 1995 sales increased 15.1% and in the last six months sales decreased 3.2% compared to comparable periods in 1994. The decrease in sales volume for the second half of 1995 appears to be the result of a general slowing of the economy.

     Gross profit as a percentage of sales was 21.8% in 1995 compared to 24.5% in 1994 and 22.9% in 1993. The improvement in 1994 resulted from manufacturing efficiencies and higher sales volume. In 1995, increased raw material costs were experienced by all of the Company's product groups, which was the primary cause for the decrease in gross profit.

     In 1995, selling, general and administration expense was $6,474,000, which is 15.8% of sales, compared with $6,795,000 or 17.5% in 1994 and $5,445,000 or 17.6% in 1993. The increase in selling, general and administrative expense since 1993 was due primarily to costs associated with higher sales volumes such as commissions and performance incentives. In addition, 1994 expenses include $250,000 and $150,000 of nonrecurring costs related to the termination of a long term lease agreement and an environmental contingency reserve, respectively. Excluding these expenses in 1994, selling, general and administrative expenses have been decreasing as a percent of sales because of the economies of scale gained as a result of the higher sales volume.

     Interest expense for 1995 was $523,000 compared to $361,000 and $277,000 in 1994 and 1993, respectively. The increases in both
1995 and 1994 were due to higher bank debt which was used to finance acquisitions as well as inventory and receivables growth as a result of increased sales volume. Borrowing costs in 1995 and 1994 were also higher because of the increase in interest rates the Company paid on its outstanding convertible subordinated debentures and bank borrowings.

     In 1994 and 1993, the Company had realized losses on the sale of marketable equity securities of $997,000 and $2,587,000, respectively. In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company adopted the provisions of the new standard for investments held as of or acquired after October 30, 1994. In accordance with SFAS No. 115, prior period financial statements have not been restated to reflect the change in accounting principle. Under SFAS No. 115, marketable equity securities held by the Company are classified as available for sale. Available for sale securities are carried at fair market value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders equity. For 1994 and 1993, the Company's marketable equity securities were carried at the lower of aggregate cost or market value. For 1994 and 1993 Latshaw had unrealized gains on these securities of $712,000 and $3,168,000, respectively.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS) No. 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions" and SFAS No. 109 "Accounting for Income Taxes," both of which have been adopted by the Company in its Consolidated Financial Statements for the year ended October 30, 1993. The cumulative effect of adopting SFAS No. 106 and SFAS No. 109 decreased 1993 net income by $241,000 and $440,000, respectively.

     The Company's effective income tax rate was 38% in 1995. The Company had an income tax rate of 42% in 1994 and a 9% rate in 1993. See Footnote 6 to the Consolidated Financial Statements for a reconciliation of the income tax provision to the amount computed at the Federal statutory rate. The higher rate in 1994 is principally attributable to an increase in the valuation reserve resulting from the effect of increased capital loss carryforwards related to the sale of marketable equity securities in 1994, net of the $712,000 reduction of cumulative unrealized capital losses on marketable equity securities. The lower rate in 1993 is principally attributable to decreases in the valuation reserve, originally provided in accordance with SFAS No. 109. Such decreases in the valuation reserve related to the $3,168,000 reduction of cumulative unrealized capital losses on marketable equity securities, net of the effect of increased capital loss carryforwards resulting from the sale of securities in 1993, and the effect of the improved profitability of the Company's operations in 1993.

     Latshaw had net income of $1,329,000, $1,193,000 and $1,190,000 for 1995, 1994 and 1993, respectively. Higher sales, new product introductions and improved operating efficiencies contributed to the growth of net income for those years.

     At year end, net working capital was $8,991,000 in 1995, $8,427,000 in 1994 and $7,632,000 in 1993. The ratio of current assets to current liabilities was 2.1, 2.2, and 2.4 at the end of 1995, 1994 and 1993, respectively.

     In 1995, net cash provided by operating activities totaled $1,676,000 resulting from net income of $1,329,000 and $1,570,000 from noncash charges for depreciation, less the effects of cash requirements to fund an increase in receivables and a reduction in accounts payable. These funds combined with additional bank borrowings were used by Latshaw to acquire the operating assets of I.H. Molding for $637,000 in cash and purchase other property, plant and equipment of $1,916,000. Net cash provided by operating activities in 1994 totaled $1,938,000 resulting primarily from $1,193,000 in net income and significant noncash charges for depreciation and amortization, less the effects of cash required to fund the increases in working capital required to support increased sales. These funds combined with additional bank borrowings were used by the Company to acquire the operating assets of Coast Wire
& Plastic, Tech, Inc. for $690,000 and purchase $1,919,000 of property, plant and equipment. In 1993, net cash provided by operating activities totaled $710,000, resulting from improved net income and higher noncash charges for depreciation and amortization, less the effects of the noncash gains on marketable equity securities and the use of cash required to fund increases in accounts receivable and inventories caused by higher sales volume. The cash provided by operating activities and the $2,500,000 in proceeds from the issuance of convertible subordinated debentures on November 6, 1992 allowed the Company to retire a $1,250,000 note payable to a shareholder and purchase $2,192,000 of property, plant and equipment.

     At October 28, 1995, the Company, through its subsidiary, Wescon Products Company, has an unused line of credit for short-term bank borrowings of $2,900,000 remaining of the $6,000,000 available, providing for interest at prime. This line of credit is collateralized by equipment, real estate, marketable equity securities, inventories, and accounts receivable. The Company, through its subsidiary, Helton, Inc., also has outstanding borrowings of $125,000 at October 28, 1995 on a $350,000 bank line of credit, with interest at prime plus 1.25 percent. This line of credit is collateralized by inventory accounts receivable of Helton, Inc. Management believes that the combination of funds available through its bank lines of credit along with the anticipated cash flow from operations will provide the capital resources necessary to meet the Company's current working capital needs. Despite the Company's existing capital resources, opportunities may arise that Management believes would enhance the value of the Company that could require financing not currently provided for. There were no significant capital expenditure commitments outstanding at the end of the fiscal year.

Item 8 - Financial Statements and Supplementary Data.

     The information in the Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Consolidated Statements of Shareholders' Equity, Notes to
Consolidated Financial Statements and Report of Independent
Auditors in Exhibit 99 to this Form 10-K is incorporated into this
Item 8 by reference.

Item 9 - Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure.

     Not Applicable.

                               PART III

Item 10 - Directors and Executive Officers of the Registrant.

Item 11 - Executive Compensation.

Item 12 - Security Ownership of Certain Beneficial Owners and
          Management.

Item 13 - Certain Relationships and Related Transactions.

     The information included under the captions entitled "Election of Directors," "Security Ownership of Certain Beneficial Owners and Management," "Compensation of Directors and Executive Officers" and "Certain Transactions and Relationships" in the Company's definitive proxy statement to be filed with the Commission pursuant to Regulation 14A with respect to its 1995 annual meeting of stockholders, is incorporated into Items 10, 11, 12, and 13 above by reference.


                               PART IV

Item 14 - Exhibits, Financial Statement Schedules, and Reports on Form 8-K

     (a)(1) Financial Statements. The following financial statements contained in Exhibit 99 to this Form 10-K are incorporated herein by reference:

               Consolidated Statements of Income - for the years ended October 28, 1995, October 29, 1994 and October 30, 1993

               Consolidated Balance Sheets - October 28, 1995 and October 29,
               1994

               Consolidated Statements of Cash Flows - for the years ended October 28, 1995, October 29, 1994 and October 30, 1993

               Consolidated Statements of Shareholders' Equity - for the years ended October 28, 1995, October 29, 1994 and October 30, 1993

               Notes to Consolidated Financial Statements

               Report of Independent Auditors

     (a)(2)  Financial Statement Schedules.

     The following financial statement schedules attached hereto are incorporated herein by reference:

               Schedule  I - Condensed Financial Information of Registrant

               Schedule II - Valuation and Qualifying Accounts

     All other schedules are omitted because they are not applicable or the information is contained in the financial statements or notes thereto.

     (a)(3)  Exhibits.

               (3)(a)  Certificate of Incorporation of Latshaw
                       Enterprises, Inc. as amended (incorporated by reference from Exhibit (3)(b) to the Form 10-Q filed by the Company with the Commission for the quarter ended August 3, 1991).

               (3)(b) By-laws of Latshaw Enterprises, Inc., as amended (incorporated by reference from Exhibit (3)(d) to the Form 10-Q filed by the Company with the Commission for the quarter ended August 3, 1991).

               (4)(a) Form of Indenture between Latshaw Enterprises, Inc. and Mark Twain Bank, respecting Debentures due November 2022 (incorporated by reference from Exhibit 4(a) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-2, Registration No. 33-51088, filed by the Company with the Commission on October 8, 1992).

               (4)(b) Form of Debenture due November 2022 (incorporated by reference from Exhibit 4(b) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-2, Registration No. 33-51088, filed by the Company with the Commission on October 8, 1992).

               (10)(a) Fiscal 1996 Key Management Bonus System.

               (10)(b) 1987 Employee Stock Benefit Plan (incorporated by
                       reference from Exhibit (10)(d) to the Annual Report on Form 10-K filed by the Company for the fiscal year ended October 29, 1988).

               (10)(c) Stock Option Agreement executed pursuant to the
                       1987 Employee Stock Benefit Plan (incorporated by reference from Exhibit (10)(e) to the Annual Report on Form 10-K filed by the Company with the Commission for the fiscal year ended October 29,
                       1988).

               (11)    Computation of Net Income Per Share

               (21)    Subsidiaries of Latshaw Enterprises, Inc.

               (23)    Consent of Ernst & Young

               (24)    Powers of Attorney

               (27)    Financial Data Schedule

               (99)    Company Financial Statements

(b) Reports on Form 8-K

     No Form 8-K's were filed during the last quarter of the period covered by this report.


                              SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                  LATSHAW ENTERPRISES, INC.
                                       (Registrant)


                             By: /s/ David G. Carr
                                 David G. Carr
                                 Senior Vice-President, Chief
                                 Financial Officer and
                                 Secretary

                              Dated:  January 18, 1996

                          Latshaw Enterprises, Inc.
             Schedule II - Valuation and Qualifying Accounts
                         Year ended October 28, 1995

                                        Additions
                                             Charged to
                     Balance at  Charged to  Other                    Balance
                     Beginning   Cost and    Accounts-   Deductions-  at End of
     Description     of Period   Expenses    Describe    Describe     Period
                                   (Thousands of Dollars)

Year ended October
 28, 1995:
Deducted from asset
 accounts:
 Allowance for
  doubtful accounts    $  110      $ 67       $  -        $    56(1)    $   121
 Reserve for
  inventory
  obsolescence              2       130          -             83(3)         49
 Valuation reserve
  for deferred tax
  assets                1,398         -          -             13(6)      1,385
                       $1,510      $197       $  -        $   152        $1,555

Year ended October
 29, 1994:
Deducted from asset
 accounts:
 Allowance for
  doubtful accounts    $   96      $ 31       $  -        $    17(1)     $  110
 Marketable equity
  securities valuation
  allowance - lower
  of cost or market       712         -          -            712(2)          -
 Reserve for
  inventory
  obsolescence             20         2          -             20(3)          2
 Valuation reserve
  for deferred tax
  assets                1,160       238          -              -         1,398

                       $1,988      $271       $  -        $   749        $1,510

Year ended October
 30, 1993:
Deducted from asset
 accounts:
 Allowance for
  doubtful accounts    $   89      $ 23       $  -        $    16(1)     $   96
 Marketable equity
  securities valuation
  allowance - lower
  of cost or market     3,880         -          -          3,168(2)        712
 Reserve for
  inventory
  obsolescence             33        20          -             33(3)         20
 Valuation reserve for
  deferred tax assets   1,721(4)      -          -            561(5)      1,160

                       $5,723     $  43       $  -        $ 3,778        $1,988


  (1) Uncollectible accounts written off, net of recoveries.
  (2) Unrealized gains on marketable equity security portfolio.
  (3) Inventory to which this reserve was related was disposed.
  (4) Valuation reserve recorded effective November 1, 1992 in connection with the adoption of Statement of Financial Accounting Standards
      No. 109, "Accounting for Income Taxes."
  (5) Reduction in reserve attributable to improved profitability of the Company on the estimated realizability of certain deferred tax assets as well as a reduction in net realized and unrealized capital losses on marketable equity securities on which a valuation reserve was previously provided.
  (6) Reduction in reserve attributable to unrealized capital gains on marketable equity securities on which a valuation reserve was previously provided.

                               Exhibit 11

                      Latshaw Enterprises, Inc.
                Primary and Fully Diluted Net Income
                    per Common Share Computation

[CAPTION]
                                 Year ended       Year ended        Year ended
                                 October 28,      October 29,       October 30,
                                   1995             1994                1993
                                      (In Thousands Except Per Share Data)

Primary
Net income applicable to common
 shareholders                    $1,329           $1,193            $1,190

Weighted average number of
 common shares outstanding
 during the period                  496              492               506
Add - common equivalent shares
 (determined using the "treasury
 stock method") representing
 shares issuable upon the
 exercise of stock options
 granted                             20               20                 3
Weighted average number of
 common and common equivalent
 shares outstanding                 516              512               509

Net income per share              $2.58            $2.33             $2.34

Fully Diluted
Net income                       $1,329           $1,193            $1,190
Add - interest expense of
 convertible subordinated
 debentures                         145              113               113
Net income applicable to
 common shareholders             $1,474           $1,306            $1,303

Weighted average number of
 common shares outstanding
 during the period                  496              492               506
Add - common equivalent shares
 (determined using the "treasury
 stock method") representing
 shares issuable upon the
 exercise of stock options
 granted                             21               23                10
Add - dilutive convertible
 subordinated debentures            500              500               485

                                  1,017            1,015             1,001

Net income per share            $  1.45           $ 1.29            $ 1.30


                          EXHIBIT (21)


            SUBSIDIARIES OF LATSHAW ENTERPRISES, INC.


1.   Wescon Products Company, a Delaware corporation

2.   Helton, Inc., a Tennessee corporation

3.   Coast Wire and Plastic Tech, Inc., a Delaware corporation

4.   I.H. Molding, Inc., a Texas corporation (a subsidiary of
     Wescon Products Company).





                            EXHIBIT 99


                    Report of Independent Auditors


The Shareholders and Board of Directors
Latshaw Enterprises, Inc.

We have audited the accompanying consolidated balance sheets of Latshaw Enterprises, Inc. and subsidiaries (the Company) as of
October 28, 1995 and October 29, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three fiscal years in the period ended October 28, 1995. Our audits also included the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Latshaw Enterprises, Inc. and subsidiaries at October 28, 1995 and October 29, 1994, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended October 28, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Notes 5 and 6 to the consolidated financial statements, in 1993 the Company changed its method of accounting for postretirement benefits other than pensions and income taxes.


                                        /s/Ernst & Young LLP
                                        Ernst & Young LLP

Kansas City, Missouri
December 12, 1995

                 Latshaw Enterprises, Inc. and Subsidiaries

                        Consolidated Balance Sheets

                                             October 28,      October 29,
                                               1995              1994
                                                   (In Thousands)
Assets
Current assets:
 Cash and cash equivalents                   $   319          $   184
 Marketable equity securities
  (Notes 4 and 7)                                450              415
 Accounts and notes receivable,
  less allowance for doubtful
  accounts of $121,000 in 1995
  and $110,000 in 1994 (Note 4)                6,787            5,939
 Inventories (Notes 3 and 4)                   8,056            7,721
 Refundable income taxes (Note 6)                116                -
 Deferred income taxes (Note 6)                  691              663
 Prepaid expenses                                399              405
Total current assets                          16,818           15,327

Property, plant and equipment (Note 4):
 Land                                            166              166
 Buildings and improvements                    4,028            3,704
 Machinery and equipment                      12,770           11,641
 Transportation equipment                         51               48
 Furniture and fixtures                        2,167            1,938
                                              19,182           17,497
 Less accumulated depreciation
  and amortization                           (12,107)         (11,086)
                                               7,075            6,411
Noncompete agreement, less
 accumulated amortization
 of $18,000 (Note 2)                             537                -

Other assets                                     218              226
                                             $24,648          $21,964

                                              October 28,      October 29,
                                                 1995             1994
                                                     (In Thousands)


Liabilities and shareholders' equity
Current liabilities:
 Notes payable (Note 4)                     $ 3,470          $ 2,099
 Accounts payable                             2,107            2,828
 Customer deposits                              166              110
 Accrued expenses:
  Salaries, wages and commissions               587              579
  Vacation                                      435              427
  Deferred compensation                         138              160
  Insurance                                     251              176
  Property taxes                                171              151
  Other                                         338              321
 Current portion of long-term
  debt (Note 4)                                  53               49
 Current portion of noncompete
  obligation (Note 2)                           111                -
Total current liabilities                     7,827            6,900
Long-term debt, less current
 portion (Note 4)                             2,774            2,827
Noncompete obligation, less
 current portion (Note 2)                       333                -
Pensions and deferred compensation
 (Note 5)                                     1,621            1,571
Postretirement benefit obligation
 (Note 5)                                       266              288
Deferred income taxes (Note 6)                  238              172
Shareholders' equity
 (Notes 4, 7, and 8):
 Preferred stock, no par value:
  Authorized shares - 500,000,
   none issued                                    -                -
 Common stock, $2 par value:
  Authorized shares - 1,500,000
  Issued shares - 1,002,162                   2,004            2,004
 Class C common stock, $2 par value:
  Authorized shares - 1,000,000
   in 1992, none issued                           -                -
 Additional paid-in capital                   4,899            5,015
 Unrealized gains on marketable
  equity securities                              22                -
 Retained earnings                           14,965           13,636
                                             21,890           20,655
Less cost of common stock held
 in treasury, 500,187 shares
 in 1995 and 505,058 shares
 in 1994                                    (10,301)         (10,449)
                                             11,589           10,206
                                            $24,648          $21,964
See accompanying notes.


                  Latshaw Enterprises, Inc. and Subsidiaries
[CAPTION]

                      Consolidated Statements of Income

                                                       Year ended
                                    October 28,  October 29,  October 30,
                                       1995         1994         1993
                                    (In Thousands, Except Per Share Data)
Net sales                           $41,102      $38,732      $30,941
Cost of sales                        32,146       29,230       23,851
Gross profit                          8,956        9,502        7,090

Selling, general and
 administrative expenses              6,474        6,795        5,445
Interest expense                        523          361          277
Interest income                         (15)         (16)         (19)
Loss on sale of marketable
 equity securities                        -          997        2,587
Unrealized gain on marketable
equity securities                         -         (712)      (3,168)
Other - net                            (160)          13          (78)
Income before income taxes and
 cumulative effects of changes in
 accounting principles                2,134        2,064        2,046

Income tax provision (Note 6)           805          871          175
Income before cumulative effects of
 changes in accounting principles     1,329        1,193        1,871

Cumulative effects of adopting new
 methods of accounting for income
 taxes and postretirement benefits
 (Notes 5 and 6)                          -            -         (681)
Net income                          $ 1,329      $ 1,193      $ 1,190

                  Latshaw Enterprises, Inc. and Subsidiaries

[CAPTION]
                  Consolidated Statements of Income (continued)

                                                 Year ended
                                    October 28,  October 29,  October 30,
                                      1995          1994         1993
                                    (In Thousands, Except Per Share Data)
Net income per common and common
 equivalent share:
  Primary:
   Income before cumulative
    effects of changes in
    accounting principles           $   2.58     $  2.33      $  3.68
   Cumulative effects of changes
    in accounting principles               -           -        (1.34)
   Net income                       $   2.58        2.33      $  2.34

  Fully diluted:
   Income before cumulative
    effects of changes in
    accounting principles           $   1.45     $  1.29      $  1.98
  Cumulative effects of changes
    in accounting principles               -           -         (.68)
  Net income                        $   1.45     $  1.29      $  1.30

Common and common equivalent
 shares outstanding:
  Primary                                516         512          509

  Fully diluted                        1,017       1,015        1,001

See accompanying notes.

                Latshaw Enterprises, Inc. and Subsidiaries

               Consolidated Statements of Shareholders' Equity

                                   Unrealized
                                   Gains on
                       Additional  Marketable                     Total
              Common   Paid-In     Equity     Retained  Treasury  Shareholders'
              Stock    Capital     Securities Earnings  Stock     Equity
                                     (In Thousands)

Balance at
 October 31,
  1992             $2,004   $5,548      $    -     $11,253   $(10,699) $ 8,106
   Net income           -        -           -       1,190          -    1,190
   Purchase of
    112,901
    shares of
    common stock        -        -           -           -       (435)    (435)
   Contribution
    of 26,909
    shares of
    common stock
    (at market)
    to Employee
    Stock
    Ownership
    Trust               -     (447)          -           -       567      120
Balance at October
30, 1993            2,004    5,101           -      12,443   (10,567)   8,981
 Net income             -        -           -       1,193         -    1,193
 Purchase of 3,831
  shares of common
  stock                 -        -           -           -       (28)     (28)
 Contribution of
  7,059 shares of
  common stock
  (at market) to
  Employee Stock
  Ownership Trust       -      (86)          -           -      146       60
Balance at October
 29, 1994           2,004    5,015           -      13,636  (10,449)  10,206
 Adjustment to
  beginning balance
  for change in
  accounting method,
  net of income
  taxes of $5,000       -        -           9           -        -       9
 Change in unrealized
  gains, net of
  income taxes of
  $8,000                -        -          13           -        -      13
 Net income             -        -           -       1,329        -   1,329
 Purchase of 3,700
  shares of common
  stock                 -        -           -           -      (28)    (28)
 Contribution of
  8,571 shares of
  common stock
  (at market) to
  Employee Stock
  Ownership Trust       -     (116)          -           -      176       60
Balance at October
 28, 1995          $2,004   $4,899         $22     $14,965 $(10,301) $11,589

See accompanying notes.

                    Latshaw Enterprises, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows

                                                   Year ended
                                       October 28,  October 29,  October 30,
                                          1995         1994         1993
                                                 (In Thousands)
Operating activities
Net income                             $1,329       $1,193       $1,190
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
  Depreciation and amortization         1,570        1,395        1,024
  Deferred compensation                    28          (49)          11
  Gain on sale of property, plant
   and equipment                          (20)          (1)         (37)
  Loss on sale of marketable
   equity securities                        -          997        2,587
  Unrealized gain on marketable
   equity securities                        -         (712)      (3,168)
  Contribution to Employee Stock
   Ownership Trust funded through
   issuance of treasury stock              60           60           60
  Provision for losses on accounts
   receivable                              67           31           23
  Deferred income taxes                    25          145          242
  Postretirement benefits                 (22)         (39)         327
  Changes in operating assets and
   liabilities affecting cash and
   cash equivalents:
    Accounts and notes receivable        (723)      (1,015)        (942)
    Inventories                          (169)      (1,282)      (1,559)
    Refundable income taxes              (116)         138           33
    Prepaid expenses                      329          106          279
    Accounts payable                     (836)         474          404
    Customer deposits                      56           78          (30)
    Income taxes payable                    -            3            -
    Accrued expenses                       98          416          266
Net cash provided by operating
 activities                             1,676        1,938          710

                   Latshaw Enterprises, Inc. and Subsidiaries

                 Consolidated Statements of Cash Flows (continued)

                                                   Year ended
                                       October 28,  October 29,  October 30,
                                          1995         1994         1993
                                                 (In Thousands)

Investing activities
Proceeds from sale of marketable
 equity securities                     $      -     $    158     $   503
Purchases of property, plant
 and equipment                           (1,916)      (1,919)     (2,192)
Proceeds from sale of property,
 plant and equipment                         24           39          42
Acquisition of assets of
 I.H. Molding, Inc. and
 Coast Wire and Plastic Tech,
 Inc. (Note 2)                             (637)        (690)          -
Other                                        17           56         (11)
Net cash used in investing
 activities                              (2,512)      (2,356)     (1,658)

Financing activities
Proceeds from issuance of
 notes payable                            3,692        2,885       2,595
Principal payments of notes
 payable                                 (2,644)      (2,296)     (2,492)
Proceeds from issuance of
 long-term debt                               -          410       2,500
Principal payments of
 long-term debt                             (49)        (543)     (1,295)
Purchases of treasury stock                 (28)         (28)       (435)
Net cash provided by financing
 activities                                 971          428         873
Increase (decrease) in cash and
 cash equivalents                           135           10         (75)
Cash and cash equivalents at
 beginning of year                          184          174         249
Cash and cash equivalents at
 end of year                            $   319      $   184     $   174

See accompanying notes.

                 Latshaw Enterprises, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                                 October 28, 1995

1.  Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Latshaw Enterprises, Inc. (the Company), its wholly-owned subsidiaries, Wescon Products Company (Wescon) and Coast Wire & Plastic Tech, Inc., its 80%- owned subsidiary Helton Incorporated (formerly Helton and Helton Sales), and Wescon's wholly-owned subsidiary, I.H. Molding, Inc. All intercompany accounts, transactions and profits have been eliminated.

Marketable Equity Securities

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company adopted the provisions of the new standard for investments held as of or acquired after October 30, 1994. In accordance with SFAS No. 115, prior period financial statements have not been restated to reflect the change in accounting principle.

Under SFAS No. 115, marketable equity securities held by the Company are classified as available-for-sale. Available-for-sale securities are carried at fair market value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities, if any, are included in the consolidated statements of income. The cost of securities sold is based on the specific identification method. The balance of shareholders' equity as of October 30, 1994 was increased by $9,000 (net of $5,000 in deferred income taxes) to reflect the net unrealized holding gains on securities classified as available-for-sale previously carried at the lower of aggregate cost or market value.

Inventories

Inventories are stated at the lower of cost using the last-in, first-out
(LIFO) method or market. Inventories of approximately $430,000 and $594,000 as of October 28, 1995 and October 29, 1994, respectively, at the Helton Incorporated subsidiary, and $98,000 as of October 28, 1995 at the I.H. Molding subsidiary are stated at the lower of cost, using the first-in, first-out (FIFO) method, or market.

                Latshaw Enterprises, Inc. and Subsidiaries

1.  Significant Accounting Policies (continued)

Property, Plant and Equipment

Property, plant and equipment are stated on the basis of cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and primarily accelerated methods for income tax purposes.

Income Taxes

Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," is used in accounting for income taxes, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. On November 1, 1992, the Company adopted the provisions of SFAS No. 109. (See Note 6.)
Prior to the adoption of SFAS No. 109, income tax expense was determined in accordance with Accounting Principles Board Opinion No. 11.

Net Income Per Share

The computation of primary earnings per common and common equivalent share is based on the weighted average number of outstanding common shares and additional shares assuming the exercise of dilutive stock options.
The computation of fully diluted earnings per share further assumes conversion of the variable interest rate convertible debentures.

Credit Concentrations

The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. The Company grants extended credit terms of up to 120 days to approved customers with established credit histories. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

The Company's cash and cash equivalents are placed in high quality, major, domestic banks which limit the amount of credit exposure.

                 Latshaw Enterprises, Inc. and Subsidiaries

1.  Significant Accounting Policies (continued)

Cash Equivalents

The Company considers all short-term, highly liquid investments purchased with maturities of three months or less to be cash equivalents.

2.  Acquisitions

On September 1, 1995, the Company acquired I.H. Molding, Incorporated (I.H. Molding). I.H. Molding is primarily engaged in the manufacture, distribution and selling of injection molding products. The total purchase price of approximately $1,226,000 was financed with available cash drawn from Wescon's bank line of credit, the assumption of certain liabilities of the selling shareholders totaling $145,000, and the issuance of a five-year noncompete agreement between the former shareholders and certain employees of I.H. Molding and the Company. Under the terms of the noncompete agreement, the Company has agreed to make five annual payments to the former I.H. Molding shareholders and employees of $111,000 per year with the first installment paid at closing. The asset related to the noncompete payments of $555,000 is being amortized using the straight line method over the term of the agreement.

On December 23, 1993, the Company acquired Coast Wire & Plastic Tech, Incorporated (Coast Wire). Coast Wire is primarily engaged in the manufacture and supply of high performance specialty electrical wire and low noise cable for commercial electronic applications. The total purchase price of approximately $690,000 was financed with available cash drawn from Wescon's bank line of credit.

Both acquisitions have been accounted for using the purchase method of accounting, and the results of operations for both companies have been included in the respective year's accompanying consolidated financial statements since the date of acquisition. The cost of both acquisitions has been allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. No goodwill was recorded as a result of either acquisition.

                Latshaw Enterprises, Inc. and Subsidiaries

3.  Inventories

Inventories consist of the following:

                                             October 28,      October 29,
                                                1995             1994
                                                    (In Thousands)

    Raw materials                            $5,829           $5,659
    Work-in-process and
     finished goods                           2,183            2,110
                                              8,012            7,769
    Adjustment to LIFO cost                      44              (48)
                                             $8,056           $7,721

4.  Notes Payable and Long-Term Debt

Long-term debt consists of the following:

                                             October 28,      October 29,
                                                1995             1994
                                                   (In Thousands)
Variable interest rate convertible
 debentures, interest payable
 semiannually at prime plus 1%, due
 November 8, 2022                            $2,500           $2,500

Mortgage note payable in monthly
 installments of $6,292, including
 interest at 7.5%, due January 2001             327              376
                                              2,827            2,876
Less current portion                             53               49
                                             $2,774           $2,827

The prime rate at October 28, 1995 was 8.75%. The mortgage note payable is collateralized by a real estate mortgage on a building with an approximate carrying value of $564,000 at October 28, 1995. The aggregate principal amounts of long-term debt maturing in the next five fiscal years are as follows: 1996 - $53,000; 1997 - $57,000; 1998 - $61,000; 1999 - $66,000;
and 2000 - $71,000.

                Latshaw Enterprises, Inc. and Subsidiaries

4.  Notes Payable and Long-Term Debt (continued)

On November 6, 1992, the Company issued $2,500,000 of variable interest rate debentures, due November 8, 2022. On or after January 1, 1995, the debentures are redeemable at the option of the Company, in whole or in part, at redemption prices declining from 105% of their principal amount. The debentures are convertible at any time prior to maturity, unless previously redeemed, into the Company's common stock at a conversion price of $5 per share. A portion of the proceeds from the financing was used to retire a $1,250,000 note payable to shareholder.

At October 28, 1995, the Company, through its subsidiary, Wescon, has an unused line of credit for short-term bank borrowings of $2,900,000 remaining of the $6,000,000 available, providing for interest at prime. This line of credit is collateralized by equipment, real estate, marketable equity securities, inventories and accounts receivable. The line of credit agreement limits cash dividends, loans or other cash transfers from Wescon to the Company. At October 28, 1995, restricted net assets of Wescon were approximately $21,691,000. The Company, through its subsidiary, Helton Incorporated, also has outstanding borrowings of $125,000 at October 28, 1995 on a $350,000 bank line of credit, with interest at prime plus 1.25%. The line of credit is collateralized by inventory and accounts receivable of Helton Incorporated. The weighted average interest rate on these line of credit agreements was 9.2% and 7.9% in 1995 and 1994, respectively.

The Company finances certain property, liability, workmen's compensation, and officer and director insurance premiums and has issued notes payable totaling $323,000 and $238,000 during 1995 and 1994, respectively, under which payments are due monthly in the following year. At October 28, 1995 and October 29, 1994, the outstanding balance under these notes payable amounted to $245,000 and $169,000, respectively. The weighted average interest rate on these notes payable was 8.4% and 8.3% in 1995 and 1994, respectively.

Interest payments on notes payable and long-term debt were $493,000, $335,000 and $203,000 in 1995, 1994 and 1993, respectively.

         Latshaw Enterprises, Inc. and Subsidiaries

5.  Employee Compensation and Benefits

The Company and its subsidiaries have two defined benefit pension plans (Retirement Income Plan and Hourly Plan) covering substantially all employees. The benefits are based on years of service.

The Company's funding policy is to contribute each year the net periodic pension cost as determined according to SFAS No. 87, "Employers' Accounting for Pensions." However, the contribution for any year will not be less than the minimum required contribution nor greater than the maximum tax deductible contribution.

A summary of the net periodic pension cost for the defined benefit plans follows:

                                     1995            1994           1993
                                                (In Thousands)

Service cost - benefits earned
 during the period                   $ 126           $ 135          $ 125
Interest cost on projected
 benefit obligation                    434             406            415
Actual return on plan assets          (471)           (413)          (411)
Net amortization and deferral          (97)            (36)           (67)
                                     $  (8)          $  92          $  62

Assumptions used in accounting for the defined benefit plans were as follows:

                                     1995            1994            1993

Weighted average discount rate       8.25%           7.0%            7.0%
Rates of increase in compensation
 levels                              5.0%            5.0%            5.0%
Expected long-term rate of return
 on assets                           9.0%            8.0%            8.0%

The effect of changing the weighted average discount rate and the expected long-term rate of return on assets in 1995 was not material.

The following table sets forth the funded status and amounts recognized in the consolidated balance sheets at October 28, 1995 and October 29, 1994 for the Company's defined benefit pension plans.

                Latshaw Enterprises, Inc. and Subsidiaries

5.  Employee Compensation and Benefits (continued)

Actuarial present value of benefit obligations information is as follows:

                        October 28, 1995                  October 29, 1994
                    Retirement                         Retirement
                      Income       Hourly                Income        Hourly
                       Plan         Plan                  Plan          Plan
                                          (In Thousands)
Vested benefit
 obligation         $ 4,168        $1,180              $ 3,889         $1,008

Accumulated benefit
 obligation         $ 4,256        $1,200              $ 3,960         $1,028
Plan assets at fair
 value              $ 3,757        $1,653              $ 3,677         $1,520
Projected benefit
 obligation           4,736         1,200                4,350          1,028
Projected benefit
 obligation less
 (more) than plan
 assets                (979)          453                 (673)           492
Unrecognized net
 gain                   (27)          (36)                (255)          (115)
Unrecognized
 transition net
 asset, net of
 amortization           (89)         (229)                (102)          (262)
Net pension asset
 (liability)
 recognized in the
 consolidated
 balance sheet      $(1,095)       $  188              $(1,030)       $   115

At October 28, 1995, approximately 40% of the plans' assets were invested in U.S. Government securities and 60% were invested in Separate Pooled Fund Accounts of the plans' trustee.

The Company has an Employee Stock Ownership Trust covering substantially all employees. Company contributions are charged to expense when approved annually by the Board of Directors. In each of the last three years, the Company made a $60,000 contribution to the Employee Stock Ownership Trust which was funded by the issuance of 8,571, 7,059 and 10,909 shares of the Company's treasury stock in 1995, 1994 and 1993, respectively. The $60,000 contribution accrued at October 31, 1992 was funded through the issuance of 16,000 shares of the Company's treasury stock with a market value of $60,000 in 1993.

         Latshaw Enterprises, Inc. and Subsidiaries

5.  Employee Compensation and Benefits (continued)

Additionally, the Company has a defined contribution 401(k) plan which covers substantially all employees. The Company contributes a specified percentage of each participant's annual compensation up to certain limits as defined in the plan. For fiscal years 1995, 1994 and 1993, the Company recorded expense related to the plan of approximately $138,000, $133,000 and $114,000, respectively.

During the year ended October 30, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."
This statement requires that the projected future cost of retiree health and life insurance be recognized as an expense as employees render service instead of when the benefits are paid. The cumulative effect as of November 1, 1992 of adopting SFAS No. 106 decreased net income by $241,000, net of the related tax effect of $124,000 ($0.47 per share - primary and $0.24 per share - fully diluted). The effect of changes in the plan and actuarial assumptions during the year resulted in a net decrease of the postretirement benefit costs of approximately $38,000.

The Company has supplemental retirement agreements with certain former officers. Expenses of $172,000, $124,000 and $128,000 have been recognized in 1995, 1994 and 1993, respectively, related to these agreements.

6.  Income Taxes

Effective November 1, 1992, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by SFAS No. 109, "Accounting for Income Taxes." The cumulative effect of adopting SFAS No. 109 as of November 1, 1992 decreased net income by $440,000 ($0.87 per share - primary and $0.44 per share - fully diluted). The application of the new income tax rules had an immaterial effect on net income during the year ended October 30, 1993.

           Latshaw Enterprises, Inc. and Subsidiaries

6.  Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
Significant components of the Company's deferred tax assets and liabilities as of October 28, 1995 and October 29, 1994, are as follows:

                                               1995             1994
                                                   (In Thousands)
Deferred tax assets:
 Capital loss carryforward on
 marketable equity securities                  $1,398           $1,398
 Pension and deferred compensation
 accrual                                          697              675
 Vacation accrual                                 170              166
 Postretirement benefit obligation                104              112
 Workers' compensation accrual                     98               69
 Other - net                                      149              109
 Total deferred tax assets                      2,616            2,529

Deferred tax liabilities:
 Depreciation                                    (379)            (317)
 Tooling amortization                            (249)            (186)
 Prepaid insurance                               (120)            (104)
 Other - net                                      (30)             (33)
Total deferred tax liabilities                   (778)            (640)
                                                1,838            1,889
Valuation allowance for deferred tax
 assets                                        (1,385)          (1,398)
Net deferred tax assets                       $   453          $   491

             Latshaw Enterprises, Inc. and Subsidiaries

6.  Income Taxes (continued)

The income tax provision (benefit) consists of the following:

                                  1995             1994             1993
                                              (In Thousands)
Current:
 Federal                          $650             $661             $249
 State                             130               65                -
 Total current                     780              726              249
Deferred:
 Federal                            22              130              (63)
 State                               3               15              (11)
Total deferred                      25              145              (74)
                                  $805             $871             $175

A reconciliation of the income tax provision to the amounts computed at the federal statutory rate is as follows:

                                  1995            1994             1993
                                             (In Thousands)

Provision at statutory rate       $726            $702             $696
State income taxes, net of
 federal tax benefit                88              53                -
Change in valuation reserve        (13)            238             (561)
Contribution of qualified use
 property                            -             (43)               -
Other                                4             (79)              40
                                  $805            $871             $175

The change in the valuation reserve for the year ended October 29, 1994 is principally attributable to the effect of increased capital loss carryforwards resulting from the sale of marketable equity securities in 1994, net of the $712,000 reduction of cumulative unrealized capital losses on marketable equity securities, on which valuation reserves were previously provided.

           Latshaw Enterprises, Inc. and Subsidiaries

6.  Income Taxes (continued)

The change in the valuation reserve for the year ended October 30, 1993 is principally attributable to the $3,168,000 reduction of cumulative unrealized capital losses on marketable equity securities, on which valuation reserves were previously provided, net of the effect of increased capital loss carryforwards resulting from the sale of marketable equity securities in 1993. The valuation reserve was further reduced by $250,000 due to the effect of the improved profitability of the Company operations in 1993 on the estimated realizability of certain deferred tax assets in the future years.

Income tax payments were $892,000, $725,000 and $406,000 in 1995, 1994 and 1993, respectively. In addition, the Company received income tax refunds of $140,000 and $190,000 in 1994 and 1993, respectively.

7.  Marketable Equity Securities

The following is a summary of available-for-sale marketable equity securities:

                                       October 28,     October 29,
                                         1995              1994
                                             (In Thousands)
         Cost                          $415            $415
         Gross unrealized gains          35              15
         Gross unrealized losses          -              (1)
         Estimated fair value          $450            $429

8.  Stock Options

The Company has a stock benefit plan that provides for the purchase of the Company's stock by key employees at the fair market value of the shares at the date of grant. Shareholders approved the employee stock benefit plan in fiscal 1988, and 60,000 common shares were reserved for stock options. The terms of options are determined at the discretion of the Compensation Committee of the Board of Directors, except that no option shall be fully or partially exercisable less than one year or more than 10 years after the date of grant. Options currently granted become exercisable in increasing amounts on each anniversary date of the grant over the four years following the date of grant.

               Latshaw Enterprises, Inc. and Subsidiaries

8.  Stock Options (continued)

During 1988, options for the purchase of 50,000 shares were granted at an exercise price of $18 per share. During 1990, shareholders approved a stock option exchange plan under which 15,000 of these options were exchanged for the same number of options at an exercise price of $15 per share, the fair market value of the Company's stock on the exchange date. The remaining 35,000 options expired during 1993. On February 3, 1993, options for the purchase of 45,000 shares were granted at an exercise price of $5 per share, the fair market value of the Company's stock on the date of grant. The options to purchase 15,000 shares, issued in connection with the stock option exchange plan discussed above, expired in 1995. There were no stock options granted in 1994 or 1995.

There have been no stock options canceled (except as related to the stock option exchange plan) or exercised since the inception of the plan. At October 28, 1995, of the 45,000 outstanding options, there were 13,500 options exercisable under the stock benefit plan.

9.  Commitments and Contingencies

The Company has entered into noncancelable operating leases for office, manufacturing and warehouse space, automobiles and certain equipment. The remaining commitments for future minimum lease payments under these leases (in thousands) are as follows:

                     1996              $240
                     1997               123
                     1998                61
                     1999                14
                                       $438

Total rent expense for the years ended October 28, 1995, October 29, 1994 and October 30, 1993 was $304,000, $262,000 and $155,000, respectively.

At October 28, 1995, the Company is contingently liable for letters of credit outstanding totaling $1,680,000, which guarantee various trade and insurance activities.

               Latshaw Enterprises, Inc. and Subsidiaries

9.  Commitments and Contingencies (continued)

The Company has been identified as a potentially responsible party by the United States Environmental Protection Agency (EPA) concerning the disposal of hazardous substances at the Doepke-Holliday Super Fund Site (the Site) in Johnson County, Kansas. The EPA informed the Company that it had information indicating that wastes from the Company were disposed at the Site.

On April 1, 1994, the EPA sent a draft consent decree indicating a desire to negotiate a remedial action. The EPA has released an estimate of between $9,000,000 and $11,500,000 for the total clean up and response costs at the Site.

The Company has been asked to participate in the Holliday Remediation Task Force (the Task Force), a group of potentially responsible parties for the Site. The Task Force currently has 40 active members and is negotiating participation by other potentially responsible parties. The parties who join the Task Force must agree to participate at one of five specified levels of contribution based on the Task Force's assessment of liability and to pay a portion of future response and remediation costs based on their specified level of contribution. The Company has agreed to join the Task Force and participate in the third contribution level. The Company estimates the remaining amount of financial contribution, including legal and consulting costs associated with the contingency, that may yet be required at the third highest contribution level at approximately $125,000.

At October 28, 1995 and October 29, 1994, other accrued expenses includes a current liability of $125,000 and $150,000, respectively, relating to this contingency. As a result of this matter, the Company has requested copies of insurance policies that were in effect during the period the contamination allegedly took place. The Company plans to evaluate the coverage that existed during this period and determine whether a claim should be filed with the carrier. The Company's ability to obtain contribution from the insurance carrier is not ascertainable at this time.

It is the opinion of management, based on currently available information, that remaining costs to be incurred through participation in the Task Force are not likely to materially vary from the amount accrued at October 28, 1995.

             Latshaw Enterprises, Inc. and Subsidiaries

10.  Industry Information

The Company is a manufacturer and marketer of mechanical controls, cable devices, wire and screw machine parts, and precision injection molded and vacuum-formed plastic parts for use primarily by original equipment manufacturers. The Company also buys, or manufactures and markets, a limited number of consumer products for resale in the retail market. Sales to one customer accounted for 12% of net sales in 1995, and sales to two customers accounted for 24% and 26% of net sales in 1994 and 1993, respectively.

              Latshaw Enterprises, Inc. and Subsidiaries

                          Five-Year Summary

                       1995         1994        1993         1992        1991
                                (In Thousands, Except Per Share Data)
Summary of operations
Net sales             $41,102     $38,732      $30,941      $26,366    $20,775
Cost of sales          32,146      29,230       23,851       21,615     18,250
Gross profit            8,956       9,502        7,090        4,751      2,525

Selling, general
 and administrative
 expenses               6,474       6,795        5,445        5,301      4,587
Interest expense          523         361          277          227        591
Interest income           (15)        (16)         (19)         (41)       (19)
Loss (gain) on sale
 of marketable equity
 securities                 -         997        2,587         (333)     1,045
Unrealized gain on
 marketable equity
 securities                 -        (712)      (3,168)         (30)    (1,680)
Other - net              (160)         13          (78)         (55)      (145)
Income (loss) before
 income taxes,
 extraordinary item
 and cumulative effects
 of changes in
 accounting principles  2,134       2,064        2,046         (318)   (1,854)

Income tax provision
 (benefit)                805         871          175         (108)     (596)
Income (loss) before
 extraordinary item
 and cumulative
 effects of changes
 in accounting
 principles             1,329       1,193        1,871         (210)   (1,258)

Extraordinary item -
 tax benefit
 from utilization
 of capital loss
 carryforwards             -           -             -          124       216
Income (loss) before
 cumulative effects of
 changes in accounting
 principles            1,329        1,193         1,871         (86)   (1,042)

Cumulative effects
 of adopting
 new methods
 of accounting
 for income taxes
 and postretirement
 benefits                  -            -          (681)          -         -
Net income (loss)    $ 1,329      $ 1,193       $ 1,190      $  (86)  $(1,042)

                       Latshaw Enterprises, Inc. and Subsidiaries

                             Five-Year Summary (continued)


                       1995         1994        1993         1992        1991
                                (In Thousands, Except Per Share Data)
Common stock data
Net income (loss)
 per common and
 common equivalent
 share:
  Primary              $  2.58      $  2.33     $  2.34   $  (.15)   $ (1.80)
  Fully diluted        $  1.45      $  1.29     $  1.30   $  (.15)   $ (1.80)
Book value per share   $ 23.09      $ 20.53     $ 18.18   $ 13.98    $ 14.17

Weighted average
 common and common
 equivalent shares
 outstanding:
  Primary                  516          512         509       586       580
  Fully diluted          1,017        1,015       1,001       586       580

Balance sheet data
Current assets         $16,818      $15,327     $13,011   $10,411   $14,115
Property, plant and
equipment - net          7,075        6,411       5,843     4,680     4,541
Deferred income taxes        -            -           -       339       113
Noncompete agreement       537            -           -         -         -
Other assets               218          226         212       201       179
                       $24,648      $21,964     $19,066   $15,631   $18,948

Current liabilities    $ 7,827      $ 6,900     $ 5,379   $ 4,258   $ 8,760
Long-term debt           2,774        2,827       2,775     1,764       467
Noncompete obligation      333            -           -         -         -
Pensions and deferred
 compensation            1,621        1,571       1,528     1,503     1,528
Postretirement benefit
 obligation                266          288         327         -         -
Deferred income taxes      238          172          76         -         -
Shareholders' equity    11,589       10,206       8,981      8,106    8,193
                       $24,648      $21,964     $19,066    $15,631  $18,948

Working capital        $ 8,991      $ 8,427     $ 7,632    $ 6,153  $ 5,355

                                                      ANNEX TO PROXY STATEMENT

                                 FORM 10-Q/A
                             (Amendment No. 1)

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


             QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


For the quarterly period ended August 3, 1996

Commission file number  1-6072


                         LATSHAW ENTERPRISES, INC.
                            Name of Registrant


         Delaware                                        44-0427150
  State of Incorporation                           IRS Employer I.D. Number


                           2533 S. West Street
                           Wichita, Kansas 67217
                  Address of principal executive offices

                              (316) 942-7266
                       Registrant's telephone number


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

               Yes [ X ]            No [   ]

Common Stock, $2 Par Value-496,999 Shares Outstanding at 8-3-96


                                EXPLANATORY NOTE

     This Form 10-Q/A of Latshaw Enterprises, Inc. is being filed to amend the following: (1) Index - Part I, Item 1, "Consolidated
Statements of Income - For the three months and six months ended
August 3, 1996 and July 29, 1995" changed to "Consolidated Statements of Operations - For the three months and nine months ended August 3, 1996 and July 29, 1995"; (2) Index - Part I, Item 1, "Consolidated Statements of Cash Flows - For the six months ended August 3, 1996 and July 29, 1995" changed to "Consolidated Statements of Cash Flows -
For the nine months ended August 3, 1996 and July 29, 1995"; (3) Part I,
Item 1, Header - "LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME" changed to "LATSHAW ENTERPRISES,
INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS"; (4) Part I, Item, 1, under LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS, Caption over third and fourth columns -
"Six Months Ended" changed to "Nine Months Ended,"; (5) Part I, Item 1, under LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS
OF CASH FLOWS, Caption - "Six Months Ended" changed to "Nine Months Ended";
(6) Part II, Item 1, first line of second full paragraph, "United Stated" changed to "United States."



                                 INDEX
                        LATSHAW ENTERPRISES, INC.



Part I.  Financial Information

Item 1.  Condensed Financial Statements (Unaudited).

         Consolidated Balance Sheets - August 3, 1996 and October
         28, 1995.

         Consolidated Statements of Operations - For the three months and nine months ended August 3, 1996 and July 29, 1995.

         Notes to Consolidated Financial Statements.

         Consolidated Statements of Cash Flows - For the nine months ended August 3, 1996 and July 29, 1995.

Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations


Part II.  Other Information

Item 1.   Legal Proceedings

Item 5.   Other Information

Item 6.   Exhibits and Reports on Form 8-K.



Signatures

PART I - FINANCIAL INFORMATION
ITEM 1.  Financial Statements
LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS  (In thousands)

                                        August 3,   October 28,
                                           1996       1995
Assets
Current assets:
     Cash and cash equivalents         $    308    $    319
     Marketable equity securities,
       at lower of cost or market           522         450
     Accounts and notes receivable-net    6,058       6,787
     Inventories, at lower of cost
       (LIFO) or market                   7,683       8,056
     Refundable income taxes                116         116
     Deferred income taxes                  691         691
     Prepaid expenses                        74         399

Total current assets                     15,452      16,818

Property, plant and equipment at cost    20,263      19,182
      Less accumulated depreciation
        and amortization                (13,141)    (12,107)
                                          7,122       7,075

Noncompete agreement - net                  462         537

Other assets                                224         218

                                        $23,260     $24,648

Liabilities and Shareholders' Equity
Current liabilities:
      Notes payable                     $ 1,057     $ 3,470
      Accounts payable                    2,259       2,107
      Accrued expenses                    1,726       2,086
      Current portion of long-
        term debt                            53          53
      Current portion of non-
        compete obligation                  111         111
      Income taxes payable                   16           -

Total current liabilities                 5,222       7,827

Long-term debt, less current portion      2,735       2,774
Noncompete obligation, less current
  portion                                   333         333
Pensions and deferred compensation        1,587       1,621
Postretirement benefit obligation           294         266
Deferred income taxes                       238         238

Shareholders' equity
      Preferred stock, no par value:
          Authorized shares - 500,000,
            none issued                       -           -
      Common stock, $2 par value:
          Authorized shares - 1,500,000
          Issued shares - 1,002,162       2,004       2,004
      Class C common stock, $2 par
        value: Authorized shares -
        1,000,000 in 1992, none issued        -           -
      Additional paid-in capital          4,899       4,899
      Unrealized gains on marketable
        securities                           68          22
      Retained earnings                  16,213      14,965

                                         23,184      21,890

      Less cost of common stock
        held in treasury,
          505,163 shares in 1996
          and 500,187 in 1995           (10,333)    (10,301)
                                         12,851      11,589

                                        $23,260     $24,648

                   (This is an unaudited statement)

LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)


                             Three Months Ended    Nine Months Ended
                           August 3,    July 29,  August 3,    July 29,
                              1996       1995       1996        1995

Net sales                    $ 9,630    $ 8,374    $33,015    $31,128
Cost of sales                  7,729      6,868     25,656     24,191

Gross Profit                   1,901      1,506      7,359      6,937

Selling, general and
  administrative expenses      1,539      1,427      4,918      4,627
Interest expense                  94        124        414        368
Other - net                        5         15         46         39

Income (loss) before
  income taxes                   263        (60)     1,981      1,903

Income tax (benefit)
  provision                       96        (22)       733        707

Net income (loss)            $   167    $   (38)   $ 1,248    $ 1,196

Net income (loss) per common
  and common equivalent shares:

Primary                      $   .32    $ (.07)    $  2.42    $  2.32

Fully Diluted                $   .20    $  .00     $  1.34    $  1.29

Common and common equivalent
  shares outstanding:

Primary                          516        515        515        516

Fully Diluted                  1,016      1,018      1,015      1,019

                   (This is an unaudited statement)

Notes to Consolidated Financial Statements:

The condensed financial statements included herein have been prepared by the Company without audit, and in the opinion of management, reflect all the adjustments necessary to fairly present the Company's results of operations for the period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's latest annual report.


Net Income Per Share

The computation of primary earnings per common and common equivalent share is based on the weighted average number of outstanding common shares and additional shares assuming the exercise of dilutive stock options. The computation of fully diluted earnings per share further assumes conversion of the variable interest rate convertible debentures.

LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of dollars)


                                                  Nine Months Ended
                                               August 3,      July 29,
                                                  1996         1995

Operating activities
      Net income                                   $1,248    $1,196
      Adjustments to reconcile net income to
        net cash provided by operating activities:
           Depreciation and amortization            1,109       861
           Deferred compensation                      (34)       (6)
           Post retirement benefit obligation          28        23
           Provision for loss on accounts
             receivable                                20        18
           Changes in operating assets and
             liabilities affecting cash and
             cash equivalents:
                Accounts and notes receivable         709       835
                Inventories                           373      (896)
                Prepaid expenses                      325       363
                Accounts payable                      152    (1,036)
                Accrued expenses                     (370)     (343)

Net cash provided by operating activities           3,560     1,015

Investing activities
     Purchases of property, plant and equipment    (1,081)   (1,037)
     Other                                             (6)        4

Net cash used in investing activities              (1,087)   (1,033)


Financing activities
     Payments of notes payable                     (3,789)   (1,946)
     Proceeds from the issuance of notes
       payable                                      1,376     2,074
     Payments of long-term debt                       (39)      (37)
     Purchase of treasury stock                       (32)      (23)

Net cash provided by (used in) financing
  activities                                       (2,484)       68

Increase in cash and cash equivalents                 (11)       50

Cash and cash equivalents at beginning of period      319       184

Cash and cash equivalents at end of period        $   308   $   234

                       (This is an unaudited statement)

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS

Sales revenue for the third quarter, as well as for the nine months of 1996, was higher than the same period in 1995. Sales revenue for the third quarter of 1996 was $9,630,000, an increase of 15.0 percent over the $8,374,000 level in 1995. For the nine months of 1996, sales revenue was $33,015,000 which represents a 6.1 percent increase over the same period in 1995 of $31,128,000. Included in the sales number for 1996 are revenues of $656,000 for the third quarter and $1,645,000 for the nine months which is attributable to Latshaw's acquisition and operation of the assets of I.H. Molding, Inc. in Dallas, Texas. This acquisition was completed in September of 1995. Excluding the I.H. Molding revenue, comparable year-to-year divisional sales increased
7.2 percent and 0.8 percent for the three month and nine month period, respectively. Improving general economic conditions appear to be the primary reason for this increased demand for Company products.

Gross profit for the third quarter of 1996 was 19.7 percent versus 18.0 percent for the same period in 1995. This improvement resulted from operating efficiencies due to the higher sales volume. For the nine months of both 1996 and 1995 gross profit was 22.3 percent.

Selling, general and administrative expenses for the third quarter and the nine months of 1996 were higher when compared to the same periods in 1995. However, as a percentage of sales, these costs were equal to or lower in 1996 than in 1995. The higher costs in 1996 were primarily the result of increases in commissions and performance bonuses based upon improved sales and expenses associated with the purchase of I.H. Molding.

Interest expense was $94,000 for the third quarter of 1996 compared to $124,000 for the same period a year earlier. For the nine months in 1996, interest expense was $414,000 versus $368,000 in 1995. The lower interest expense in the third quarter of 1996 was due to the Company's repayment of bank borrowings in reduction of its existing bank lines of credit and lower interest rates. The higher costs for the nine months in 1996 were primarily due to additional debt incurred to meet working capital needs during the year plus bank borrowings used to fund the purchase of the I.H. Molding assets in September of 1995.

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company adopted the provisions of the new standard for investments held as of or acquired after October 30, 1994. Under SFAS No. 115, marketable equity securities held by the Company are classified as available for sale. Available for sale securities are carried at fair market value, with the unrealized gains and losses, net of tax, reported as a separate component of share-holders' equity.

The effective income tax rate for the first nine months of 1996 and 1995 was 37.0 and 37.2 percent, respectively.

The Company had net income for the third quarter of 1996 of $167,000 or $.32 per share (primary) and $.20 per share (fully diluted) compared to a net loss of $.07 per share (primary) on a net loss of $38,000 for the third quarter of 1995. For the nine months of 1996, there was a per share net profit of $2.42 (primary) and $1.34 (fully diluted) on total net profit of $1,248,000. This compares to a $2.32 per share profit (primary) and $1.29 per share (fully diluted) on total net profit of $1,196,000 for the same period in 1995.

The computation of primary earnings per common and common equivalent share is based on the weighted average number of outstanding common shares and additional shares assuming the exercise of dilutive stock options. The computation of fully diluted earnings per share further assumes conversion of the variable interest rate convertible debentures.

For the nine months of 1996 and 1995, the Company had net cash balances provided from operations of $3,560,000 and $1,015,000, respectively. These funds were used to pay down existing bank lines of credit and/or for the purchase of property and equipment. The increase in 1996 is principally due to improved control of inventory levels in 1996 and a larger reduction in accounts payable in 1995.

As of August 3, 1996, the Company, through its subsidiary, Wescon Products Company, had an unused line of credit for short-term bank borrowing of $6,000,000 remaining on the $7,000,000 available, providing for interest at prime.  The Company, through its subsidiary, Helton, Inc., had an unused bank line of credit at August 3, 1996 of $350,000. Management believes that the combination of funds available through its bank lines of credit along with the anticipated cash flow from operations will provide the capital resources necessary to meet the Company's working capital needs.* Despite the Company's existing capital resources, opportunities may arise that Management believes would increase the value of the Company that could
require financing not currently provided for.   There were no significant
capital expenditure commitments outstanding at August 3, 1996 that have not been previously disclosed.

*This statement is a forward-looking statement, which is subject to certain risks and uncertainties. See PART II, Item 5, "Forward-Looking Statements."


PART II - OTHER INFORMATION

Item 1.  Legal Proceedings

Except as set forth below, there are no material pending legal proceedings other than ordinary routine litigation incidental to the business, to which either the Company or its subsidiaries are a party or of which any of the property of such entities is the subject.

On August 13, 1993 the Company received an inquiry from the United States Environmental Protection Agency ("EPA") concerning the disposal of hazardous substances at the Doepke-Holliday Super Fund Site (the "Site") in Johnson County, Kansas. In the letter, the EPA stated that it had information indicating that wastes from the Company were disposed of at the Site. The Company has no records of any such disposal of wastes at the Site. However, the Company no longer has access to most of the records of two divisions which it operated during the relevant time period and subsequently sold, a paint and chemical coatings division and a manufactured housing division.

The Company has agreed to participate in the Holliday Remediation Task Force (the "Task Force"), a group of potentially responsible parties for the Site. The Task Force currently has 40 active members and is negotiating partici-pation by other potentially responsible parties. Parties who join the Task Force agree to participate at one of five specified levels of contribution based upon the Task Force's assessment of liability and to pay a portion of future response and remediation costs based upon their specified level of contribution. The Company will participate in the third contribution level and the Task Force's preliminary estimate of the amount of financial contri-bution which may be required from the Company at that level is $75,000 to $100,000. A consent decree between the Task Force and the EPA has been executed and filed with the United States District Court for the District of Kansas. Neither ultimate liability nor costs are ascertainable at this time. Based upon the information provided by the Task Force, the Company estimates the amount of the financial contribution by the Company, including legal and consulting costs associated with the contingency, that may be required will be $150,000.*

At October 29, 1994, the Company accrued a current liability of $150,000 relating to this contingency. The Company paid approximately $25,000 with respect to this matter during fiscal year 1995, and $14,000 for the first nine months of fiscal 1996. At August 3, 1996, the Company had an accrued liability of $111,000 relating to the contingency. The Company does not expect final closure of this matter during fiscal year 1996. As a result of this matter, the Company has requested copies of insurance policies that were in effect during the period the contamination allegedly took place. The Company plans to evaluate the coverage that existed during this period and determine whether a claim should be filed with the carrier. The Company's ability to obtain contribution from the insurance carrier is not ascertainable at this time.

In the event the Company ultimately pays certain costs as a potentially responsible party, it is the opinion of management, based upon currently available information, that any such costs or liability are not likely to materially vary from the amount accrued at August 3, 1996.*

*This statement is a forward-looking statement, which is subject to certain risks and uncertainties. See PART II, Item 5, "Forward-Looking Statements."

Item 5.  Other Information

Forward-Looking Statements

Certain statements contained in this Quarterly Report on Form 10-Q which are not statements of historical fact constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the statements specifically identified as forward-looking statements in this Form 10-Q. In addition, certain statements in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases, and in oral statements made by or with the approval of an authorized executive officer of the Company which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of the Company or its management or Board of Directors, including plans or objectives relating to the products or services of the Company, (iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii).

Forward-looking statements made by or on behalf of the Company involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Some important factors that could cause the actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to: changes in general economic conditions; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; weather conditions; adverse litigation results; failure to achieve cost-saving goals; changes in raw material prices or availability; loss of one or more significant customers; inflation; and changes in environmental regulation. Other factors not identified herein could also have such an effect.

With respect to the forward-looking statement specifically identified in
PART I, Item 2 of this Form 10-Q regarding the adequacy of the Company's capital resources, such statement is subject to several risks and uncertainties including, without limitation: the future economic performance of the Company (which is dependent in part upon the factors described above); the ability of the Company's subsidiary, Wescon Products Company, to renew its $7,000,000 line of credit, which expires in February, 1997, for the same amount and upon substantially the same terms; future acquisitions of other businesses not currently anticipated by management of the Company; and other material expenditures not currently anticipated by management.

The forward-looking statements specifically identified in PART II, Item 1 of this Form 10-Q, which relates to the Company's expected costs and liability in connection with the environmental matter described therein, is subject to a number of risks and uncertainties, including, without limitation: the actual costs of the clean-up may exceed those currently projected; the Site may contain undiscovered conditions requiring further remediation costs; the entities engaged by the Task Force to effect the clean-up may fail to correctly remediate the Site; the EPA may reopen its claims against all responsible parties, including the Company, as permitted under the Consent Decree; and a third party may make claims against the Company related to the Site. The occurrence of any of the foregoing may cause the Company to incur additional liability or costs.

Item 6.  Exhibits and Reports on Form 8-K

       (a)     Exhibits

               (11)  Primary and Fully Diluted Net Income
                     per Common Share Computation

               (27)  Financial Data Schedule

       (b)     Reports on Form 8-K - None

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      LATSHAW ENTERPRISES, INC.

                                      /s/Michael E. Bukaty
                                      Michael E. Bukaty
                                      President



                                      /s/David G. Carr
                                      David G. Carr
                                      Sr. Vice President, C.F.O.




October 1, 1996

                            EXHIBIT INDEX


     Assigned
     Exhibit Number         Description of Exhibit

     (11)                   Primary and Fully Diluted Net Income
                            per Common Share Computation

     (27)                   Financial Data Schedule [Not attached]

                        Latshaw Enterprises, Inc.

                    Primary and Fully Diluted Net Income
                       per Common Share Computation

                            Three Months Ended         Nine Months Ended
                         August 3,        July 29,    August 3,     July 29,
                           1996           1995          1996         1995
                                 (In thousands except per share data)
Primary
Net income (loss) applicable
  to common shareholders   $167           $(38)         $1,248        $1,196

Weighted average number
  of common shares
  outstanding during
  the period                498            495             499           496

Add - common equivalent
  shares (determined using
  the "treasury stock
  method") representing
  shares issuable upon the
  exercise of stock
  options granted            18             20              16            20

Weighted average number
  of common and common
  equivalent shares
  outstanding               516            515             515           516

Net income (loss)
per share                 $ .32         $ (.07)         $ 2.42        $ 2.32

Fully Diluted
Net income (loss)         $ 167         $  (38)         $1,248        $1,196

Add - interest expense
  of convertible
  subordinated debentures    37             38             113           110

Net income applicable to
common shareholders       $ 204         $    -          $1,361        $1,306

Weighted average number
  of common shares
  outstanding during
  the period                498            495             499           496

Add - common equivalent
  shares (determined using
  the "treasury stock
  method") representing
  shares issuable upon the
  exercise of stock options
  granted                    18             23           16           23

Add - dilutive convertible
  subordinated debentures   500            500          500          500

Weighted average number of
  common and common
  equivalent shares
  outstanding             1,016          1,018        1,015        1,019

Net income per share      $ .20         $    -        $1.34        $1.29

                            FORM 10-K/A-1

                 SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.
                                20549

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended October 28, 1995.

                                 OR

[ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934

Commission file number 1-6072

                      LATSHAW ENTERPRISES, INC.

       (Exact name of registrant as specified in its charter)

        Delaware                             44-0427150
(State of incorporation)        (I.R.S. Employer Identification No.)

2533 South West Street
Wichita, Kansas                                             67217
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (316) 942-7266

Securities registered pursuant to Section 12(g) of the Act:

               Common Stock, $2.00 par value per share
                          (Title of Class)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes   X                             No

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [ ].

      The aggregate market value of the voting stock held by non-affiliates of the registrant (persons other than directors, officers and beneficial owners of more than 5% of the outstanding stock) as of December 31, 1995, computed by reference to the mean of the closing bid and asked prices on January 2, 1996 as quoted by Mesirow Capital, Inc., Chicago, Illinois was $821,873. The non-inclusion of shares held by directors, officers and beneficial owners of more than 5% of the outstanding stock shall not be deemed to constitute an admission that such persons are affiliates of the registrant within the meaning of the Securities Exchange Act of 1934.

     The number of outstanding shares of the registrant's common stock as of December 31, 1995 was 500,324 shares.

                              PART III

Item 10 - Directors and Executive Officers of the Registrant.

                                                                 Percentage of
                                                                 Outstanding
                                                   Shares of     Shares of
                                        A          Common Stock  Common Stock
                                        Director   Beneficially  Beneficially
                                        of the     Owned         Owned
                       Principal        Company    February 10,  February 10,
Name              Age  Occupation(1)     Since      1996(2)(3)    1996

DIRECTORS WHOSE TERMS EXPIRE IN 1996

Michael E. Bukaty  59  President and      1984        23,420(5)          4.5%
(Class C)              Chief Operating
                       Officer of
                       the Company and
                       President and
                       Chief Executive
                       Officer of
                       Wescon Products
                       Company, a
                       wholly-owned
                       subsidiary of
                       the Company.(4)

John Latshaw       74  Chairman of the    1987       664,315(7)         69.0%
(Class C)              Board of Directors,
                       Managing Director
                       and Chief
                       Executive Officer
                       of the Company,
                       and Chairman of
                       the Board of
                       Directors of Wescon
                       Products Company,
                       a wholly-owned
                       subsidiary of
                       the Company.(6)

DIRECTORS WHOSE TERMS EXPIRE IN 1997

James C. Gale      46  Managing Director  1987         2,700(9)          (*)
(Class A)              of Gruntal & Co.,
                       Inc., New York,
                       investment
                       bankers.(8)

Elizabeth A.       36  Self-Employed/     1988            10             (*)
   Reid-Scott          Private
(Class A)              Investor.(10)

L. Chandler Smith  76  Director of        1967           100             (*)
(Class A)              Corporate
                       Development of
                       the Company.

DIRECTORS WHOSE TERMS EXPIRE IN 1998

Constance H.       39  Private            1989           100             (*)
   Latshaw             Investor.(11)
(Class B)

David M. Pangrac   53  Consultant         1989            10             (*)
(Class B)              employed by
                       Pangrac &
                       Associates
                       Consultants, Inc.,
                       network and
                       communications
                       consultants.(12)


(*)Denotes beneficial ownership of less than 1% of outstanding common stock.

(1) Unless otherwise indicated, each of the directors has had the same principal occupation during the last five years.

(2) Unless otherwise indicated, each director has sole voting and investment power with respect to the shares listed.

(3) Shares owned by the Latshaw Enterprises, Inc. Employee Stock Ownership Plan and Trust, which is administered by the ESOT Administrative Committee of the Board of Directors of the Company, are not included in the shares owned by individual directors, except for shares allocated to the accounts of individual directors which may be voted by such directors under
     the terms of the Trust.   See footnote (8) under Item 12
     hereof.

(4) Mr. Bukaty has also served as President of Coast Wire & Plastic Tech, Inc., a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since December 1993, and as President of I.H. Molding, Inc., a wholly-owned subsidiary of Wescon Products Company and a manufacturer of plastic products, since September 1995.

(5) Includes 12,400 shares which Mr. Bukaty has the present right to acquire upon conversion of Variable Interest Rate Convertible Subordinated Debentures due November 8, 2022 owned by him, 6,000 shares which Mr. Bukaty has the present right to acquire under the 1987 Employee Stock Benefit Plan and 1,760 shares allocated to Mr. Bukaty's account in the Company's Employee Stock Ownership Plan and Trust which Mr. Bukaty has the right to vote.

(6) Mr. Latshaw has also served as Chairman of the Board of Helton, Inc., an 80% owned subsidiary of the Company and a manufacturer of plastic products, since August 1993, as Chairman of the Board and Chief Executive Officer of Coast Wire & Plastic Tech, Inc., a wholly-owned subsidiary of the Company and a cable and wire manufacturer, since December 1993, and as Chairman of the Board and Chief Executive Officer of I.H. Molding, Inc., a wholly-owned subsidiary of Wescon Products Company and a manufacturer of plastic products, since September 1995. Mr. Latshaw served as Chairman of the Board of Directors of Latshaw Garden & Leisure, Inc., a subsidiary of the Company and formerly a distributor of consumer products and garden tools, from July 1989 until it liquidated its inventory in 1992. Mr. Latshaw is the father of Constance H. Latshaw and Elizabeth A. Reid-Scott, directors of the Company.

(7) Includes 278,000 shares which Mr. Latshaw has the present right to acquire upon conversion of Variable Interest Rate Convertible Subordinated Debentures due November 8, 2022 owned by him, 6,000 shares which Mr. Latshaw has the present right to acquire pursuant to the 1987 Employee Stock Benefit Plan, 1,848 shares allocated to Mr. Latshaw's account in the Company's Employee Stock Ownership Plan and Trust which Mr. Latshaw has the right to vote and 266,000 shares owned by Con-Lib Holding Company. See footnote (7) under Item 12 hereof.

(8) From 1989 until 1992, Mr. Gale also served as Managing Director of Maiden Lane Associates, Ltd., merchant bankers, New York,
     New York.  Mr. Gale also serves as a director of Adage, Inc.
     and Prins Recycling Corp.

(9) Includes 2,500 shares which are held by a trust for Mr. Gale's daughter. As trustee, Mr. Gale has sole voting power with respect to such shares.

(10) Ms. Reid-Scott has been self-employed as a motion picture screenwriter and private investor during the past five years, except during the period from July, 1989 until February, 1991, when she served as Vice President of Product Development of Latshaw Garden & Leisure, Inc. Ms. Reid-Scott is the sister of Constance H. Latshaw and the daughter of John Latshaw.

(11) Constance H. Latshaw has been self-employed as a private investor during the past five years, and is the sister of Elizabeth A. Reid-Scott and the daughter of John Latshaw.

(12) Mr. Pangrac was employed by TimeWarner Cable, a cable television provider, as Vice President of Engineering from 1992 to 1994 and as Director of Engineering from 1990 to 1992.
     TimeWarner Cable was formerly known as American Television and Communications Corp.

     During the 1995 fiscal year, Michael E. Bukaty, an executive officer and director of the Company, filed late one Form 4 reporting a single transaction.

Item 11 - Executive Compensation.


                     SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of (i) the Company's Chief Executive Officer and (ii) each executive officer of the Company during the fiscal year ended
October 28, 1995 who received compensation in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries during the fiscal year.

                            Annual Compensation     Long-Term
                                                    Compensation
Name and            Fiscal
Principal Position   Year                          No. of Shares
                                                    Underlying       All
                                                   Stock Options    Other
                             Salary       Bonus      Granted      Compensation
                              ($)          ($)         (#)          ($)

John Latshaw         1995   $174,000     $66,864         0        $5,280(1)
 Chairman of the     1994    166,000      56,000         0         5,824
 Board, Managing     1993    165,250      50,000       10,000      6,328
 Director and Chief
 Executive Officer

Michael E. Bukaty    1995  $174,000     $66,864         0         $5,214(1)
 President and       1994   166,000      56,000         0          6,098
 Chief Operating     1993   155,250      50,000       10,000       5,598
 Officer

David G. Carr        1995  $100,860     $30,084         0         $3,934(1)
 Senior Vice Presi-  1994    92,500      24,000         0          3,699
 dent and Chief      1993    88,000      21,000        5,000       3,203
 Financial Officer

     (1) The amounts shown consist of (i) Company contributions under the Company's Employee Stock Ownership Plan and Trust allocated during fiscal year 1995 to Mr. Latshaw's account in the amount of 255 shares of common stock valued at $1,530, to Mr. Bukaty's account in the amount of 244 shares valued at $1,464 and to Mr. Carr's account in the amount of 132 shares valued at $792 and (ii) 50% matching contributions by the Company during fiscal year 1995 under the Company's 401(k) salary reduction plan in the amount of $3,750 to the account of Mr. Latshaw, $3,750 to the account of Mr. Bukaty and $3,142 to the account of Mr. Carr under the Plan.

                        AGGREGATE OPTION EXERCISES AND
                      FISCAL YEAR-END OPTION VALUE TABLE

     The following table shows the number and value of shares of Common Stock represented by outstanding stock options held by each of the named executive officers as of October 28, 1995. No options were exercised during the 1995 fiscal year.

                       Number of Shares of           Value of Unexercised
                     Common Stock Underlying            In-the-Money
                     Unexercised Options at              Options at
                       October 28, 1995(#)           October 28, 1995($)

                      Options       Options        Options        Options
 Name                Exercisable  Unexercisable   Exercisable   Unexercisable


 John Latshaw           3,000         7,000          3,000          7,000

 Michael E. Bukaty      3,000         7,000          3,000          7,000

 David G. Carr          1,500         3,500          1,500          3,500


                             PENSION PLAN TABLE

          The following table shows the estimated annual straight life annuity benefits payable upon retirement to participants in the Company's retirement income plan, based upon specified base salary and years of service classifications.

 Annual
 Base
 Salary                          Years of Service at age 65
                    5         10        15        20         25      30 & Over
$  75,000     $  4,041   $  8,082   $ 12,122   $ 16,163   $ 20,204    $ 24,245
  100,000        5,707     11,415     17,122     22,830     28,537      34,245
  125,000        7,374     14,748     22,122     29,497     36,871      44,245
  150,000        9,041     18,082     27,122     36,163     45,204      54,245
  175,000       10,707     21,415     32,122     42,830     53,537      64,245
  200,000       12,374     24,748     37,122     49,497     61,871      74,245
  225,000       14,041     28,082     42,122     56,163     70,204      84,245

         The retirement income plan is available to salaried employees of the Company and salaried employees of Wescon Products Company and Helton, Inc., two subsidiaries of the Company. The Company makes such contributions to the plan as are actuarialy determined to be necessary to provide for plan funding. The plan provides for an annual straight life annuity payments after 30 years of service at age 65 equal to 40% of the employee's average base salary for the five highest consecutive years of salary during the last fifteen years of employment, reduced by 40% of the employee's annual primary social security benefit. The pension is reduced proportionately for less than 30 years of service and is actuarialy reduced for retirement before age 65. The plan provides that, commencing in 1994, covered compensation per year for purposes of the plan may not exceed $150,000. The amount of compensation of Messrs. Latshaw, Bukaty and Carr covered under the plan is their salary as set forth in the Summary Compensation Table, excluding for Messrs. Latshaw and Bukaty compensation received for service as directors of the Company, and subject to the $150,000 limit described above. The amount of covered compensation for fiscal year 1995 was $150,000 for Mr. Latshaw, $150,000 for Mr. Bukaty and $100,860 for Mr. Carr.
     Mr. Latshaw has seven years of service, Mr. Bukaty has fifteen years of service and Mr. Carr has twelve years of service under the plan.


                 PENSION AND COMPENSATION COMMITTEE
                INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Pension and Compensation Committee are L. Chandler Smith, Chairman, James C. Gale and David M. Pangrac.

     L. Chandler Smith is a consultant to the Company, and holds the title of Director of Corporate Development of the Company. Mr. Smith served as Chairman of the Executive Committee of the Board of Directors of the Company from September, 1987 until November, 1989, was Chairman of the Board of Directors of the Company prior to September, 1987, and was Chief Executive Officer of the Company prior to March, 1984. Mr. Smith is a director of Helton, Inc., an 80% owned subsidiary of the Company, and served as Chairman of the Board of Helton, Inc. until August, 1993. Mr. Smith received no compensation for such service. David G. Carr, Senior Vice President, Chief Financial Officer and Secretary of the Company, serves as a director of Helton, Inc and a director of Coast Wire & Plastic Tech, Inc. During the last fiscal year, the Company made payments totalling $95,721 to Mr. Smith and a corporation wholly-owned by Mr. Smith. The amount paid includes $50,971 paid to Mr. Smith under a supplemental retirement agreement. Such agreement provides for payments to Mr. Smith during his lifetime of $4,248 per month, with $3,186 per month to be paid to his present wife during her lifetime in the event of his death. The agreement requires Mr. Smith to render consulting services to the Company and not to compete with the Company. An additional amount of $31,750 was paid under an agreement between the Company and a corporation wholly-owned by Mr. Smith pursuant to which the corporation is to be paid a specified amount per month, currently $2,750, plus incidental expenses, for exploring prospective acquisitions for the Company. The agreement may be terminated by either party as of the end of any calendar month by giving the other party notice prior to the end of the preceding calendar month. In addition, Mr. Smith was paid $6,000 as compensation for his services as a director and a member of the Executive Committee of the Board of Directors of the Company and a $7,000 bonus for services rendered to the Company.


                      COMPENSATION OF DIRECTORS

     Directors of the Company receive compensation of $4,000 per annum, plus $500 and out-of-pocket traveling expenses for attendance at each Board meeting. Directors who are members of the Executive Committee also receive $1,000 per annum.


Item 12 - Security Ownership of Certain Beneficial Owners and
          Management

     The following table shows as of February 10, 1996, unless otherwise indicated, the total number of shares of common stock of the Company beneficially owned by (i) persons known to be beneficial owners of more than 5% of the outstanding common stock, (ii) the executive officers listed in the Summary Compensation Table in Item 11 hereof, and (iii) all directors and executive officers of the Company as a group. The beneficial ownership of shares by individual directors is shown in the table in Item 10 hereof and is incorporated herein by reference.

                                                              Percentage of
                                                              Outstanding
                                             Percentage of    Shares Benefi-
                            Shares           Outstanding      cially Owned
                            Beneficially     Shares Benefi-   on a Fully-
Beneficial Owner            Owned(1)         cially Owned(2)  Diluted Basis(3)

Michael E. Bukaty             23,420(4)          4.5%                 2.3%
2533 South West Street
Wichita, KS. 67217

David G. Carr                  7,076(5)          1.4%                 0.7%
2533 South West Street
Wichita, KS. 67217

Con-Lib Holding Company      266,000(6)         39.2%                26.0%
Gerard J. Mos III,
General Manager
No. 3 Dunford Circle
Kansas City, MO 64112

John Latshaw                 664,315(7)         69.0%                64.8%
No. 3 Dunford Circle
Kansas City, MO 64112

Latshaw Enterprises, Inc.    102,579(8)         20.5%                10.0%
Employee Stock Ownership
 Plan and Trust
P. O. Box 419226
Kansas City, MO 64141

Lazard Freres & Co., L.L.C.   54,800(9)         10.6%                 5.3%
One Rockefeller Plaza
New York, N.Y. 10020

Boatmen's Bancshares, Inc.    25,725(10)         5.1%                 2.5%
Boatmen's Trust Company
One Boatmen's Plaza
St. Louis, MO 63101

All Directors and
Executive Officers of
the Company as a Group       795,026(11)        80.6%                77.6%


(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

(2) The calculation of the percentage of outstanding shares of common stock beneficially owned by a beneficial owner or group of beneficial owners, as the case may be, assumes that only the currently exercisable stock options or convertible securities held by that owner or group have been exercised or converted into common stock and that no other outstanding stock options or convertible securities have been exercised or converted.

(3) The calculation of the percentage of outstanding shares of common stock beneficially owned on a fully-diluted basis assumes that all currently exercisable outstanding stock options have been exercised and that all outstanding convertible securities have been converted into common stock.

(4) Includes 12,400 shares which Mr. Bukaty has the present right to acquire upon conversion of Variable Interest Rate Convertible
     Subordinated Debentures due November 8, 2022 owned by him, 6,000 shares which Mr. Bukaty has the present right to acquire under the 1987 Employee Stock Benefit Plan and 1,760 shares allocated to Mr. Bukaty's account in the Company's Employee Stock
     Ownership Plan and Trust which Mr. Bukaty has the right to vote.

(5) Includes 2,400 shares which Mr. Carr has the present right to acquire upon conversion of Variable Interest Rate Convertible
     Subordinated Debentures due November 8, 2022 owned by him, 3,000 shares which Mr. Carr has the present right to acquire under the 1987 Employee Stock Benefit Plan and 976 shares allocated to
     Mr. Carr's account in the Company's Employee Stock Ownership
     Plan and Trust which Mr. Carr has the right to vote.

(6)  Con-Lib Holding Company is a Missouri general partnership (the
     "Partnership") whose partners are John Latshaw, a trust for the benefit of Elizabeth A. Reid-Scott and a trust for the benefit of Constance H. Latshaw. Gerard J. Mos III serves as the
     General Manager of the Partnership. As General Manager, Mr. Mos has the power to vote and dispose of the shares held by the Partnership except to the extent Mr. Mos is instructed otherwise by a majority in interest of the partners. Mr. Latshaw, as the holder of a 50.2% interest in the Partnership, has the power to instruct Mr. Mos as to the voting and disposition of the shares held by the Partnership if he so chooses. Mr. Mos has no beneficial interest in the shares held by the Partnership.
     Elizabeth A. Reid-Scott and Constance H. Latshaw have no voting or investment power with respect to the shares held by the Partnership and disclaim beneficial ownership of such shares.
     The amount of shares shown in the table includes 178,000 shares of common stock which the Partnership has the present right to acquire upon conversion of Variable Interest Rate Convertible
     Subordinated Debentures due November 8, 2022 owned by it.

(7) Includes 278,000 shares which Mr. Latshaw has the present right to acquire upon conversion of Variable Interest Rate Convertible
     Subordinated Debentures due November 8, 2022 owned by him, 6,000 shares which Mr. Latshaw has the present right to acquire pursuant to the 1987 Employee Stock Benefit Plan, 1,848 shares allocated to Mr. Latshaw's account in the Company's Employee
     Stock Ownership Plan and Trust which Mr. Latshaw has the right to vote and 266,000 shares owned by Con-Lib Holding Company.
     See footnote (6) above.

(8)  Shares beneficially owned as of December 31, 1995.  UMB Bank,
     N.A., 10th and Grand Avenue, Kansas City, Missouri, serves as
     Trustee of the Company's Employee Stock Ownership Plan and
     Trust.  The Trust is administered by the ESOT Administrative
     Committee of the Board of Directors of the Company, which Committee has the sole power to instruct the Trustee with respect to the investment of the shares owned by the Trust and with respect to the voting of 42,105 of the shares.
     Participants have the right to instruct the Trustee as to how to vote the remaining 60,474 shares to the extent such stock is allocated to each such participant. Under the terms of the Trust, if the Committee fails to instruct the Trustee as to how to vote the 42,105 shares, the Trustee shall vote such stock and if the Trustee abstains from voting the 42,105 shares, the Trustee is required to vote such stock in accordance with instructions received from each participant to the extent such stock is allocated to each such participant. To the extent voting instructions are requested from participants and are not received by the Trustee by a stated deadline, the Trustee shall vote such stock as the Committee shall instruct and if the Committee fails to instruct the Trustee as to how to vote such stock, the Trustee shall vote such stock in the manner deemed appropriate by the Trustee. As of December 31, 1995, the members of the Committee were Mr. Pangrac, Chairman, and Mr.
     Smith, both of whom are directors of the Company.

(9) Shares beneficially owned as of December 31, 1995, as reported in a Schedule 13-G dated February 14, 1996, filed with the Securities and Exchange Commission.

(10) Shares beneficially owned as of December 31, 1995, as reported in a Schedule 13G dated February 7, 1995 filed with the Securities and Exchange Commission. In the Schedule 13G, Boatmen's
     Bancshares, Inc. and Boatmen's Trust Company disclosed that they had sole voting power with respect to 25,725 shares and sole dispositive power with respect to 25 shares.

(11) Includes 292,800 shares which executive officers and directors have the present right to acquire upon conversion of Variable
     Interest Rate Convertible Subordinated Debentures due November
     8, 2022 owned by them, 15,000 shares which executive officers and directors have a present right to acquire under the 1987
     Employee Stock Benefit Plan, 2,500 shares held by a director as trustee for a family member, 266,000 shares held by Con-Lib
     Holding Company and 102,579 shares held by the Company's
     Employee Stock Ownership Plan and Trust.

Item 13 - Certain Relationships and Related Transactions.

     For a description of payments made by the Company to L. Chandler
Smith, a director of the Company, during fiscal year 1995, see "Pension and Compensation Committee Interlocks and Insider Participation".



                              SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 LATSHAW ENTERPRISES, INC.
                                      (Registrant)


                              By:/s/ David G. Carr
                                 David G. Carr
                                 Senior Vice-President, Chief
                                 Financial Officer and
                                 Secretary

                              Dated:  February 21, 1996




                               FORM 10-Q



                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended February 3, 1996

Commission file number  1-6072


                            LATSHAW ENTERPRISES, INC.
                              Name of Registrant




            Delaware                         44-0427150
      State of Incorporation            Employer's I.D. Number


                            2533 S. West Street
                            Wichita, Kansas 67217
                    Address of principal executive offices



                               (316) 942-7266
                        Registrant's telephone number



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                         YES   [X]        NO    [ ]

Common Stock, $2 Par Value -- 500,580 Shares Outstanding at 2-3-96






                                INDEX



                        LATSHAW ENTERPRISES, INC.




PART I.   FINANCIAL INFORMATION


Item 1.  Condensed Financial Statements (Unaudited).

         Consolidated Balance Sheets - February 3, 1996 and October 28, 1995.

         Consolidated Statements of Income - For the three months ended
         February 3, 1996 and January 28, 1995.

         Notes to Consolidated Financial Statements.

         Consolidated Statements of Cash Flows - For the three months ended
         February 3, 1996 and January 28, 1995.



Item 2.   Management's Discussion and Analysis of Financial
          Condition and Results of Operations



PART II.  OTHER INFORMATION


Item 1.  Legal Proceedings

Item 6.  Exhibits and Reports on Form 8-K.


SIGNATURES

PART I - FINANCIAL INFORMATION
ITEM 1.  Financial Statements
LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (In thousands)



                                             February 3,          October 28,
                                                1996                 1995


ASSETS
Current assets:
  Cash and cash equivalents                   $    584             $    319
  Marketable equity securities                     478                  450
  Accounts and notes receivable - net            8,518                6,787
  Inventories, at lower of cost (LIFO)
  or market                                      7,663                8,056
  Refundable income taxes                          116                  116
  Deferred income taxes                            691                  691
  Prepaid expenses                                 186                  399

Total Current Assets                            18,236               16,818

Property, plant and equipment at cost           19,766               19,182
  Less accumulated depreciation and
  amortization                                 (12,458)             (12,107)
                                                 7,308                7,075

Noncompete agreement - net                         509                  537

Other assets                                       244                  218
                                               $26,297              $24,648


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable                               $  4,603             $  3,470
  Accounts payable                               2,580                2,107
  Accrued expenses                               1,474                2,086
  Current portion of long-term debt                 53                   53
  Current portion of noncompete obligation         111                  111
  Income taxes payable                             164                    -

Total current liabilities                        8,985                7,827

Long-term debt, less current portion             2,761                2,774
Noncompete obligation, less current portion        333                  333
Pensions and deferred compensation               1,610                1,621
Postretirement benefit obligation                  275                  266
Deferred income taxes                              248                  238

Shareholders' equity
  Preferred stock, no par value:
    Authorized shares - 500,000, none issued         -                    -
  Common stock, $2 par value:
    Authorized shares - 1,500,000
    Issued shares - 1,002,162                    2,004                2,004
  Class C common stock, $2 par value:
    Authorized shares - 1,000,000 in 1992,
    none issued                                      -                    -
   Additional paid-in capital                    4,899                4,899
   Unrealized gains on available-
    for-sale securities                             40                   22
  Retained earnings                             15,452               14,965
                                                22,395               21,890
    Less cost of common stock held
     in treasury, 501,582 shares in
     1996 and 500,187 in 1995                  (10,310)             (10,301)

                                                12,085               11,589

                                              $ 26,297             $ 24,648

                      (This is an unaudited statement)

LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share data)
                                                    Three Months Ended
                                              February 3,         January 28,
                                                 1996                1995

Net sales                                     $ 12,018             $ 11,072
Cost of sales                                    9,290                8,561

Gross Profit                                     2,728                2,511

Selling, general and administrative expenses     1,798                1,634
Interest expense                                   149                  113
Other - net                                         10                   12

Income before income taxes                         771                  752

Income tax provision                               284                  279

Net income                                     $   487             $    473

Net income per common and
common equivalent share:

Primary                                        $   .94             $    .91

Fully Diluted                                  $   .52             $    .50


Common and common equivalent
shares outstanding:

Primary                                            518                  519

Fully diluted                                    1,018                1,019

                     (This is an unaudited statement)


Notes to Consolidated Financial Statements:

The condensed financial statements included herein have been prepared by the Company without audit, and in the opinion of management, reflect all the adjustments necessary to fairly present the Company's results of operations for the period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's latest annual report.

LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of dollars)

[CAPTION]

                                                    Three Months Ended
                                              February 3,         January 28,
                                                 1996                1995

Operating activities
 Net income                                    $   487              $   473
 Adjustments to reconcile net income to
 net cash provided by operating activities:
   Depreciation and amortization                   379                  285
   Deferred compensation                           (11)                  (2)
   Post retirement benefit obligation                9                    8
   Provision for loss on accounts receivable         7                    6
   Changes in operating assets and liabilities
    affecting cash and cash equivalents:
      Accounts and notes receivable             (1,738)              (1,676)
      Inventories                                  393                  148
      Prepaid expenses                             213                  153
      Accounts payable                             473                 (216)
      Accrued expenses                            (612)                (355)
      Income taxes payable                         164                  240

Net cash used in operating activites              (236)                (846)

Investing activities
   Purchases of property, plant and equipment     (584)                (344)
   Other                                           (26)                 (17)

Net cash used in investing activities             (610)                (361)

Financing activities
   Payments of notes payable                      (167)                 (58)
   Proceeds from issuance of notes payable       1,300                1,292
   Payments of long-term debt                      (13)                 (12)
   Purchase of treasury stock                       (9)                  (4)

Net cash provided by financing activities        1,111                1,218

Increase in cash and cash equivalents              265                   11

Cash and cash equivalents at beginning
 of period                                         319                  184

Cash and cash equivalents at end of period     $   584              $   195

                         (This is an unaudited statement)

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS.

     Net sales for the first quarter of 1996 increased 8.5 percent to $12,018,000 compared to $11,072,000 for the same period in 1995. Included in the sales numbers for 1996 are revenues of $532,000 which were attributable to Latshaw's acquisition and operation of the assets of I.H. Molding, Inc.
in Dallas, Texas. This acquisition was completed September 1, 1995. Excluding the I.H. Molding revenue, comparable year-to-year divisional sales increased
3.7 percent. Although the Company is experiencing sales increases, the rate of growth has been slowing. This appears to be a reflection of the trend in the general economy.

     Gross profit was 22.7 percent in the first quarter of 1996 compared to
22.7 percent for the same period in 1995. Slightly higher material costs were offset by operating efficiencies resulting from the higher sales volume. The Company has seen the price of certain components of raw material such as plastic resin and wire begin to plateau and in some cases decrease. Management does not know whether this trend will continue.

   Selling, general and administrative expenses increased $164,000 in the first quarter of 1996 when compared to the same period in 1995. As a percentage of sales these costs were 15.0 percent in 1996 versus 14.8 percent in 1995. The higher costs in 1996 were primarily the result of increased commissions and performance bonuses due to the higher sales volume.

     Interest expense was $149,000 for the first quarter of 1996 compared to $113,000 for the same period a year earlier. This increase was due to additional debt incurred to meet the working capital requirements of higher sales volume plus bank borrowings used to fund asset acquisitions.

     In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company adopted the provisions of the new standard for investments held as of or acquired after October 30, 1994. Under SFAS No. 115, marketable equity securities held by the Company are classified as available for sale. Available for sale securities are carried at fair market value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity.

     The effective income tax rate was 36.8 percent in the first quarter of 1996 compared to 37.1 percent in the first quarter of 1995.

     The Company had net income for the first quarter in 1996 of $487,000 or 94 cents per share (primary) and 52 cents per share (fully diluted). For the same period in 1995 the Company had a net profit of $473,000 or 91 cents per share (primary) and 50 cents per share (fully diluted).

     The computation of primary earnings per common and common equivalent share is based on the weighted average number of outstanding common shares and additional shares assuming the exercise of dilutive stock options. The computation of fully diluted earnings per share assumes conversion of the variable interest rate convertible debentures.

     In the first quarter of 1996, the Company used $236,000 in its operating activities and $584,000 for its investment in property, plant and equipment. These cash uses were funded by drawing on the available bank lines of credit. Growth in trade receivables was the primary reason for this cash requirement which resulted primarily from the effects of higher sales volume.

     As of February 3, 1996, the Company, through its subsidiary Wescon Products, had an unused line of credit for short-term bank borrowings of $1,600,000 remaining on the $6,000,000 available, providing for interest at prime. The Company, through its subsidiary Helton, Inc., also has outstanding borrowings of $75,000 at February 3, 1996 on a $350,000 bank line of credit. Management believes that the combination of funds available through its bank lines of credit along with the anticipated cash flow from operations will provide the capital resources necessary to meet the Company's working capital needs. Despite the Company's existing capital resources, opportunities may arise that Management believes would enhance the value of the Company that could require financing not currently provided for. There were no significant capital expenditure commitments outstanding at February 3, 1996.


PART II - OTHER INFORMATION
Item 1. - Legal Proceedings

     Except as set forth below, there are no material pending legal proceedings other than ordinary routine litigation incidental to the business, to which either the Company or its subsidiaries are a party or of which any of the property of such entities is the subject.

     On August 13, 1993 the Company received an inquiry from the United States Environmental Protection Agency ("EPA") concerning the disposal of hazardous substances at the Doepke-Holliday Super Fund Site (the "Site") in Johnson County, Kansas. In the letter, the EPA stated that it had information indicating that wastes from the Company were disposed of at the Site. The Company has no records of any such disposal of wastes at the Site. However, the Company no longer has access to most of the records of two divisions which it operated during the relevant time period and subsequently sold, a paint and chemical coatings division and a manufactured housing division.

     The Company has agreed to participate in the Holliday Remediation
Task Force (the Task Force), a group of potentially responsible parties for the Site. The Task Force currently has 40 active members and is negotiating participation by other potentially responsible parties. Parties who join the task force agree to participate at one of five specified levels of contribution based upon the Task Force's assessment of liability and to pay a portion of future response and remediation costs based upon their specified level of contribution. The Company will participate in the third contribution level and the Task Force's preliminary estimate of the amount of financial contribution which may be required from the Company at that level is $75,000 to $100,000. A consent decree between the Task Force and the EPA has been executed and filed with the United States District Court for the District of Kansas. Neither ultimate liabilty nor costs are ascertainable at this time. Based upon the information provided by the Task Force, the Company estimates the amount of the financial contribution by the Company, including legal and consulting costs associated with the contingency, that may be required will be $150,000.

     At October 29, 1994, the Company accrued a current liability of $150,000 relating to this contingency. The Company paid approximately $25,000 with respect to this matter during fiscal year 1995, and its accrued expenses at October 28, 1995 and February 3, 1996 includes a current liability of $125,000 relating to this contingency. The Company does not expect final closure of this matter during fiscal year 1996. As a result of this matter, the Company has requested copies of insurance policies that were in effect during the period the contamination allegedly took place. The Company plans to evalute the coverage that existed during this period and determine whether a claim should be filed with the carrier. The Company's ability to obtain contribution from the insurance carrier is not ascertainable at this time.

     In the event the Company ultimately pays certain costs as a potentially responsible party, it is the opinion of management, based upon currently available information, that any such costs or liability are not likely to materially vary from the amount accrued at October 28, 1995 and February 3, 1996.

Item 6. - Exhibits and Reports on Form 8-K

                  (a)      Exhibits

                           (11)  Primary and Fully Diluted Net Income
                                 per Common Share Computation

                           (27)  Financial Data Schedule

                  (b)      Reports on Form 8-K - None


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      LATSHAW ENTERPRISES, INC.
                                      Registrant

March 19, 1996                        /s/ Michael E. Bukaty
Date                                  Michael E. Bukaty
                                      President

March 19, 1996                        /s/ David G. Carr
Date                                  David G. Carr
                                      Sr. Vice President, CFO

                             EXHIBIT INDEX





Assigned
Exhibit Number         Description of Exhibit


(11)                   Primary and Fully Diluted
                       Net Income per Common Share
                       Computation

(27)                   Financial Data Schedule [Not attached]

                          EXHIBIT 11

                      Latshaw Enterprises, Inc.

                 Primary and Fully Diluted Net Income
                    per Common Share Computation

                                                    Three Months Ended
                                              February 3,         January 28,
                                                 1996                1995

Primary

Net income applicable
to common shareholders                        $    487             $    473

Weighted average number of common
 shares outstanding during the period              501                  497

Add - common equivalent shares (determined
 using the "treasury stock  method")
 representing shares issuable upon the
 exercise of stock options granted                  17                   22

Weighted average number of common and
 common equivalent shares outstanding              518                  519

Net income per share                           $   .94               $  .91

Fully Diluted

Net income                                     $   487                $ 473
Add - interest expense of convertible
 subordinated debentures                            39                   37

Net income applicable to common shareholders   $   526                $ 510

Weighted average number of common shares
 outstanding during the period                     501                  497

Add - common equivalent shares (determined
 using the "treasury stock method") representing
 shares issuable upon the exercise of stock
 options granted                                    17                   22

Add - dilutive convertible subordinated
 debentures                                        500                  500

Weighted average number of common and
 common equivalent shares outstanding            1,018                1,019

Net income per share                           $   .52              $   .50





                                 FORM 10-Q

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


             QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


For the quarterly period ended May 4, 1996

Commission file number  1-6072


                         LATSHAW ENTERPRISES, INC.
                            Name of Registrant


         Delaware                                        44-0427150
  State of Incorporation                           IRS Employer I.D. Number


                           2533 S. West Street
                           Wichita, Kansas 67217
                  Address of principal executive offices

                              (316) 942-7266
                       Registrant's telephone number


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

               Yes [ X ]            No [   ]

Common Stock, $2 Par Value-498,340 Shares Outstanding at 5-4-96

                                 INDEX
                        LATSHAW ENTERPRISES, INC.



Part I.  Financial Information

Item 1.  Condensed Financial Statements (Unaudited).

         Consolidated Balance Sheets - May 4, 1996 and October
         28, 1995.

         Consolidated Statements of Income - For the three months and six months ended May 4, 1996 and April 29, 1995.

         Notes to Consolidated Financial Statements.

         Consolidated Statements of Cash Flows - For the six months ended May 4, 1996 and April 29, 1995.

Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations


Part II.  Other Information

Item 1.   Legal Proceedings

Item 5.   Other Information

Item 6.   Exhibits and Reports on Form 8-K.



Signatures

PART I - FINANCIAL INFORMATION
ITEM 1.  Financial Statements
LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS  (In thousands)

                                          May 4,    October 28,
                                           1996       1995
Assets
Current assets:
     Cash and cash equivalents         $    574    $    319
     Marketable equity securities           522         450
     Accounts and notes receivable-net    7,351       6,787
     Inventories, at lower of cost
       (LIFO) or market                   7,044       8,056
     Refundable income taxes                116         116
     Deferred income taxes                  691         691
     Prepaid expenses                       168         399

Total current assets                     16,466      16,818

Property, plant and equipment at cost    20,109      19,182
      Less accumulated depreciation
        and amortization                (12,796)    (12,107)
                                          7,313       7,075
Noncompete agreement - net                  504         537
Other assets                                217         218

                                        $24,500     $24,648

Liabilities and Shareholders' Equity
Current liabilities:
      Notes payable                     $ 2,326     $ 3,470
      Accounts payable                    2,068       2,107
      Accrued expenses                    1,670       2,086
      Current portion of long-
        term debt                            53          53
      Current portion of non-
        compete obligation                  111         111
      Income taxes payable                  378           -

Total current liabilities                 6,606       7,827

Long-term debt, less current portion      2,748       2,774
Noncompete obligations, less current
  portion                                   333         333
Pensions and deferred compensation        1,598       1,621
Postretirement benefit obligation           285         266
Deferred income taxes                       238         238

Shareholders' equity
      Preferred stock, no par value:
          Authorized shares - 500,000,
            none issued                       -           -
      Common stock, $2 par value:
          Authorized shares - 1,500,000
          Issued shares - 1,002,162       2,004       2,004
      Class C common stock, $2 par
        value: Authorized shares -
        1,000,000 in 1992, none issued        -           -
      Additional paid-in capital          4,899       4,899
      Unrealized gains on marketable
        securities                           68          22
      Retained earnings                  16,046      14,965

                                         23,017      21,890

      Less cost of common stock
        held in treasury,
          503,822 shares in 1996
          and 500,187 in 1995           (10,325)    (10,301)
                                         12,692      11,589

                                        $24,500     $24,648

                   (This is an unaudited statement)

LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share data)


                             Three Months Ended    Six Months Ended
                             May 4,     April 29,  May 4,     April 29,
                              1996       1995       1996        1995

Net sales                    $11,367    $11,682    $23,385    $22,754
Cost of sales                  8,637      8,762     17,927     17,323

Gross Profit                   2,730      2,920      5,458      5,431

Selling, general and
  administrative expenses      1,581      1,566      3,379      3,200
Interest expense                 171        131        320        244
Other - net                       31         12         41         24

Income before income taxes       947      1,211      1,718      1,963

Income tax provision             353        450        637        729

Net income                   $   594    $   761     $1,081    $ 1,234

Net income per common and
  common equivalent share:

Primary                      $  1.16     $ 1.48     $ 2.10     $ 2.39

Fully Diluted                $   .62     $  .79     $ 1.14     $ 1.28

Common and common equivalent
  shares outstanding:

Primary                          513        515        515        517

Fully Diluted                  1,013      1,015      1,015      1,017

                   (This is an unaudited statement)

Notes to Consolidated Financial Statements:

The condensed financial statements included herein have been prepared by the Company without audit, and in the opinion of management, reflect all the adjustments necessary to fairly present the Company's results of operations for the period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's latest annual report.


Net Income Per Share

The computation of primary earnings per common and common equivalent share is based on the weighted average number of outstanding common shares and additional shares assuming the exercise of dilutive stock options. The computation of fully diluted earnings per share further assumes conversion of the variable interest rate convertible debentures.

LATSHAW ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of dollars)


                                                  Six Months Ended
                                                 May 4,     April 29,
                                                  1996         1995

Operating activities
      Net income                                   $1,081    $1,234
      Adjustments to reconcile net income to
        net cash provided by operating activities:
           Depreciation and amortization              722       573
           Deferred compensation                      (23)       (4)
           Postretirement benefit obligation           19        15
           Provision for loss on accounts
             receivable                                12         2
           Changes in operating assets and
             liabilities affecting cash and
             cash equivalents:
                Accounts and notes receivable        (576)   (1,447)
                Inventories                         1,012      (103)
                Prepaid expenses                      231       202
                Accounts payable                      (39)       59
                Accrued expenses                     (416)     (211)
                Income taxes                          352       145

Net cash provided by operating activities           2.375       465

Investing activities
     Purchases of property, plant and equipment     (927)      (685)
     Other                                             1         (7)

Net cash used in investing activities               (926)      (692)


Financing activities
     Payments of notes payable                    (2,520)    (1,045)
     Proceeds from the issuance of notes
       payable                                     1,376      1,374
     Payments of long-term debt                      (26)       (24)
     Purchase of treasury stock                      (24)        (7)

Net cash provided by (used in) financing
  activities                                      (1,194)       298

Increase in cash and cash equivalents                255         71

Cash and cash equivalents at beginning of period     319        184

Cash and cash equivalents at end of period         $ 574     $  255

                       (This is an unaudited statement)

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS

Sales revenue for the second quarter of 1996 was $11,367,000. This represents a 2.7 percent decrease when compared to the same quarter in 1995 when sales were $11,682,000. For the first six months of 1996, sales revenue was $23,385,000 or a 2.8 percent increase compared to 1995 revenues of $22,754,000. Included in the sales figures for the three and six months of 1996 are revenues of $457,000 and $989,000, respectively, which were attributable to Latshaw's acquisition and operation of the assets of I.H. Molding in Dallas, Texas. This acqui-sition was completed September 1, 1995. Excluding the I.H. Molding revenue, comparable year-to-year divisional sales decreased 6.6 percent and 1.6 percent for the three month and six month period, respectively. Slowing general economic conditions appear to be contributing to a weaker demand for the Company's products.

Gross profit in the second quarter of 1996 was 24.0 percent versus 25.0 percent in the second quarter of 1995. A shift in the sales mix to products with lower profit margins combined with competitive pressure were the primary cause for the declines in 1996.

Selling, general and administrative expenses increased $15,000 in the second quarter and $179,000 for the six months of 1996. As a percent of sales for the six month period, these costs amounted to 14.4 percent in 1996 compared to 14.1 percent in 1995. The higher costs in 1996 were mainly the result of acquisition expenses associated with the purchase of I.H. Molding.

Interest expense was $171,000 for the second quarter of 1996 compared to $131,000 for the same period a year earlier. For the six months in 1996, interest expense was $320,000 versus $244,000 in 1995. The higher costs in 1996 were primarily due to additional debt incurred to meet working capital needs plus bank borrowings used to fund the purchase of the I.H. Molding assets in September of 1995.

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company adopted the provisions of the new standard for investments held as of or acquired after October 30, 1994. Under SFAS No. 115, marketable equity securities held by the Company are classified as available for sale. Available for sale securities are carried at fair market value, with the unrealized gains and losses, net of tax, reported as a separate component of share-holders' equity.

The effective income tax rate was 37.1 percent for the first six months of both 1996 and 1995.

The Company had net income for the second quarter of 1996 of $594,000 or $1.16 per share (primary) and $.62 per share (fully diluted) compared to a net profit of $1.48 per share (primary) and $.79 per share (fully diluted) on net income of $761,000 for the second quarter of 1995. For the six months of 1996, there was a per share net profit of $2.10 (primary) and $1.14 (fully diluted) on total net profit of $1,081,000. This compares to a $2.39 per share profit (primary) and $1.28 per share (fully diluted) on total net profit of $1,234,000 for the same period in 1995.

The computation of primary earnings per common and common equivalent share is based on the weighted average number of outstanding common shares and additional shares assuming the exercise of dilutive stock options. The computation of fully diluted earnings per share further assumes conversion of the variable interest rate convertible debentures.

For the six months of 1996 and 1995, the Company had net cash balances provided from operations of $2,375,000 and $465,000, respectively. These funds were used to pay down existing bank lines of credit and/or for the purchase of property and equipment.

As of May 4, 1996, the Company, through its subsidiary, Wescon Products Company, had an unused line of credit for short-term bank borrowing of $4,800,000 remaining on the $7,000,000 available, providing for interest at prime.  The Company, through its subsidiary, Helton, Inc., had an unused bank line of credit at May 4, 1996 of $350,000. Management believes that the combination of funds available through its bank lines of credit along with the anticipated cash flow from operations will provide the capital resources necessary to meet the Company's working capital needs.* Despite the Company's existing capital resources, opportunities may arise that Management believes would increase the value of the Company that could
require financing not currently provided for.   There were no significant
capital expenditure commitments outstanding at May 4, 1996 that have not been previously disclosed.

*This statement is a forward-looking statement, which is subject to certain risks and uncertainties. See PART II, Item 5, "Forward-Looking Statements."


PART II - OTHER INFORMATION

Item 1.  Legal Proceedings

Except as set forth below, there are no material pending legal proceedings other than ordinary routine litigation incidental to the business, to which either the Company or its subsidiaries are a party or of which any of the property of such entities is the subject.

On August 13, 1993 the Company received an inquiry from the United Stated Environmental Protection Agency ("EPA") concerning the disposal of hazardous substances at the Doepke-Holliday Super Fund Site (the "Site") in Johnson County, Kansas. In the letter, the EPA stated that it had information indicating that wastes from the Company were disposed of at the Site. The Company has no records of any such disposal of wastes at the Site. However, the Company no longer has access to most of the records of two divisions which it operated during the relevant time period and subsequently sold, a paint and chemical coatings division and a manufactured housing division.

The Company has agreed to participate in the Holliday Remediation Task Force (the "Task Force"), a group of potentially responsible parties for the Site. The Task Force currently has 40 active members and is negotiating partici-pation by other potentially responsible parties. Parties who join the Task Force agree to participate at one of five specified levels of contribution based upon the Task Force's assessment of liability and to pay a portion of future response and remediation costs based upon their specified level of contribution. The Company will participate in the third contribution level and the Task Force's preliminary estimate of the amount of financial contri-bution which may be required from the Company at that level is $75,000 to $100,000. A consent decree between the Task Force and the EPA has been executed and filed with the United States District Court for the District of Kansas. Neither ultimate liability nor costs are ascertainable at this time. Based upon the information provided by the Task Force, the Company estimates the amount of the financial contribution by the Company, including legal and consulting costs associated with the contingency, that may be required will be $150,000.*

At October 29, 1994, the Company accrued a current liability of $150,000 relating to this contingency. The Company paid approximately $25,000 with respect to this matter during fiscal year 1995, and its accruede expenses at October 28, 1995 and May 4, 1996 includes a current liability of $125,000 relating to this contingency. The Company does not expect final closure of this matter during fiscal year 1996. As a result of this matter, the Company has requested copies of insurance policies that were in effect during the period the contamination allegedly took place. The Company plans to evaluate the coverage that existed during this period and determine whether a claim should be filed with the carrier. The Company's ability to obtain contribution from the insurance carrier is not ascertainable at this time.

In the event the Company ultimately pays certain costs as a potentially responsible party, it is the opinion of management, based upon currently available information, that any such costs or liability are not likely to materially vary from the amount accrued at October 28, 1995 and May 4, 1996.*

*This statement is a forward-looking statement, which is subject to certain risks and uncertainties. See PART II, Item 5, "Forward-Looking Statements."

Item 5.  Other Information

Forward-Looking Statements

Certain statements contained in this Quarterly Report on Form 10-Q which are not statements of historical fact constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the statements specifically identified as forward-looking statements in this Form 10-Q. In addition, certain statements in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases, and in oral statements made by or with the approval of an authorized executive officer of the Company which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of the Company or its management or Board of Directors, including plans or objectives relating to the products or services of the Company, (iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii).

Forward-looking statements made by or on behalf of the Company involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Some important factors that could cause the actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to: changes in general economic conditions; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; weather conditions; adverse litigation results; failure to achieve cost-saving goals; changes in raw material prices or availability; loss of one or more significant customers; inflation; and changes in environmental regulation. Other factors not identified herein could also have such an effect.

With respect to the forward-looking statement specifically identified in
PART I, Item 2 of this Form 10-Q regarding the adequacy of the Company's capital resources, such statement is subject to several risks and uncertainties including, without limitation: the future economic performance of the Company (which is dependent in part upon the factors described above); the ability of the Company's subsidiary, Wescon Products Company, to renew its $7,000,000 line of credit, which expires in February, 1997, for the same amount and upon substantially the same terms; future acquisitions of other businesses not currently anticipated by management of the Company; and other material expenditures not currently anticipated by management.

The forward-looking statements specifically identified in PART II, Item 1 of this Form 10-Q, which relates to the Company's expected costs and liability in connection with the environmental matter described therein, is subject to a number of risks and uncertainties, including, without limitation: the actual costs of the clean-up may exceed those currently projected; the Site may contain undiscovered conditions requiring further remediation costs; the entities engaged by the Task Force to effect the clean-up may fail to correctly remediate the Site; the EPA may reopen its claims against all responsible parties, including the Company, as permitted under the Consent Decree; and a third party may make claims against the Company related to the Site. The occurrence of any of the foregoing may cause the Company to incur additional liability or costs.

Item 6.  Exhibits and Reports on Form 8-K

       (a)     Exhibits

               (11)  Primary and Fully Diluted Net Income
                     per Common Share Computation

               (27)  Financial Data Schedule

       (b)     Reports on Form 8-K - None

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      LATSHAW ENTERPRISES, INC.

                                      /s/Michael E. Bukaty
                                      Michael E. Bukaty
                                      President



                                      /s/David G. Carr
                                      David G. Carr
                                      Sr. Vice President, C.F.O.




June 17, 1996

                            EXHIBIT INDEX


     Assigned
     Exhibit Number         Description of Exhibit

     (11)                   Primary and Fully Diluted Net Income
                            per Common Share Computation

     (27)                   Financial Data Schedule [Not attached]

                             EXHIBIT 11
                        Latshaw Enterprises, Inc.

                    Primary and Fully Diluted Net Income
                       per Common Share Computation

                            Three Months Ended          Six Months Ended
                          May 4,       April 29,       May 4,    April 29,
                           1996           1995          1996         1995
                              (In thousands except per share data)
Primary
Net income applicable to
  common shareholders      $594           $761         $1,081        $1,234

Weighted average number
  of common shares
  outstanding during
  the period                499            497            500          497

Add - common equivalent
  shares (determined using
  the "treasury stock
  method") representing
  shares issuable upon the
  exercise of stock
  options granted            14             18            15           20

Weighted average number
  of common and common
  equivalent shares
  outstanding               513            515           515          517

Net income per share      $1.16         $ 1.48        $ 2.10       $ 2.39

Fully Diluted
Net income                $ 594         $  761        $1,081       $1,234

Add - interest expense
  of convertible
  subordinated debentures    37             37            76           72

Net income applicable to
common shareholders        $631         $  798        $1,157       $1,306

Weighted average number
  of common shares
  outstanding during
  the period                499            497           500          497

Add - common equivalent
  shares (determined using
  the "treasury stock
  method") representing
  shares issuable upon the
  exercise of stock options
  granted                    14             18           15           20

Add - dilutive convertible
  subordinated debentures   500            500          500          500

Weighted average number of
  common and common
  equivalent shares
  outstanding             1,013          1,015        1,015        1,017

Net income per share      $ .62         $  .79        $1.14        $1.28